PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-260281

VICARIOUS SURGICAL INC.

Up to 124,141,216 Shares of Class A Common Stock
Up to 19,789,860 Shares of Class B Common Stock
Up to 10,400,000 Warrants

This prospectus relates to the resale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of up to (i) 10,400,000 Private Placement Warrants (as defined below), (ii) 10,400,000 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, (iii) 8,625,000 shares of Class A common stock held by our predecessor company’s sponsor, D8 Sponsor LLC (the “Sponsor”) and certain of its transferees (the “D8 Founder Shares”), (iv) 14,200,000 shares of Class A common stock issued in the PIPE Financing (as defined below), (v) 53,876,365 shares of Class A common stock issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Vicarious (as defined below) pursuant to the Business Combination Agreement (as defined below), (vi) 19,789,860 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”) issued pursuant to the Business Combination Agreement, and (vii) 19,789,860 shares of Class A common stock that may be issued upon the conversion of 19,789,860 shares of Class B common stock.

This prospectus also relates to the issuance by us of up to an aggregate of 27,649,991 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), which consists of (i) (a) up to 1,500,000 shares of Class A common stock that are issuable upon the exercise of private placement warrants originally issued upon conversion of working capital loans made by our predecessor company, D8 Holdings Corp., a Delaware corporation (“D8”), at an exercise price of $11.50 per share of Class A common stock and (b) up to 8,900,000 shares of Class A common stock that are issuable upon the exercise of private placement warrants originally issued in a private placement in connection with the initial public offering of our predecessor company, D8, at an exercise price of $11.50 per share of Class A common stock (collectively, the “Private Placement Warrants”), and (ii) up to 17,249,991 shares of Class A common stock that are issuable upon the exercise of 17,249,991 warrants issued in connection with the initial public offering of D8 (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”).

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A common stock, shares of Class B common stock or Private Placement Warrants by the Selling Securityholders or of shares of Class A common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants.

However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and Public Warrants are listed on the NYSE under the symbols “RBOT” and “RBOT WS,” respectively. On October 14, 2021, the closing price of our Class A common stock was $11.57 and the closing price for our Public Warrants was $1.76.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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CERTAIN DEFINED TERMS

In this document:

“Amended and Restated Registration Rights Agreement” means the Amended and Registration Rights Agreement, dated as of September 17, 2021, by and among Vicarious Surgical, the Initial Stockholders (including D8 Sponsor LLC), and certain holders of Legacy Vicarious stockholders.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the merger of Merger Sub with and into Legacy Vicarious (the “Merger”), pursuant to which (i) Legacy Vicarious survived the Merger as a wholly owned subsidiary of D8, (ii) Legacy Vicarious stockholders received shares of the Company’s Class A common stock equal to the amount of shares of Legacy Vicarious capital stock owned by such stockholder multiplied by 3.29831 for each share in such class of Legacy Vicarious capital stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (iii) the Legacy Vicarious Founders received shares of the Company’s Class B common stock equal to the amount of shares of Legacy Vicarious Class A common stock owned by such Legacy Vicarious Founder multiplied by 3.29831 for each share in such class of Legacy Vicarious Class A common stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (iv) each option to purchase shares of Legacy Vicarious common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Vicarious common stock subject to such option immediately prior to the Effective Time multiplied by 3.29831, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 3.29831 and rounded up to the nearest whole cent; and (v) each warrant to purchase shares of Legacy Vicarious Class B common stock that was issued and outstanding prior to the Effective Time was assumed and converted into a warrant exercisable for shares of the Company’s Class A common stock.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of April 15, 2021, by and among D8, Merger Sub, Legacy Vicarious, and Adam Sachs, in his capacity as the stockholder representative.

“Bylaws” means the amended and restated bylaws of Vicarious Surgical Inc.

“Charter” means the certificate of incorporation of Vicarious Surgical Inc.

“Closing” means the closing of the Business Combination.

“Closing Date” means the closing date of the Business Combination, which occurred on September 17, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“D8” means D8 Holdings Corp., a Delaware corporation (which, after the Closing is known as Vicarious Surgical Inc.).

“D8 Class A ordinary shares” means the shares of Class A ordinary shares, par value $0.0001 per share, of D8.

“D8 Class B ordinary shares” means the shares of Class B ordinary shares, par value $0.0001 per share, of D8.

“D8 Founder Shares” means the aggregate of 8,625,000 shares of D8 Class B ordinary shares held by the Sponsor, Michael Kives, Fred Langhammer, Terry Lundgren, and Robert Kirby prior to the Closing.

“D8 ordinary shares” means, collectively, the D8 Class A ordinary shares and D8 Class B ordinary shares.

“D8 Parties” means, together, D8 and Merger Sub.

“D8 Units” means the units of D8, each consisting of one share of D8 Class A ordinary shares and one-half (1/2) of one Public Warrant of D8.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Nomination Agreement” means the Director Nomination Agreement, dated as of September 17, 2021, between Vicarious Surgical and the Sponsor, which provides the Sponsor with certain rights to nominate members to the Vicarious Surgical Board, subject to the conditions set forth therein.

“Domestication” means the continuation of D8 by way of domestication of D8 into a Delaware corporation, changing its name to “Vicarious Surgical Inc.”

“Effective Time” means, with respect to the Merger, the time on the Closing Date at which the Merger became effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FASB” means the Financial Accounting Standards Board.

“GAAP” means United States generally accepted accounting principles.

“initial public offering” means D8’s initial public offering, consummated on July 17, 2020, through the sale of an aggregate of 30,000,000 D8 Units at $10.00 per unit.

“Initial Stockholders” means the Sponsor and D8’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Legacy Vicarious” means Vicarious Surgical US Inc., a Delaware corporation (formerly known as Vicarious Surgical Inc. and Vicarious Surgical Operating Co.)

“Legacy Vicarious Board” means the board of directors of Legacy Vicarious.

“Legacy Vicarious capital stock” means the shares of Legacy Vicarious capital stock outstanding prior to the Business Combination, comprised of the Legacy Vicarious common stock, the Legacy Vicarious Series A preferred stock, the Legacy Vicarious Series A1 preferred stock, the Legacy Vicarious Series A2 preferred stock, the Legacy Vicarious Series A3 preferred stock, and each other class or series of capital stock of Legacy Vicarious.

“Legacy Vicarious Class A common stock” means the Class A common stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious Class B common stock” means the Class B common stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious common stock” means, collectively, all shares of the Legacy Vicarious Class A common stock and Legacy Vicarious Class B common stock.

“Legacy Vicarious Founders” means Adam Sachs, Barry Greene and Sammy Khalifa.

“Legacy Vicarious Holders” means the Legacy Vicarious stockholders who were parties and signatories to the Amended and Restated Registration Rights Agreement.

“Legacy Vicarious option” means each option to purchase shares of Legacy Vicarious common stock granted to a Legacy Vicarious employee, director or consultant.

“Legacy Vicarious Series A preferred stock” means the Series A preferred stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious Series A1 preferred stock” means the Series A1 preferred stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious Series A2 preferred stock” means the Series A2 preferred stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious Series A3 preferred stock” means the Series A3 preferred stock, par value $0.0001 per share, of Legacy Vicarious.

“Legacy Vicarious stockholder” means each holder of Legacy Vicarious capital stock as of any determination time prior to the Effective Time.

“Merger” means the merger of Merger Sub with and into Legacy Vicarious.

“Merger Sub” means Snowball Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of D8.

“NYSE” means The New York Stock Exchange.

“PIPE Financing” means the issuance of an aggregate of 14,200,000 shares of Class A common stock pursuant to the Subscription Agreements to the PIPE Investors immediately prior to the Closing, at a purchase price of $10.00 per share.

“PIPE Investors” means the certain qualified institutional buyers and accredited investors who are party to the Subscription Agreements.

“Private Placement Warrants” means the 8,900,000 warrants issued to the Sponsor concurrently with D8’s initial public offering and 1,500,000 private placement warrants issued upon conversion of working capital loans made to D8, each warrant exercisable for one share of Vicarious Surgical Class A common stock.

“Public Shares” means shares of D8 Class A ordinary shares included in the D8 Units issued in D8’s initial public offering.

“Public Warrants” means the warrants included in the D8 Units issued in D8’s initial public offering, each of which is exercisable for one share of Class A common stock, in accordance with its terms.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Securityholders” means the selling securityholders covered by this prospectus.

“Sponsor” means D8 Sponsor LLC, a Cayman Islands limited liability company.

“Sponsor Group Holders” means the Sponsor and the Initial Stockholders who were parties and signatories to the Amended and Restated Registration Rights Agreement.

“Subscription Agreements” means the Subscription Agreements, dated as of April 15, 2021 and September 9, 2021, by and between D8 and the PIPE Investors, pursuant to which D8 issued an aggregate of 14,200,000 shares of Class A common stock to the PIPE Investors immediately prior to the Closing at a purchase price of $10.00 per share for aggregate gross proceeds of $142,000,000.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the Trust Account of D8 that held the proceeds from D8’s initial public offering and the private placement of the Private Placement Warrants.

“Trustee” means Continental Stock Transfer & Trust Company.

“Vicarious Surgical” or “Company” means Vicarious Surgical Inc., a Delaware corporation (which, prior to consummation of the Business Combination, was known as D8 Holdings Corp. (“D8” herein)) and, where applicable, its direct and indirect wholly-owned subsidiaries.

“Vicarious Surgical Board” means the board of directors of Vicarious Surgical.

“Vicarious Surgical Class A common stock” or “Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Vicarious Surgical, which shares have the same economic terms as the shares of Vicarious Surgical Class B common stock, but are only entitled to one (1) vote per share.

“Vicarious Surgical Class B common stock” or “Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Vicarious Surgical, which shares have the same economic terms as the shares of Vicarious Surgical Class A common stock, but are entitled to twenty (20) votes per share.

“Vicarious Surgical common stock” or “common stock” means, collectively, the Vicarious Surgical Class A common stock and the Vicarious Surgical Class B common stock.

“Vicarious Surgical Equity Incentive Plan” means the Vicarious Surgical Inc. 2021 Equity Incentive Plan.

“Warrants” means the Private Placement Warrants and Public Warrants.

“Warrant Agreement” means the Warrant Agreement, dated as of July 14, 2020, between D8 and the Transfer Agent, which governs the outstanding Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Vicarious Surgical. These statements are based on the beliefs and assumptions of the management of Vicarious Surgical. Although Vicarious Surgical believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Vicarious Surgical cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

•        the ability to maintain the listing of our Class A common stock on the NYSE;

•        the success, cost and timing of our product and service development activities;

•        the commercialization and adoption of our initial products and the success of the Vicarious System and any of our future product and service offerings;

•        the potential attributes and benefits of the Vicarious System and any of our other product and service offerings once commercialized;

•        our ability to obtain and maintain regulatory approval for the Vicarious System and our product and service offerings, and any related restrictions and limitations of any approved product or service offering;

•        our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

•        our ability to identify, in-license or acquire additional technology;

•        our ability to maintain our existing license agreements and manufacturing arrangements;

•        our ability to compete with other companies currently marketing or engaged in the development of products and services for ventral hernia repair and additional surgical applications, many of which have greater financial and marketing resources than us;

•        the size and growth potential of the markets for the Vicarious System and any of our future product and service offerings, and the ability of each to serve those markets once commercialized, either alone or in partnership with others;

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•        our ability to raise financing in the future;

•        our financial performance;

•        our intellectual property rights and how failure to protect or enforce these rights could harm our business, results of operations and financial condition

•        economic downturns and political and market conditions beyond our control and their potential to adversely affect our business, financial condition and results of operations;

•        the anticipated continued impact of the COVID-19 pandemic on our business; and

•        other factors detailed under the section titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

The Company

We are combining advanced miniaturized robotics, computer science and 3D visualization to build an intelligent and affordable, single-incision surgical robot, called the Vicarious System, that virtually transports surgeons inside the patient to perform minimally invasive surgery, or MIS. With our disruptive next-generation robotics technology, we are seeking to increase the efficiency of surgical procedures, improve patient outcomes and reduce healthcare costs. We believe that the Vicarious System is the only surgical robotic system to receive a “Breakthrough Device” designation from the U.S. Food and Drug Administration, or the FDA, for ventral hernia procedures. A Breakthrough Device designation offers multiple benefits designed to accelerate the timeline to market for novel medical devices, including priority review of the pre-market submission for the device, and an established pathway to Centers for Medicare & Medicaid Services, or CMS, reimbursement and coverage. However, the process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved. Led by a visionary team of engineers from the Massachusetts Institute of Technology, or MIT, we intend to deliver the next generation in robotic-assisted surgery, designed to solve the shortcomings of open surgery, and current laparoscopic and robot-assisted MIS. We have developed multiple prototypes and intend to request a pre-submission meeting with the FDA by the end of 2021 and to file a 510(k) application for the Vicarious System for ventral hernia procedures by the end of 2023, and other indications thereafter.

Background and Business Combination

On September 17, 2021 (the “Closing Date”), D8 Holdings Corp., a Delaware corporation that was previously a Cayman Islands exempted company that migrated to and domesticated as described below (“D8” and after the Business Combination described herein, the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Business Combination Agreement”), by and among D8, Snowball Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Vicarious Surgical Inc., a Delaware corporation (“Legacy Vicarious”) and Adam Sachs, in his capacity as the stockholder representative.

Prior to the Closing Date, on September 16, 2021, as contemplated by the Business Combination Agreement, D8 filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which D8 was domesticated and continues as a Delaware corporation, changing its name to “Vicarious Surgical Inc.” (the “Domestication”). As a result of and upon the effective time of the Domestication, (a) each D8 Unit then issued and outstanding as of immediately prior to the Domestication automatically separated into the underlying D8 Class A ordinary share and one-half of a D8 Public Warrant, (b) each D8 Class A ordinary share issued and outstanding immediately prior to the Domestication remained outstanding and automatically converted into one share of Class A common stock, (c) each D8 Class B ordinary share, par value $0.0001 per share, of D8 issued and outstanding immediately prior to the Domestication automatically converted into one share of D8 Class A ordinary share, and (d) each D8 Public Warrant automatically converted into a Public Warrant on the same terms as the D8 Public Warrants. No fractional Public Warrants were issued upon separation of the D8 Units.

On September 17, 2021, concurrently with the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (such completion, the “Closing”), D8 changed its name to “Vicarious Surgical Inc.” (“Vicarious Surgical”) and Legacy Vicarious changed its name to “Vicarious Surgical Operating Co.” On October 6, 2021, Legacy Vicarious changed its name from “Vicarious Surgical Operating Co.” to “Vicarious Surgical US Inc.”

As a consequence of the Business Combination, each D8 Class B ordinary share or that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one basis, into a share of Class A common stock. The Business Combination had no effect on the Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding, except for the shares redeemed in connection with the Business Combination.

In connection with the Closing of the Business Combination, (i) Legacy Vicarious stockholders received shares of Vicarious Surgical Class A common stock equal to the amount of shares of Legacy Vicarious capital stock owned by such stockholder multiplied by 3.29831 for each share in such class of Legacy Vicarious capital stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (ii) the Legacy Vicarious Founders received shares of Vicarious Surgical Class B common stock equal to the amount of shares of Legacy Vicarious Class A common stock owned by such Legacy Vicarious Founder multiplied by 3.29831 for each share in such class of Legacy Vicarious Class A common stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Vicarious common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by D8 and became an option (vested or unvested, as applicable) to purchase a number of shares of Vicarious Surgical Class A common stock equal to the number of shares of Legacy Vicarious common stock subject to such option immediately prior to the Effective Time multiplied by 3.29831, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 3.29831 and rounded up to the nearest whole cent; and (iv) each warrant to purchase shares of Legacy Vicarious Class B common stock that was issued and outstanding prior to the Effective Time was assumed and converted into a warrant exercisable for shares of Vicarious Surgical Class A common stock.

In addition, concurrently with the execution of the Business Combination Agreement, on April 15, 2021 and September 9, 2021, D8 entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 14,200,000 shares of Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”).

Stock Exchange Listing

Our Class A common stock and Public Warrants are listed for trading on the NYSE under the symbols “RBOT” and “RBOT WS”, respectively.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related Vicarious Surgical’s business and industry are summarized below.

References in the summary below to “we”, “us”, “our” and the “Company” refer to Vicarious Surgical and its subsidiaries.

•        We have a limited operating history on which to assess the prospects for our business, we have not generated any revenue from sales of our products, and have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we develop and commercializes our products and applications.

•        We may need to raise additional funding to develop and commercialize the Vicarious System and to expand our research and development efforts. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product commercialization or development efforts or other operations.

•        We are a development stage company with a limited history of operations and no products with marketing authorization in any jurisdiction, and we cannot assure you that we will ever have a commercialized product.

•        Our success depends upon market acceptance of our products, our ability to develop and commercialize our products and additional applications and generate revenues, and our ability to identify new markets for our technology.

•        We are highly dependent upon the continued contributions of our key personnel. The loss of their services could harm our business, and if we are unable to attract, recruit, train, retain, motivate and integrate key personnel, we may not achieve our goals.

•        We have no experience in marketing and selling our products and if we are unable to successfully commercialize our products, our business and operating results will be adversely affected.

•        We expect to generate an increasing portion of our revenue internationally in the future and may become subject to various additional risks relating to our international activities, which could adversely affect our business, operating results and financial condition.

•        We rely on limited or sole suppliers for some of the materials and components used in our products, and we may not be able to find replacements or immediately transition to alternative suppliers, which could have a material adverse effect on our business, financial condition, results of operations and reputation.

•        If we do not successfully develop, optimize and operate our sales and distribution channels or we do not effectively expand and update infrastructure, our operating results and customer experience may be negatively impacted.

•        If we are unable to establish and maintain adequate sales and marketing capabilities or enter into and maintain arrangements with third parties to sell and market our products, our business may be harmed.

•        The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

•        We have identified a material weakness in our internal control over financial reporting. If we are unable to successfully remediate this material weakness in our internal control over financial reporting, we could have an adverse effect on the company.

•        We are subject to extensive government regulation, which could restrict the development, marketing, sale and distribution of our products and technologies and could cause us to incur significant costs.

•        There is no guarantee that the FDA will grant marketing authorization for our current products or any of our future products and technologies, and failure to obtain necessary marketing authorization for our current products and our future products and technologies would adversely affect our ability to grow our business.

•        If we are unable to protect our intellectual property, our ability to maintain any technological or competitive advantage over our competitors and potential competitors would be adversely impacted, and our business may be harmed.

•        We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products and technologies, and we cannot provide any assurances that we would be able to obtain such licenses.

•        We and our partners may be sued for infringing the intellectual property rights of third parties. If that happens, such litigation would be costly and time consuming, and an unfavorable outcome in any such litigation could have a material adverse effect on our business.

•        In addition to IP litigation risks (referenced above), we face the risk of product liability claims and may be subject to damages, fines, penalties and injunctions, among other things.

Corporate Information

D8 was incorporated in the Cayman Islands on May 6, 2020. It was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Legacy Vicarious was incorporated under the laws of the State of Delaware on May 1, 2014.

On September 16, 2021, D8 was incorporated as a Delaware corporation in connection with the Domestication. On September 17, 2021, D8 and Legacy Vicarious completed the Business Combination, pursuant to which each holder of Legacy Vicarious common stock, preferred stock, options or warrants received shares of Vicarious Surgical’s common stock, options or warrants. As a result, Legacy Vicarious became a wholly owned subsidiary of D8, D8’s corporate name was changed to “Vicarious Surgical Inc.” and the business of Legacy Vicarious became the business of the Company.

Our principal executive offices are located at 78 Fourth Avenue, Waltham, Massachusetts 02451, and our telephone number is (617) 868-1700.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Vicarious Surgical’s financial statements with those of another public company that is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of D8’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates is $700 million or more as of the end of that fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING

Issuer	Vicarious Surgical Inc.
Issuance of Class A common stock
Shares of our Class A common stock to be issued upon exercise of all Private Placement Warrants and Public Warrants	27,649,991 shares
Shares of our common stock outstanding prior to exercise of all Warrants	118,622,312 shares(1)
Use of proceeds

We will receive up to an aggregate of approximately $318.0 million from the exercise of all 27,649,991 Warrants, assuming the exercise in full of such Warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A common stock, Class B common stock and Warrants

Shares of Class A common stock offered by the Selling Securityholders (representing the D8 Founder Shares, shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, shares issued in the PIPE Financing, and shares issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Vicarious pursuant to the Business Combination Agreement, including shares that may be issued upon the conversion of shares of Class B common stock)

106,891,225 shares
Shares of Class B common stock offered by the Selling Securityholders	19,789,860 shares
Warrants offered by the Selling Securityholders (representing the Private Placement Warrants)	10,400,000 Private Placement Warrants
Exercise price	$11.50 per share, subject to adjustment as described herein
Redemption	The Warrants are redeemable in certain circumstances. See “Description of Our Securities — Warrants” for further discussion.

____________

(1)      Represents the number of shares of Class A common stock and Class B common stock outstanding as of September 17, 2021. Includes (i) 98,832,452 shares of Class A common stock and (ii) 19,789,860 shares of Class A common stock issuable upon conversion of outstanding Class B common stock. The number of issued and outstanding shares of Class A common stock does not include the shares of Class A common stock reserved for issuance under the Vicarious Surgical Equity Incentive Plan.

Use of proceeds

We will not receive any proceeds from the sale of the Class A common stock, Class B common stock and Warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such options to the extent such options are exercised for cash. With respect to shares of Class A common stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash.

Lock-up agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Description of Our Securities — Lock-Up Restrictions” for further discussion.

Ticker symbols	“RBOT” and “RBOT WS” for the Class A common stock and Public Warrants, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our” and the “Company” refer to Vicarious Surgical Inc. and its subsidiaries following the Business Combination, or to Legacy Vicarious or D8 prior to the Business Combination, as the case may be.

Risks Related to Our Financial Condition and Capital Requirements

We have a limited operating history on which to assess the prospects for our business, we have not generated any revenue from sales of the Vicarious System, and have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we develop and commercializes the Vicarious System for ventral hernia repair and future indications.

Since inception, we have devoted substantially all of our financial resources to developing our surgical robot. We have financed our operations primarily through the issuance of equity securities. We have not generated revenue from the sale of the Vicarious System to date and have incurred significant losses. The amount of our future net losses will depend, in part, on future sales and on-going development of the Vicarious System, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. We expect to continue to incur significant losses for at least the next several years as we commercialize the Vicarious System for ventral hernia repair and seeks to develop and commercialize new surgical applications for the Vicarious System, such as gynecological, urological or other general surgical applications. We anticipate that our expenses will increase substantially if and as we:

•        continue to build our sales, marketing and distribution infrastructure to commercialize our Vicarious System for ventral hernia repair;

•        continue to develop the Vicarious System;

•        seek to identify, assess, acquire, license and/or develop other products and technologies or components thereof and subsequent generations of our current products and technologies;

•        seek to maintain, protect and expand our intellectual property portfolio;

•        seek to attract and retain skilled personnel; and

•        support our operations as a public company.

Our ability to generate future revenue from the Vicarious System sales depends heavily on our success in many areas, including but not limited to:

•        launching and commercializing current and future uses for the Vicarious System, either directly or in conjunction with one or more collaborators or distributors;

•        obtaining and maintaining regulatory authorization with respect to each application for the Vicarious System and maintaining regulatory compliance throughout relevant jurisdictions;

•        maintaining clinical and economical value for end-users and customers in changing environments;

•        addressing any competing technological and market developments;

•        negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

•        establishing and maintaining distribution relationships with third-parties that can provide adequate (in amount and quality) infrastructure to support market demand for the Vicarious System; and

•        maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how.

We have incurred significant losses since inception. As such, you cannot rely upon our historical operating performance to make an investment or voting decision regarding the Company.

Since inception, we have engaged in research and development activities. We have financed our operations primarily through the issuance of equity securities, and have incurred net losses of $12.9 million and $9.3 million in the years ended December 31, 2020 and 2019, respectively. Our accumulated deficit as of December 31, 2020 was $31.6 million. We do not know whether or when we will become profitable. Our ability to generate revenue and achieve profitability depends upon our ability to accelerate the commercialization of the Vicarious System in line with the demand from new partnerships and our aggressive business strategy. We may be unable to achieve any or all of these goals.

We may need to raise additional funding to develop and commercialize the Vicarious System and to expand our research and development efforts. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product commercialization or development efforts or other operations.

Our operations have consumed substantial amounts of cash since inception. We expect to expend substantial additional amounts to commercialize the Vicarious System for ventral hernia repair and to develop new surgical applications for the Vicarious System. We expect to use the funds received in connection with the Business Combination to scale our operations, develop and commercialize the Vicarious System for ventral hernia repair, develop new surgical applications for the Vicarious System, such as gynecological, urological or other general surgical applications, expand internationally, and for working capital and general corporate purposes. We will require additional capital to develop and commercialize the Vicarious System for abdominal surgeries and to develop the Vicarious System for new surgical applications. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by the Company, or the possibility of such issuance, may cause the market price of our common stock to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or otherwise agree to terms that are unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. In addition, raising additional capital through the issuance of equity or convertible debt securities would cause dilution to holders of our equity securities, and may affect the rights of then-existing holders of our equity securities. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Based on our recurring losses and expectations to incur significant expenses and negative cash flows for the foreseeable future, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements as of and for the years ended December 31, 2020 and December 31, 2019 expressing substantial doubt about our ability to continue as a going concern. If the Merger is not completed, we will require significant additional funding to continue our operations. If we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Risks Related to Our Business and Operations

We are a development stage company with a limited history of operations and no products with marketing authorization in any jurisdiction, and we cannot assure you that we will ever have a commercialized product.

We are a development stage medical device company with a limited operating history, and we currently do not have any products authorized for commercialization in any country or jurisdiction or any source of revenue. We have been engaged in research and product development since our inception in 2014 and have invested all of our time and resources in developing our technology and the Vicarious System, which we intend to commercialize initially for ventral hernia repair, followed by subsequent indications. The future success of our business will depend on our ability to obtain regulatory authorization to market our Vicarious System, drive adoption, successfully introduce new surgical applications for the Vicarious System, establish our sales force and distribution network, and control costs, all of which we may be unable to do. We have a limited history of operations upon which you can evaluate our business and our operating expenses are increasing. Our lack of a significant operating history also limits your ability to make a comparative evaluation of us, the Vicarious System and our prospects.

If we do not successfully manage the development and launch of the Vicarious System, we will not meet the long term forecasts we presented to D8 Holdings and our business, operating and financial results and condition could be adversely affected.

We aim to launch the Vicarious System initially for use in ventral hernia repair, but to later expand the product to other abdominal surgical applications, including gynecological, urological and general surgery uses. We face risks associated with developing and launching the Vicarious System for the first indication specific use and other surgical applications. We are in the process of developing the Vicarious System, and will need to complete beta testing, verification and validation prior to filing for FDA clearance, which is expected to occur in 2023. If we encounter development or manufacturing challenges or discovers errors during our development cycle, the launch dates of the initial and new surgical applications may be delayed, which will cause delays in our ability to achieve our forecasted results. The expenses or losses associated with unsuccessful product development or launch activities or lack of market acceptance of the Vicarious System could adversely affect our business or financial condition.

The market for the Vicarious System and the use of robotic-assisted surgical technology is rapidly evolving, and increasingly competitive, as the healthcare industry is undergoing significant structural change, which makes it difficult to forecast demand for our products and technologies.

The market for the Vicarious System and the use of robotic-assisted surgical technology is rapidly evolving, and it is uncertain whether we will achieve and sustain high levels of demand and market adoption. Our future financial performance will depend in part on growth in this market and on our ability to adapt to the changing demands of customers. It is difficult to predict the future growth rate and size of our target market. As a result, the addressable market projections provided to D8 Holdings for purposes of considering the Business Combination may not be achieved. Negative publicity concerning the Vicarious System could limit market acceptance of the Vicarious System. If our customers do not perceive the benefits of the Vicarious System, when or if it is authorized for marketing, or if the Vicarious System does not attract new customers, then our market may not develop at all, or it may develop more slowly than we expect. Our success will depend to a substantial extent on the willingness of healthcare organizations to increase their use of our technology and our ability to demonstrate the value of our technology relative to competing products to existing and potential customers. If healthcare organizations do not recognize or acknowledge the benefits of the Vicarious System or if we are unable to reduce healthcare costs or drive positive health outcomes, then the market for our solutions might not develop at all, or it might develop more slowly than we expect.

Because our markets are highly competitive, customers may choose to purchase our competitors’ products or services or may not accept the Vicarious System for ventral hernia repair, which would result in a reduced ability to generate future revenue.

Robotic-assisted surgery using the Vicarious System is a technology that competes with established and emerging treatment options in both disease management and reconstructive medical procedures. These competitive treatment options include conventional open surgery and minimally invasive approaches. Some of these procedures are widely accepted in the medical community and, in many cases, have a long history of use. Studies could be published that show that other treatment options are more beneficial and/or cost-effective than robotic-assisted surgery. We cannot be certain that physicians will use our products to replace or supplement established treatments or that our products will be competitive with current or future technologies, when or if those products are authorized for marketing.

Additionally, we face or expect to face competition from companies that develop or have developed robotic-assisted surgical systems and products. Companies have introduced products in the field of robotic surgery or have made explicit statements about their efforts to enter the field including, but not limited to, the following companies: Intuitive Surgical, Inc.; Johnson & Johnson (including their wholly-owned subsidiaries Ethicon Endo-Surgery, Inc., Auris Health, Inc. and Verb Surgical Inc.); Medtronic plc (including their wholly-owned subsidiary Covidien LP); Virtual Incision Corporation; Titan Medical Inc.; CMR Surgical Ltd.; and Stryker Corporation. Other companies with substantial experience in industrial robotics could potentially expand into the field of surgical robotics and become competitors. Our ability to generate future revenue may be reduced due to pricing pressure if our competitors develop and market products that are more effective or less expensive than our future commercial products. If we are unable to compete successfully, our ability to generate future revenue will suffer, which could have a material adverse effect on our business, financial condition, result of operations, or cash flows.

Our success depends upon market acceptance of the Vicarious System for ventral hernia repair, our ability to develop and commercialize the Vicarious System for ventral hernia repair and additional surgical applications and generate revenues, and our ability to identify new markets for our technology.

We have developed and are engaged in the development of the Vicarious System initially for ventral hernia repair. Achieving physician, patient, and third-party payor acceptance of robotic-assisted surgery as a preferred method of performing surgery is crucial to our success. Our success will depend on the acceptance of the Vicarious System in the United States and global health care markets, when or if it is authorized for marketing in those jurisdictions. We are faced with the risk that the marketplace will not be receptive to the Vicarious System over competing products, including traditional and existing robotic-assisted surgical procedures used in hospitals and ambulatory surgical centers, or ASCs, and that we will be unable to compete effectively. Factors that could affect our ability to successfully commercialize the Vicarious System for ventral hernia repair and to commercialize any potential future products and technologies include:

•        challenges of developing or acquiring externally-developed technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges; and

•        dependence upon hospitals, ASCs, surgeons and other healthcare practitioners’ acceptance of the Vicarious System.

Even if we can prove the safety and effectiveness of the Vicarious System and they receive marketing authorization, hospitals, ASCs, or surgeons may elect not to use it. In addition, hospitals, ASCs and surgeons may be slow to adopt the Vicarious System because of the perceived liability risks arising from the use of new products and the uncertainty of reimbursement from third-party payors, particularly in light of ongoing healthcare reform initiatives and the evolving healthcare environment.

Broad use of the Vicarious System will require training of surgical teams. We expect that there will be a learning process involved for surgical teams to become proficient in the use of the Vicarious System. Market acceptance could be delayed due to the time required to complete this training. We may not be able to rapidly train surgical teams in numbers sufficient to generate adequate demand for our products. We cannot assure investors that the Vicarious System or any future products and technologies will gain broad market acceptance. If the market for the Vicarious System or any future products and technologies fail to develop or develops more slowly than expected, or do not achieve or sustain market acceptance, the business and operating results of the Company would be materially and adversely affected.

Surgeons, hospitals, ASCs and distributors may have existing relationships with other medical device companies that make it difficult for us to establish new relationships with them, and as a result, we may not be able to sell and market the Vicarious System effectively.

We believe that to sell and market the Vicarious System effectively, when or if the product receives marketing authorization, we must establish relationships with key surgeons, hospitals and ASCs in the field of abdominal surgery. Many of these key surgeons, hospitals and ASCs already have long-standing relationships with large, well-known companies that dominate the medical device industry through collaborative research programs and other relationships. Because of these existing relationships, some of which may be contractually enforced, surgeons, hospitals and ASCs may be reluctant to adopt the Vicarious System, particularly if it competes with or has the potential to compete with products and technologies supported by these existing relationships or through their own collaborative research programs. Even if these surgeons, hospitals and ASCs purchase the Vicarious System, they may be unwilling to enter into collaborative relationships with us to promote joint marketing programs or to provide us with clinical and financial data.

Any failure in our efforts to train surgeons, hospital or ASC staff could result in lower than expected product sales and potential liabilities.

A critical component of our future sales and marketing efforts is the training of a sufficient number of surgeons and hospital staff to properly use the Vicarious System, when or if it is authorized for marketing. We rely on surgeons and hospital staff to devote adequate time to learn to use our future products and technologies. Convincing surgeons, hospital and ASC staff to dedicate the time and resources necessary for adequate training in the use of the Vicarious System will be challenging, and we cannot assure you we will be successful in these efforts. If surgeons, hospital or ASC staff are not properly trained, they may misuse or ineffectively use the Vicarious System. If nurses or other members of the hospital or ASC staff are not adequately trained to assist in using the Vicarious System, surgeons may be unable to use the Vicarious System. Insufficient training may result in unsatisfactory patient outcomes, patient injury and related liability or negative publicity, which could have an adverse effect on our product sales or create substantial potential liabilities.

Robotic-assisted surgical device development is costly and involves continual technological change, which may render the Vicarious System obsolete.

The market for robotic-assisted surgical devices is characterized by rapid technological change, medical advances and evolving industry standards. Any one of these factors could reduce the demand for the Vicarious System, when or if it is authorized for marketing, or require substantial resources and expenditures for research, design and development to avoid technological or market obsolescence.

Our success will depend on our ability to enhance our current technology, services and systems and develop or acquire and market new technologies to keep pace with technological developments and evolving industry standards, while responding to changes in customer needs. A failure to adequately develop or acquire device enhancements or new devices that will address changing technologies and customer requirements adequately, or to introduce such devices on a timely basis, may have a material adverse effect on our business, financial condition and results of operations.

We might have insufficient financial resources to improve existing devices, advance technologies and develop new devices at competitive prices. Technological advances by one or more competitors or future entrants into the field may result in the Vicarious System becoming non-competitive or obsolete, which may decrease revenues and profits and adversely affect our business and results of operations.

We may encounter significant competition across our existing and future planned products and technologies and in each market in which we sell or plan to sell the Vicarious System from various companies, many of which have greater financial and marketing resources than us. Our primary competitors include Intuitive Surgical, Johnson & Johnson (including their wholly-owned subsidiaries Ethicon Endo-Surgery, Inc., Auris Health, Inc. and Verb Surgical Inc.), and Medtronic, which are currently the top manufacturers of robotic-assisted surgical devices.

In addition, our primary competitors, which are well-established medical device manufacturers with significant resources, may engage in aggressive marketing tactics. Competitors may also possess the ability to commercialize additional lines of products, bundle products or offer higher discounts and incentives to customers in order to gain a competitive advantage. If the prices of competing products are lowered as a result, we may not be able to compete effectively.

We are highly dependent upon the continued contributions of our Co-Founder, Chief Executive Officer and President, Adam Sachs, our Co-Founder and Chief Technology Officer, Sammy Khalifa. The loss of their services could harm our business, and if we are unable to attract, recruit, train, retain, motivate and integrate key personnel, we may not achieve our goals.

Our future success depends on our ability to attract, recruit, train, retain, motivate and integrate key personnel, including our Co-Founder, Chief Executive Officer and President, Adam Sachs, our Co-Founder and Chief Technology Officer, Sammy Khalifa, as well as our recently expanded management team and our research and development, manufacturing, sales and marketing personnel. Our future business and results of operations depend in significant part upon the continued contributions of Messrs. Sachs and Khalifa. If we were to lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees in addition to Messrs. Sachs and Khalifa, this could adversely affect the development and implementation of our business plan and substantially harm our business. Competition for qualified personnel is intense.

In addition, we rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled robotics engineers, artificial intelligence engineers, software engineers, hardware engineers and optical engineers, as well as other managerial, sales, scientific and technical personnel. In order to effectively recruit these personnel, we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense, and we cannot assure investors that we will be able to recruit and retain such personnel. Our growth depends, in particular, on attracting and retaining highly-trained sales personnel with the necessary technical background and ability to understand the Vicarious System at a technical level to effectively identify and sell to potential new customers and develop new uses for the Vicarious System. Because of the technical and complex nature of the Vicarious System and the dynamic market in which we compete in, any failure to attract, recruit, train, retain, motivate and integrate qualified personnel could materially delay development of the Vicarious System and harm our operating results and growth prospects.

We will need to expand our organization, and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.

As our development and commercialization plans and strategies develop, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the medical device industry is intense. Due to this intense competition, we may be unable to attract and retain the qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our management may need to divert a disproportionate amount of our attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional surgical applications for the Vicarious System. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize the Vicarious System and compete effectively will depend, in part, on our ability to effectively manage any future growth.

We have no experience in marketing and selling the Vicarious System and if we are unable to successfully commercialize the Vicarious System, our business and operating results will be adversely affected.

We have no experience marketing and selling the Vicarious System, should we receive marketing authorization from the FDA and other regulatory authorities. We currently intend to sell the Vicarious System to hospitals and ASCs. Future sales of the Vicarious System will depend in large part on our ability to effectively market and sell the Vicarious System, successfully manage and expand our sales force, and increase the scope of our marketing efforts. We may also enter into distribution arrangements in the future. Because we have limited experience in marketing and selling the Vicarious System, our ability to forecast demand, the infrastructure required to support such demand and the sales cycle to customers is unproven. If we do not build an efficient and effective marketing and sales force, our business and operating results will be adversely affected.

We expect to generate an increasing portion of our revenue internationally in the future and may become subject to various additional risks relating to our international activities, which could adversely affect our business, operating results and financial condition.

We intend to generate revenues from international sources as we expand our sales and marketing opportunities internationally. We have limited experience operating internationally and engaging in international business involves a number of difficulties and risks, including:

•        the challenges associated with building local brand awareness, obtaining local key opinion leader support and clinical support, implementing reimbursement strategies and building local marketing and sales teams;

•        required compliance with foreign regulatory requirements and laws, including regulations and laws relating to patient data and medical devices;

•        trade relations among the United States and those foreign countries in which our future customers, distributors, manufacturers and suppliers have operations, including protectionist measures such as tariffs and import or export licensing requirements, whether imposed by the United States or such foreign countries;

•        difficulties and costs of staffing and managing foreign operations;

•        difficulties protecting, procuring or enforcing intellectual property rights internationally;

•        required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, data privacy requirements, labor laws and anti-competition regulations;

•        laws and business practices that may favor local companies;

•        longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•        political and economic instability; and

•        potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers.

We dedicate significant resources to our international operations and are unable to manage these risks effectively, our business, operating results and financial condition may be adversely affected.

If we experience decreasing prices for our products and technologies and are unable to reduce our expenses, including the per unit cost of producing our products and technologies, there may be a material adverse effect on our business, results of operations, financial condition and cash flows.

We may experience decreasing prices for the Vicarious System upon regulatory authorization due to pricing pressure from managed care organizations and other third-party payors and suppliers, increased market power of our payors as the medical device industry consolidates, and increased competition among suppliers, including manufacturing services providers. If the prices for the Vicarious System decrease and we are unable to reduce our expenses, including the cost of sourcing materials, logistics and the cost to manufacture the Vicarious System, Our business, results of operations, financial condition and cash flows may be adversely affected. To the extent that we engage in sales to large hospital networks, we may be subject to procurement discounts, which could have a negative impact on the prices of our products and technologies.

We may experience manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

We may encounter unforeseen situations that would result in delays or shortfalls in our production as well as delays or shortfalls caused by our outsourced manufacturing suppliers and by other third-party suppliers who manufacture components for the Vicarious System. The FDA has established comprehensive and prescriptive regulations for manufacturers of finished medical devices and device components, which require them to establish and maintain processes and procedures to adequately control device manufacturing operations and environmental conditions that could adversely affect product quality and impact patient safety. Clean room standards are an example of these requirements. Failure of us or our third-party component manufacturers or suppliers to comply with applicable standards and regulatory requirements could delay the production of the Vicarious System.

We or our third-party component manufacturers or suppliers may encounter difficulties in scaling up or maintaining production relating to the Vicarious System, including:

•        problems involving production yields;

•        quality control and assurance;

•        component or material supply shortages;

•        import or export restrictions on components, materials or technology;

•        shortages of qualified personnel; and

•        compliance with state and federal regulations.

If we are unable to keep up with demand for the Vicarious System, our future revenue could be impaired, market acceptance for the Vicarious System could be adversely affected and our customers might instead purchase our competitors’ products. Our inability to successfully manufacture the Vicarious System would have a material adverse effect on our operating results.

We rely on limited or sole suppliers for some of the materials and components used in the Vicarious System, and may not be able to find replacements or immediately transition to alternative suppliers, which could require us to redesign aspects of the Vicarious System and which would have a material adverse effect on our business, financial condition, results of operations and reputation.

We rely on limited or sole suppliers for certain materials and components that are used in the Vicarious System. While we periodically forecast our needs for such materials and enters into standard purchase orders with them, We do not have long-term contracts with some of these suppliers. If we were to lose such suppliers, or if such suppliers were unable to fulfill our orders or to meet our manufacturing specifications, there can be no assurance that we will be able to identify or enter into agreements with alternative suppliers on a timely basis or on acceptable terms, if at all. Furthermore, if we are required to change the manufacturer of a key component of the Vicarious System, we would be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines, and we may be required to redesign aspects of the Vicarious System to accommodate the new component, which would result in significant delays and additional costs. An interruption in our operations could occur if we encounter delays or difficulties in redesigning the Vicarious System, or securing these materials and components, or if the quality of the materials and components supplied do not meet our requirements, or if we cannot then obtain an acceptable substitute. The time and effort required to redesign the Vicarious System, or to qualify a new supplier and ensure that the new materials and components provide the same or better quality results could result in significant additional costs. Any such interruption could significantly affect our business, financial condition, results of operations and reputation. While we believe that our supplies of components and materials are currently sufficient for us to continue the development of our products and technologies without a disruption to our business, in the event that we must replace one of our suppliers, there can be no assurance that we can maintain this level of inventory in the future.

Acquisitions, joint ventures or strategic alliances could disrupt our business, cause dilution to our stockholders and otherwise harm our business.

We may acquire other businesses or products and technologies, as well as pursue strategic alliances, joint ventures, technology licenses or investments in complementary businesses. We have not engaged in any of these strategic transactions to date, and our ability to do so successfully is unproven. Any of these strategic transactions could be material to our financial condition and operating results and expose us to many risks, including:

•        disruption in our relationships with customers, distributors, manufacturers or suppliers as a result of such a transaction;

•        unanticipated liabilities related to acquired companies;

•        difficulties integrating acquired personnel, technologies and operations into our existing business;

•        diversion of management’s time and focus away from operating our business to acquisition integration challenges;

•        increases in our expenses and reductions in our cash available for operations and other uses; and

•        possible write-offs or impairment charges relating to acquired businesses.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to the integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

In addition, the anticipated benefit of any acquisition may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses or write-offs of goodwill, any of which could harm our financial condition. We cannot predict the number, timing or size of future joint ventures, strategic alliances or acquisitions, if any, or the effect that any such transactions might have on our operating results.

If we do not successfully develop, optimize and operate our sales and distribution channels or we do not effectively expand and update infrastructure, our operating results and customer experience may be negatively impacted.

If we do not adequately predict market demand or otherwise develop, optimize and operate our sales and distribution channels successfully, it could result in excess or insufficient inventory or fulfillment capacity, increased costs, or immediate shortages in product or component supply, or harm our business in other ways. In addition, if we do not maintain adequate infrastructure to enable us to, among other things, manage our purchasing and inventory, it could negatively impact our operating results.

If we are unable to continue the development of an adequate sales and marketing organization and/or if our direct sales organization is not successful, we may have difficulty achieving market awareness and selling our product and technologies in the future.

We must develop and grow our sales and marketing organization and enter into partnerships or other arrangements to market and sell our products and technologies and/or collaborate with third parties, including distributors and others, to market and sell our products and technologies to develop and maintain the commercial success of the Vicarious System, when or if we are authorized for marketing, and to achieve commercial success for any of our future products and technologies. Developing and managing a direct sales organization is a difficult, expensive and time-consuming process.

To develop our sales and marketing organization to successfully achieve market awareness and sell our products and technologies after they receive appropriate marketing authorization, we must:

•        continue to recruit and retain adequate numbers of effective and experienced sales and marketing personnel;

•        effectively train our sales and marketing personnel in the benefits and risks of the Vicarious System;

•        establish and maintain successful sales, marketing, training and education programs that educate health care professionals so they can appropriately inform their patients about the Vicarious System;

•        manage geographically dispersed sales and marketing operations; and

•        effectively train our sales and marketing personnel on the applicable fraud and abuse laws that govern interactions with health care practitioners as well as current and prospective patients and maintain active oversight and auditing measures to ensure continued compliance.

We may not be able to successfully manage our sales force or increase our product sales at acceptable rates.

If we are unable to establish and maintain adequate sales and marketing capabilities or enter into and maintain arrangements with third parties to sell and market the Vicarious System, our business may be harmed.

We cannot guarantee that we will be able to establish and maintain an adequate volume of sales in the future. A substantial reduction in sales could have a material adverse effect on our operating performance. To the extent that we enter into additional arrangements with third parties to perform sales or marketing services in the United States, Europe or other countries, our product margins could be lower than if we directly marketed and sold the Vicarious System. To the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we cannot predict whether these efforts will be successful. In addition, the growth of market acceptance of the Vicarious System by healthcare practitioners outside of the United States will largely depend on our ability to continue to demonstrate the relative safety, effectiveness, reliability, cost-effectiveness and ease of use of the Vicarious System. If we are unable to do so, we may not be able to increase product revenue from our sales efforts in other countries. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, our future revenue may be reduced and our business may be harmed.

Quality problems could lead to recalls or safety alerts and/or reputational harm and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Quality of our product and technologies and future commercial products and technologies is very important to us and our customers due to the serious and costly consequences of product failure. The success of the Company depends on the quality and reliability of the Vicarious System. Our business exposes us to potential product liability risks that are inherent in the design, manufacture, and marketing of medical devices. While we take measures to ensure that components, products and technologies are manufactured to stringent quality specifications, The Vicarious System incorporates mechanical parts, electrical components, optical components, packaging and computer software, any of which may contain errors or exhibit failures, especially when the finished system is first introduced. In addition, new products or modifications may contain undetected errors or performance problems that, despite testing, are discovered only after marketing authorization and commercial shipment. Because the Vicarious System is being designed to perform complex surgical procedures, due to the serious and costly consequences of product failure, we and our future customers have an increased sensitivity to such defects.

Although the Vicarious System is subject to stringent quality processes and controls, we cannot provide assurance that our system will not experience component aging, errors, performance problems, manufacturing nonconformities, or design defects or that unexpected risks to users or patients will not be discovered during commercial use. If we experience product flaws or performance problems, any or all of the following could occur:

•        delays in shipments;

•        loss of revenue;

•        delay in market acceptance;

•        diversion of resources;

•        damage to reputation;

•        product recalls;

•        regulatory actions;

•        increased service or warranty costs; or

•        product liability claims.

Additionally, the manufacture and production of the Vicarious System requires a highly controlled and clean environment to minimize particles and other yield- and quality-limiting contaminants. Weaknesses in process control or minute impurities in materials may result in defective products. If we are not able to maintain stringent quality controls, or if contamination problems arise, we may experience delays in development and commercialization efforts and may be subject to regulatory enforcement actions, which would harm our business and results of operations.

If we or our third-party component manufacturers or suppliers fail to meet any applicable product quality standards and the Vicarious System is the subject of recalls, safety alerts or other regulatory enforcement actions, our reputation could be damaged, we could lose customers, and our revenue and results of operations could decline.

If we are not able to develop and release new surgical applications for the Vicarious System, or successful enhancements, new features and modifications to the Vicarious System or to achieve adequate clinical utility, our business, financial condition and results of operations could be adversely affected.

The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of products embodying new technologies can quickly make existing products obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of the Vicarious System and could necessitate changes or modifications to the Vicarious System to accommodate such changes. We invest substantial resources in researching and developing new developments to the Vicarious System and enhancing the Vicarious System by incorporating additional features, improving functionality, and adding other improvements to meet customers’ evolving needs. The success of any enhancements, improvements or any new features to the Vicarious System, when or if authorized for marketing by the FDA, depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies and third-party partners’ technologies and overall market acceptance. We may not succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to the Vicarious System or any new products and technologies that respond to continued changes in market demands or new customer requirements, and any enhancements or improvements to the Vicarious System or any new solutions may not achieve market acceptance or authorization. Since developing the Vicarious System is complex, the timetable for the release of new enhancements is difficult to predict, and we may not offer new updates as rapidly as our customers require or expect. Any new products and technologies that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new products and technologies, we may experience a decline in revenue from the Vicarious System that is not offset by revenue from the new products and technologies. For example, customers may delay making purchases of new products and technologies to permit them to make a more thorough evaluation of these products and technologies or until industry and marketplace reviews become widely available. Customers may also delay purchasing a new product because their existing Vicarious System or other devices continues to meet their needs. Some customers may hesitate to migrate to a new product due to concerns regarding the performance of the new product. In addition, we may lose existing customers who choose a competitor’s products. This could result in a temporary or permanent revenue shortfall and adversely affect the business, financial condition and results of operations of the Company.

The introduction of new products and solutions by competitors, the development of entirely new technologies to replace existing offerings or shifts in healthcare benefits trends could make our future commercial products and technologies obsolete or adversely affect our business, financial condition and results of operations. We may experience difficulties with industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new products and technologies, enhancements, additional features or capabilities. If customers do not widely purchase and adopt our future products and technologies, we may not be able to realize a return on our investment. If we do not accurately anticipate customer demand or if we are unable to develop, license or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, it could result in adverse publicity, loss of revenue or market acceptance or claims by customers brought against us, each of which could have a material and adverse effect on the reputation, business, results of operations and financial condition of the Company.

The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, and it has since spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases, or other adverse public health developments, could have a material adverse effect on our business operations. These impacts to our operations have included, and could again in the future include, disruptions or restrictions on the ability of our employees’ and customers’ to travel or the ability of us to pursue collaborations and other business transactions, oversee the activities of our third-party manufacturers and suppliers and make shipments of materials. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers. The COVID-19 pandemic may also continue to have an impact on potential customers, as elective surgeries are increasingly postponed and there is greater focus on areas of care with lower profitability, leading, as a consequence, to lower expenditures on new products and devices by health care institutions.

In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, have placed significant restrictions on travel and many businesses have announced extended closures. These travel restrictions and business closures have and may in the future adversely impact our operations locally and worldwide, including our ability to manufacture, market, sell or distribute the Vicarious System, when or if we are authorized by the FDA or other regulatory authorities for marketing, and such restrictions and closure have caused or may cause temporary closures of facilities of suppliers, manufacturers or customers. Any disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our future sales and operating results. In addition, travel restrictions could make it more difficult for us to monitor the quality of our third party manufacturing operations if we are unable to conduct in-person quality audits of those facilities. We are continuing to monitor and assess the effects of the COVID-19 pandemic on our operations. However, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for the Vicarious System and likely impact the operating results of the Company.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect business, results of operations, and financial condition of the Company.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE. These rules and regulations are expected to increase our legal and financial compliance costs and to make some activities more time consuming and costly. For example, our management team will need to devote substantial time regarding operations as a public company and compliance with applicable laws and regulations. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers of the Company, which may adversely affect investor confidence in us and could cause our business or stock price to suffer.

We have identified a material weakness in our internal control over financial reporting. If we are unable to successfully remediate this material weakness in our internal control over financial reporting, we could have an adverse effect on the Company.

We have identified material weaknesses in our internal control over financial reporting for the years ended December 31, 2020 and 2019. The material weaknesses we identified were as follows:

•        we did not maintain an effective control environment as we did not maintain a sufficient complement of accounting and financial reporting resources commensurate with our financial reporting requirements.

•        we did not maintain an effective risk assessment process, which led to improperly designed controls.

•        we did not maintain appropriate control activities to support the appropriate segregation of duties over the review of account reconciliations and manual journal entries, and safeguarding of assets.

•        we did not design and implement control related to information technology, including access and change management.

•        we did not document, thoroughly communicate and monitor controls processes and relevant accounting policies and procedures.

These material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected. Had we performed an evaluation of our internal control over financial reporting in accordance with Section 404, additional control deficiencies may have been identified by management, and those control deficiencies could have also represented one or more material weaknesses.

In an effort to remediate the material weaknesses, we have retained an accounting consulting firm to provide additional depth and breadth in our technical accounting and financial reporting capabilities. We have also hired additional qualified accounting and finance personnel to provide needed levels of expertise in our internal accounting function and maintain appropriate segregation of duties. We intend to complete an appropriate risk assessment to identify relevant risks and specify needed objectives. We intend to formalize and communicate our policies and procedures surrounding our financial close, financial reporting and other accounting processes. We intend to further develop and document necessary policies and procedures regarding our internal control over financial reporting, such that we are able to perform a Section 404 analysis of our internal control over financial reporting when and as required following the completion of the Merger. We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. We also cannot assure you that we have identified all or that we will not have additional material weaknesses in the future. Accordingly, a material weakness may still exist when we report on the effectiveness of our internal control over financial reporting for purposes of our attestation when required by reporting requirements under the Exchange Act or Section 404 after the Merger. Further, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

We expect to incur additional costs to remediate these control deficiencies, though there can be no assurance that our efforts will be successful or avoid potential future material weaknesses. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. We also could become subject to investigations by NYSE, the SEC or other regulatory authorities.

The enactment of legislation implementing changes in the U.S. taxation of international business activities, the adoption of other tax reform policies or changes in tax legislation or policies in jurisdictions outside of the United States could materially impact our results of operations and financial condition.

We will be subject to income tax in the numerous international jurisdictions in which we intend to operate. Reforming the taxation of international businesses has been a priority for politicians, and a wide variety of potential changes have been proposed. Some proposals, several of which have been enacted, impose incremental taxes on gross revenue, regardless of profitability.

Our ability to use net operating losses to offset future income may be subject to certain limitations.

As of December 31, 2020, we had federal net operating loss carry forwards (“NOLs”) to offset future taxable income of approximately $27.8 million, of which approximately $2.8 million will expire at various dates through December 31, 2037, if not utilized. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and other pre-change tax attributes (such as research tax credits) to offset post-change taxable income. For these purposes, an ownership change generally occurs where the equity ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a three-year period (calculated on a rolling basis). Our existing NOLs may be subject to limitations arising out of previous ownership changes and we may be limited as to the amount that can be utilized each year as a result of such previous ownership changes. In addition, future changes in our stock ownership, including the Business Combination or future offerings, as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. We have not conducted a study to assess whether an ownership change has occurred, whether there have been multiple ownership changes since inception or whether there has been an ownership change as the result of the Business Combination due to the significant complexity and costs associated with such a study. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

In addition to the limitations discussed above under Sections 382 of the Code, the utilization of NOLs incurred in taxable years beginning after December 31, 2017, are subject to limitations, as modified by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). In general, NOLs generated in taxable years beginning after December 31, 2017 may offset no more than 80 percent of such year’s taxable income and there is no ability for such NOLs to be carried back to a prior taxable year. The CARES Act modifies this limitation on the deduction of NOLs and provides that NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021, may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, the CARES Act eliminates the limitation on the deduction of NOLs to 80 percent of current year taxable income for taxable years beginning before January 1, 2021. As a result of such limitation, we may be required to pay federal income tax in some future year notwithstanding that we have a net loss for all years in the aggregate.

U.S. taxation of international business activities or the adoption of tax reform policies could materially impact our future financial position and results of operations.

Limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of future foreign earnings. Should the scale of our international business activities expand, any changes in the U.S. taxation of such activities could increase our worldwide effective tax rate and harm our future financial position and results of operations.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws by us or our agents.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which prohibits companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. Our possible future reliance on independent distributors or strategic partners to sell the Vicarious System internationally demands a high degree of vigilance in enforcing our policy against participation in corrupt activity, because these distributors or strategic partners could be deemed to be our agents, and we could be held responsible for their actions. Other U.S. companies in the medical device and pharmaceutical fields have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with such non-U.S. government officials. We are also subject to similar anti-bribery laws in the jurisdictions in which we plan to operate, including the United Kingdom’s Bribery Act of 2010, which also prohibits commercial bribery and makes it a crime for companies to fail to prevent bribery. We have limited experience in complying with these laws and in developing procedures to monitor compliance with these laws by our agents. These laws are complex and far-reaching in nature, and, as a result, we cannot assure investors that we would not be required in the future to alter one or more of our practices to be in compliance with these laws or any changes in these laws or the interpretation thereof.

Any violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on our business, prospects, financial condition, or results of operations. We could also incur severe penalties, including criminal and civil penalties, disgorgement, and other remedial measures.

Risks Related to Health Care Industry Shifts and Changing Regulations

We are subject to extensive government regulation, which could restrict the development, marketing, sale and distribution of our products and technologies and could cause us to incur significant costs.

We and the Vicarious System are subject to extensive pre-market and post-market regulation by the FDA and various other federal, state, local and foreign government authorities. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes requirements for, among other things:

•        design, development and manufacturing processes;

•        labeling, content and language of instructions for use and storage;

•        product testing, pre-clinical studies and clinical trials (if applicable);

•        regulatory authorization, including but not limited to pre-market clearance or pre-market approval;

•        establishment registration, device listing and ongoing compliance with the QSR requirements;

•        advertising and promotion;

•        marketing, sales and distribution;

•        conformity assessment procedures;

•        product traceability and record-keeping procedures;

•        review of product complaints, complaint reporting, recalls and field safety corrective actions;

•        post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

•        post-market studies (if applicable); and

•        product import and export.

The laws and regulations to which we and our products, technologies and future commercial products will be subject are complex and subject to periodic changes. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, and may result in higher than anticipated costs or lower than anticipated sales.

Before a new medical device, or a significant modification of a medical device, including a new use of, or claim for, an existing product, can be marketed in the United States, it must first receive either 510(k) clearance or premarket approval (“PMA”) from the FDA, unless an exemption applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence.

Obtaining marketing authorization for Class II or III medical devices through the 510(k) premarket notification process, the PMA process, or the de novo classification process can be expensive and time-consuming, and entails significant user fees to the FDA, unless an exemption is available. The FDA’s review of premarket notifications for 510(k) clearance usually takes 90 to 180 days and review of de novo classification applications usually takes 120 to 280 days, but both review processes can last longer. In addition, after a device is cleared or authorized under a reclassification order, any modification that could significantly affect the device’s safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance, or possibly a PMA, depending on the extent of the modification and the associated risks.

In the PMA approval process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including but not limited to, technical, pre-clinical, clinical trial, manufacturing and labeling data. The process for obtaining a PMA is more costly and uncertain and approval can take anywhere from 180 days to, in some cases, more than one year from the time the application is initially filed with the FDA. Modifications to devices that are approved through a PMA application generally require FDA approval of a supplemental PMA application. The Vicarious System and some of our future products and technologies may require PMA approval. In addition, the FDA may require that we obtain a PMA prior to marketing future changes of the Vicarious System. Further, we may not be able to obtain additional 510(k) clearances or PMAs for new products and technologies or for modifications to, or additional indications for, the Vicarious System in a timely fashion or at all. Delays in obtaining future clearances or approvals could adversely affect our ability to introduce new or enhanced products and technologies in a timely manner, which in turn could harm our revenue and future profitability.

In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, if necessary, for a PMA application, 510(k) premarket notification or de novo classification request, a company must, among other things, apply for and obtain institutional review board, or IRB, approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an investigational device exemption, or IDE, application and follow applicable IDE regulations. Unless IDE-exempt, nonsignificant risk devices are still subject to certain abbreviated IDE requirements; however, an IDE application is not required if such abbreviated requirements are met. We may not be able to obtain any necessary FDA and/or IRB approval to undertake clinical trials in the United States for future devices we develop and intend to market in the United States. If we do obtain such approvals, the FDA may find that our studies do not comply with the IDE or other regulations governing clinical investigations or the data from any such trials may not support marketing authorization of the investigational device. Moreover, certainty that clinical trials will meet desired endpoints, produce meaningful or useful data and be free of unexpected adverse effects, or that the FDA will accept the validity of foreign clinical study data (if applicable) cannot be assured, and such uncertainty could preclude or delay marketing authorization resulting in significant financial costs and reduced revenue.

To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA or other regulatory authorities, and these inspections may include the manufacturing facilities of our subcontractors.

We, as well as our third-party manufacturers or suppliers that are regulated by the FDA, is also subject to numerous post-marketing regulatory requirements, which include quality system regulations related to the manufacture of the Vicarious System, labeling regulations and medical device reporting (“MDR”) regulations.

The last of these regulations requires us to report to the FDA if our commercial devices cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury if the malfunction recurred. The failure to comply with applicable regulatory requirements can result in enforcement actions by the FDA, which may include any of the following sanctions:

•        untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•        customer notifications, or orders for repair, replacement or refunds;

•        voluntary or mandatory recalls, detentions or seizures of products;

•        operating restrictions, including total or partial suspension of production;

•        delays in the introduction of products into the market;

•        delay or refusal of for the FDA to grant 510(k) clearances, PMA approvals or de novo classification orders for new products or new intended uses or modifications to authorized products;

•        rescission of 510(k) clearance or suspension or withdrawal of PMAs that have already been granted; or

•        in the most serious cases, criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

There is no guarantee that the FDA will grant marketing authorization for the Vicarious System or any of our future products and technologies, and failure to obtain necessary marketing authorization for the Vicarious System and our future products and technologies would adversely affect our ability to grow our business.

The Vicarious System and our new or modified products and technologies will require FDA marketing authorization before they may be marketed in the United States. The FDA may refuse our requests for pre-market review of new products and technologies or may not grant marketing authorization for these products and technologies for the indications that are necessary or desirable for successful commercialization. Early stage review may also result in delays or other issues. For example, the FDA has issued guidance intended to explain the procedures and criteria used in assessing whether pre-market review submissions may be accepted for substantive review. Under the “Refuse to Accept” guidance, the FDA conducts an early review against specific acceptance criteria to notify applicants whether a pre-market submission for a device is administratively complete, and if not, such notification will identify the missing element(s). Applicants are given the opportunity to provide the FDA with any information identified as missing. If the information is not provided within a specified time, the submission will not be accepted for FDA review and will be considered abandoned. The FDA may also change its marketing authorization policies, adopt additional regulations or revise existing regulations, or take other actions that may prevent or delay authorization of our products and technologies under development or impact our ability to obtain marketing authorization for modifications to our authorized products in a timely manner. Significant delays in receiving or failure to receive FDA marketing authorization for our new products and technologies would have an adverse effect on our ability to expand our business.

Unsuccessful animal studies, clinical trials or procedures relating to products and technologies under development could have a material adverse effect on our prospects.

The regulatory approval process for new device products, technologies and new indications for existing device products and technologies requires extensive data and procedures, including the development of regulatory and quality standards and, potentially, studies involving animals or human subjects. While Vicarious Surgical intends to seek authorization for the Vicarious System with respect to ventral hernia procedures based on a legally marketed predicate device, which would not require human clinical studies, the FDA may disagree and require Vicarious Surgical to conduct human clinical trials, and other indications may also require such studies. While we intend to seek authorization for the Vicarious System with respect to ventral hernia procedures based on a legally marketed predicate device, which would not require human clinical studies, other indications may require such studies. To support a PMA, unless an exemption is granted, the FDA would require that we conduct one or more clinical studies to demonstrate that a product candidate is safe and effective. In some cases, such studies may be requested to support a pre-market notification or de novo classification request, as well. Unfavorable or inconsistent data from future animal studies, clinical trials or other studies conducted by us or third parties, or perceptions regarding such data, could adversely affect our ability to obtain necessary device regulatory authorization and the market’s view of our future prospects.

Failure to successfully complete any required studies in a timely and cost-effective manner could have a material adverse effect on our prospects with respect to the Vicarious System or other products and technologies. Because animal studies, clinical trials and other types of scientific studies are inherently uncertain, there can be no assurance that these trials or studies will be completed in a timely or cost-effective manner, be suitable to support marketing authorization or result in a commercially viable product. Clinical trials or other studies may experience significant setbacks even if earlier preclinical or animal studies have shown promising results. Furthermore, preliminary results from animal studies or clinical trials may be contradicted by subsequent clinical analysis. Results from animal studies or clinical trials may also not be supported by actual long-term studies or clinical experience. If preliminary study results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials also may be suspended or terminated by us, the FDA, the responsible IRB or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks. The FDA may disagree with our interpretation of the data from the animal studies or clinical trials, or may find the design, conduct or results of such studies or trials inadequate to demonstrate safety and effectiveness of the product candidate. The FDA may also require additional pre-clinical studies or clinical trials for ventral hernia or other indications, which could further delay approval of our products and technologies.

Recent initiatives by the FDA to enhance and modernize various regulatory pathways for device products and technologies and its overall approach to safety and innovation in the medical technology industry creates the possibility of changing product development costs, requirements, and other factors and additional uncertainty for our products, technologies and business.

Regulatory requirements may change in the future in a way that adversely affect the Company. Any change in the laws or regulations that govern pre-market authorization processes or the post-market compliance requirements relating to our current and future product candidates could make it more difficult and costly to obtain marketing authorization for new product candidates, or to produce, market and distribute existing product candidates that receive such authorization.

For example, the FDA and other government agencies have been focusing on the cybersecurity risks associated with certain medical devices and encouraging device manufacturers to take a more proactive approach to assessing the cybersecurity risks of their devices both during development and on a periodic basis after the devices are in commercial distribution. These regulatory efforts could lead to new FDA requirements in the future or additional product liability or other litigation risks if the Vicarious System is considered to be susceptible to third-party tampering. In December 2016, Congress passed the 21st Century Cures Act, which made multiple changes to the FDA’s rules for medical devices as well as for clinical trials, and in August 2017, Congress passed the most recent iteration of the five-year medical device user fee reauthorization package, which affects medical device regulation both pre- and post-approval and could have certain impacts on our business. Since that time, the FDA has announced a series of efforts to modernize and streamline the 510(k) notification and regulatory review process and monitoring post-market safety, and issued a Proposed Rule to formalize the de novo classification process to provide clarity to innovative device developers. Changes in the FDA 510(k) process could make clearance more difficult to obtain, increase delay, add uncertainty and have other significant adverse effects on our ability to obtain and maintain clearance for our product candidates. The negotiation process for the next cycle of medical device user fee programs began in 2020, as those programs must be reauthorized by Congress in mid-2022, and additional regulatory changes or new agency programs may be implemented as a result.

It is unclear at this time whether and how various activities initiated or announced by the FDA to modernize the U.S. medical device regulatory system could affect our business, as some of the FDA’s new medical device safety and innovation initiatives have not been formalized and remain subject to change. For example, a 2018 Medical Device Safety Action Plan included a particular focus on post-market surveillance and how to respond when new safety concerns emerge once a product is on the market. The increased attention that the medical technology industry is receiving from regulators, lawmakers, and other stakeholders creates the possibility of unanticipated regulatory and other potential changes to the Vicarious System and our overall business. In response to the COVID-19 public health emergency, for example, the FDA’s device center leadership has exercised a significant amount of enforcement discretion to meet the medical community’s and patients’ needs for remote monitoring and other innovative solutions that involve digital health products and product candidates. The FDA has signaled that some of its policy changes adopted during the COVID-19 pandemic could remain in place after the public health emergency subsides, but it is unclear which policies will be retained or how those policies could impact the medical device industry in the future.

If we fail to obtain regulatory authorizations in other countries for existing product candidates or product candidates under development, we will not be able to commercialize these products and technologies in those countries.

In order for us to market the Vicarious System in countries outside of the United States, we must comply with extensive safety and quality regulations in other countries regarding the quality, safety and efficacy of the Vicarious System. These regulations, such as the requirements for obtaining marketing authorization, including CE mark grant in the European Union, as well as regulatory authorization in the Asia-Pacific region and the time required for regulatory review, vary from country to country. Failure to obtain marketing authorization in any foreign country in which we plan to market the Vicarious System may harm our ability to generate revenue and harm our business. Marketing authorization requirements and processes vary between countries and can involve additional product testing and additional administrative review periods. The time required to obtain marketing authorization in other countries might differ from that required to obtain FDA authorization. The pre-market review and authorization process in other countries may include all of the risks detailed above regarding FDA clearance in the United States, as well as other potential risks relating to delays, refusals, or uncertainties in the application preparation, submission, and review procedures specific to the regulatory processes in such countries. Regulatory authorization of a product in one country does not ensure regulatory authorization in another, but a failure or delay in obtaining marketing authorization in one country may negatively impact the regulatory process in others. Failure to obtain regulatory authorization in other countries or any delay or setback in obtaining such authorization could have the same adverse effects described above regarding FDA authorization in the United States.

If we, our contract manufacturers or our component suppliers are unable to manufacture the Vicarious System in sufficient quantities, on a timely basis, at acceptable costs and in compliance with regulatory and quality requirements, the manufacturing and distribution of our devices could be interrupted, and our product sales and operating results could suffer.

We, our contract manufacturers and our component suppliers are required to comply with the QSR, which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, distribution and servicing of our devices. We and our contract manufacturers and regulated component suppliers will be subject to periodic unannounced inspections by the FDA and other regulatory authorities to monitor and ensure compliance with post-market regulatory requirements. We cannot assure investors that the FDA or other regulatory authorities will not discover evidence of noncompliance at our facilities or the facilities of our third-party manufacturers or suppliers during a future quality system inspection.

Accordingly, assuming we receive marketing authorization for one or more products, we and our contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance, and quality control. Failure of us or our third-party manufacturers and component suppliers to adhere to QSR requirements or take adequate and timely corrective action in response to an adverse regulatory inspection finding could delay production of the Vicarious System and lead to fines, difficulties in obtaining regulatory authorizations recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could have a material adverse effect on our financial condition or results of operations. Any such failure, including the failure of our contract manufacturers, to achieve and maintain the required high manufacturing standards could result in delays or failures in product testing or delivery, cost overruns, increased warranty costs or other problems that could harm our business and prospects.

Our current or future products and technologies may be subject to product recalls even after receiving marketing authorization from the FDA. A recall of the Vicarious System, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our future products, could have a significant adverse impact on the Company.

The FDA and similar governmental bodies in other countries have the authority to require the recall of the Vicarious System and any accessory devices if we or our third-party manufacturers fail to comply with relevant regulations pertaining to, among other things, manufacturing practices, labeling or if new information is obtained concerning deficiencies in the safety or efficacy of the Vicarious System. For example, under the FDA’s MDR regulations, we are required to report to the FDA any incident in which the Vicarious System may have caused or contributed to a death or serious injury or in which the Vicarious System malfunctioned in a manner likely to cause or contribute to death or serious injury if that malfunction were to recur. Repeated incidents of the same or similar adverse events or product malfunctions may result in a voluntary or mandatory product recall, or administrative or judicial seizure or injunction, when warranted. A government-mandated recall may be ordered if the FDA finds that there is a reasonable probability that the device would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of a discovery of any material deficiency in a device, such as manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations. It is possible that the FDA could disagree with our initial classification for a voluntary recall. The FDA requires that reports of corrections or removals of any device be submitted to the agency within 10 working days after the correction or removal is initiated; however, any recall initiated due to a discovery that a device violates the FDCA must be reported to FDA immediately. If a change to a device addresses a violation of the FDCA, that change would generally constitute a medical device recall and require submission of a recall report to the FDA.

Recalls of the Vicarious System would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce the Vicarious System in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to product liability claims, be required to bear other costs, or be required to take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of product withdrawals or removals, even if they are not reportable to the FDA. We may initiate voluntary field actions involving the Vicarious System in the future that we determine do not require notification to the FDA. If the FDA disagrees with our determinations, the FDA could require us to report those actions as recalls. A future recall, withdrawal, or seizure of any product could materially and adversely affect consumer confidence in the Vicarious Surgical brand, lead to decreased demand for the Vicarious System and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report recalls when they were conducted by us or one of our agents.

We may be subject to enforcement action if we engage in improper or off-label marketing or promotion of the Vicarious System, including fines, penalties and injunctions.

The FDA regulates the promotional labeling for our products to ensure that the claims we make are consistent with the relevant marketing authorizations, that there is scientific data to substantiate the claims and that our promotion and advertising is neither false nor misleading. The off-label marketing or false advertising of our products may harm the company’s image in the marketplace, result in injuries that lead to product liability suits, which could be costly to our business, or result in costly investigations and sanctions from the FDA and other regulatory bodies if we are deemed to have engaged in off-label promotion or false advertising. In addition to the FDA, depending on the form of marketing authorization that the Vicarious System and future products and technologies receive, the Federal Trade Commission (“FTC”) may have overlapping authority to oversee the advertising of our products and any related services offered by us. The FTC’s focus would be on ensuring such advertising is truthful and not deceptive under the FTC Act rather than enforcing any of the regulatory requirements in the FDCA and FDA’s implementing regulations.

In September 2020 the FDA issued a proposed rule to revise its regulation governing the types of evidence relevant to determining the “intended use” of a drug or device under the FDCA, which once finalized will have implications for when a manufacturer or distributor has engaged in off-label marketing. Public comments have been solicited, and FDA is expected to publish in the near future a final regulation and justify any additional revisions it may make to this regulatory language.

We are subject to federal, state and foreign laws prohibiting “kickbacks” and false or fraudulent claims, and other fraud and abuse laws, transparency laws, and other health care laws and regulations, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

If we obtain FDA marketing authorization for our Vicarious System, we will be subject to broadly applicable fraud and abuse and other health care laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any products for which we obtain marketing authorization. Restrictions under applicable federal and state health care laws and regulations include the following:

•        the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid;

•        the federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented false or fraudulent claims for payment by a federal government program, or making a false statement or record that is material to payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government;

•        the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any health care benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•        the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for health care benefits, items or services;

•        the federal transparency requirements under the Physician Payments Sunshine Act require manufacturers of FDA-authorized drugs, devices, biologics and medical supplies covered by Medicare or Medicaid to report, on an annual basis, to the Department of Health and Human Services information related to payments and other transfers of value to physicians, teaching hospitals and certain advanced non-physician health care practitioners and physician ownership and investment interests; and

•        analogous state laws and regulations such as state anti-kickback and false claims laws and analogous non-U.S. fraud and abuse laws and regulations, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require medical device companies to comply with the device industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring device manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures. State and non-U.S. laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third parties comply with applicable health care laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other health care laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to the company, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded health care programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other health care providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded health care programs.

Health care policy and payment changes may have a material adverse effect on our financial condition and results of operations.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. In the United States and in some other jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the health care system that could prevent or delay marketing authorization of our products and technologies or any of our potential future products and technologies, restrict or regulate post-authorization activities, or affect our ability to profitably sell any products and technologies for which we obtain marketing authorization. Increased scrutiny by the U.S. Congress of the FDA’s medical device authorization process may significantly delay or prevent marketing authorization, as well as subject us to more stringent product labeling and post-marketing testing and other requirements. Congress also must reauthorize the FDA’s user fee programs every five years and often makes changes to those programs, in addition to policy or procedural changes that may be negotiated between the FDA and industry stakeholders as part of this periodic reauthorization process. The negotiation process for the next cycle of medical device user fee programs began in 2020 as those programs must be reauthorized by Congress in mid-2022.

In March 2010, Congress passed the ACA, which substantially changed the way health care is financed by both the government and private insurers, and significantly impacts the United States medical device industry. As another example, the 2021 Consolidated Appropriations Act signed into law on December 27, 2020 incorporated extensive health care provisions and amendments to existing laws.

There remain judicial and Congressional challenges to certain aspects of the ACA, and as a result certain sections of the ACA have not been fully implemented or effectively repealed. In particular, in December of 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the individual mandate was repealed by Congress as part of the Tax Cuts and Jobs Act, effective January 1, 2019. In December 2019, the Fifth Circuit Court of Appeals upheld the district court’s ruling that the individual mandate in the ACA was unconstitutional, but remanded the case to the district court to determine whether other reforms enacted as part of the ACA, but not specifically related to the individual mandate or health insurance could be severed from the rest of the ACA so as not to have the law declared invalid in its entirety. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case and allocated one hour for oral arguments, which occurred on November 10, 2020. A decision from the Supreme Court is expected to be issued in spring 2021. It is unclear how this litigation and other efforts to repeal and replace the ACA will affect the implementation of that law, the medical device industry more generally, and our business. Additionally, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminates the health insurer tax. In addition, CMS published a final rule that would give states greater flexibility, effective January 1, 2020, in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. We continue to evaluate the potential impact of the ACA and its possible repeal or replacement on our business.

The uncertainty around the future of the ACA, and in particular the impact to reimbursement levels, may lead to uncertainty or delay in the purchasing decisions of our future customers, which may in turn negatively impact product sales. If there are not adequate reimbursement levels, our business and results of operations could be adversely affected.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year pursuant to the Budget Control Act of 2011, which began in 2013 and will remain in effect through 2030 unless additional Congressional action is taken. However, the Medicare sequester reductions under the Budget Control Act of 2011 were suspended from May 1, 2020 through December 31, 2020 due to the COVID-19 pandemic, pursuant to provisions of the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which also extended the sequester by one year, through 2030, in order to offset the added expense of the 2020 cancellation. The 2021 Consolidated Appropriations Act was subsequently signed into law on December 27, 2020 and extended the CARES Act suspension period to March 31, 2021.

We cannot predict whether future health care initiatives will be implemented at the federal or state level or in countries outside of the United States in which we may do business in the future, or the effect any future legislation or regulation will have on the company.

Inadequate funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and technologies from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve or clear new medical device products and technologies can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also increase the time necessary for new products and technologies to be reviewed and/or authorized by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times, and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. Separately, in response to the COVID-19 pandemic, in March 2020, the FDA announced its intention to temporarily postpone most inspections of foreign manufacturing facilities and products and technologies, as well as to temporarily postpone routine surveillance inspections of domestic manufacturing facilities. Subsequently, on July 10, 2020, the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system.

As of January 29, 2021, the FDA noted it was continuing to ensure timely reviews of applications for medical products and technologies during the COVID-19 pandemic in line with its user fee performance goals and conducting “mission-critical” domestic and foreign inspections to ensure compliance of manufacturing facilities with FDA quality standards. Utilizing a rating system to assist in determining when and where it is safest to conduct such inspections based on data about the trajectory of SARS-CoV-2 infections in a given state and locality and the rules and guidelines that are put in place by state and local governments, the FDA is either continuing to, on a case-by-case basis, conduct only “mission-critical” inspections, or, where possible to do so safely, resuming prioritized domestic inspections, which generally include pre-approval inspections. Foreign pre-approval inspections that are not deemed mission-critical remain postponed, while those deemed mission-critical will be considered for inspection on a case-by-case basis. The FDA will use similar data to inform resumption of prioritized operations abroad as it becomes feasible and advisable to do so, and it has recently resumed inspections in China and plans to also resume such activities in India as soon as possible. The FDA’s assessment of whether an inspection is mission-critical considers many factors related to the public health benefit of U.S. patients having access to the product subject to inspection, including whether the products and technologies are used to diagnose, treat, or prevent a serious disease or medical condition for which there is no other appropriate substitute. Both for-cause and pre-approval inspections can be deemed mission-critical. The FDA may not be able to maintain this pace and delays or setbacks are possible in the future.

Additionally, regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown or slowdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process regulatory submissions, which could have a material adverse effect on our future business. Further, following the completion of the Business Combination and in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property, our ability to maintain any technological or competitive advantage over our competitors and potential competitors would be adversely impacted, and our business may be harmed.

We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to obtain, maintain, and protect our intellectual property, third parties may be able to compete more effectively against us, and we may lose our technological or competitive advantage. We may also incur substantial litigation costs in our attempts to defend, enforce recover or restrict the use of our intellectual property.

We cannot assure investors that any of our currently pending or future patent applications will result in granted patents, and we cannot predict how long it will take for such patents to be granted or whether the scope of such patents, if granted, will adequately protect the Vicarious System from competitors. It is possible that, for any of our patents that have been granted or that may be granted in the future, other parties will design alternatives that do not infringe our patents. Further, we cannot assure investors that other parties will not challenge any patents granted to us or that courts or regulatory agencies will hold our patents to be valid or enforceable. We cannot guarantee investors that we will be successful in defending challenges made against our patents. Any successful third-party challenge to our patents could result in the unenforceability or invalidity of such patents, or to such patents being interpreted narrowly or otherwise in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:

•        we or our licensors (should we in-license IP in the future) might not have been the first to make the inventions covered by our pending patent applications or granted patents;

•        we or our licensors might not have been the first to file patent applications for our inventions. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”) that could result in substantial cost to us and may be unsuccessful. No assurance can be given that our patent applications or granted patents (or those of our licensors) will have priority over any other patent or patent application involved in such a proceeding;

•        other parties may independently develop similar or alternative products and technologies or duplicate any of our products and technologies;

•        it is possible that our owned or licensed pending patent applications will not result in granted patents in the United States or foreign jurisdictions, and even if such pending patent applications grant as patents, they may not provide a basis for intellectual property protection of commercially viable products and technologies, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties;

•        we may not develop additional proprietary products and technologies and technologies that are patentable;

•        the patents of other parties may block us from practicing our technology and thereby have an adverse effect on our business; and

•        while we apply for patents covering our products and technologies and uses thereof, as we deem appropriate, we may fail to apply for or obtain patents on important products and technologies and uses thereof in a timely fashion or at all, or we may fail to apply for or obtain patents in potentially relevant jurisdictions.

The strength of patents involves complex legal questions and can be uncertain. Even if one or more patents do successfully issue, third parties may challenge the validity, enforceability, inventorship or scope thereof. Such a challenge may result in such patents being narrowed, invalidated or held unenforceable. If the breadth or strength of protection provided by our patents is threatened, it could dissuade companies from collaborating with us to develop, and threaten our ability to commercialize, our technology. Further, if we encounter delays in clinical trials, the period of time during which we could market our products under patent protection would be reduced. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we are the first to file any patent application related to our products. This will require us to be cognizant of the time from invention to filing of a patent application.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. For example, we may become involved in opposition, interference, derivation, inter partes review or other proceedings challenging our patent rights, and the outcome of any proceedings are highly uncertain. Such challenges may result in the patent claims of our patents being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new technology, patents protecting such technology might expire before or shortly after such technology is commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our products or otherwise provide us with a competitive advantage.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage over our products and technologies and protection against our competitors’ products and technologies, our competitive position could be adversely affected, as could our business.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.

The patenting process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Our pending and future patent applications may not result in issued patents that protect our technology or products, in whole or in part. In addition, our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing products and technologies.

If we delay in filing a patent application, and a competitor files a patent application on the same or a similar technology before we do, we may face a limited ability to secure patent rights. We may not be able to patent the technology at all. Even if we can patent the technology, we may be able to patent only a limited scope of the technology, and the limited scope may be inadequate to protect our products, or to block competitor products that are similar or adjacent to ours. Our earliest patent filings have been published. A competitor may review our published patents and arrive at the same or similar technology advances for our products as we developed. If the competitor files a patent application on such an advance before we do, then we may no longer be able to protect the technology. We may require a license from the competitor, and if the license is not available on commercially-viable terms, then we may not be able to launch our products.

In addition to pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Our suppliers may also have access to the patented technology owned or used by us as well as other proprietary information, and these suppliers are subject to confidentiality provisions under their agreements with us.

Such agreements or provisions may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Notwithstanding any such agreements, there is no assurance that our current or former manufacturers or suppliers will not use and/or supply our competitors with our trade secrets, know-how or other proprietary information to which these parties gained access or generated from their relationship with us. This could lead to our competitors gaining access to patented or other proprietary information. Moreover, if a party to an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time-consuming, the outcome would be unpredictable, and any remedy may be inadequate. Courts outside the United States may be less willing to protect trade secrets.

In addition, competitors could purchase our products and technologies and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect our market share against competitors’ products and technologies and methods, our competitive position could be adversely affected, as could our business.

We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products and technologies, and we cannot provide any assurances that we would be able to obtain such licenses.

We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products and technologies, and we cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products and technologies in the absence of such a license. We may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. If we could not obtain a license, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products and technologies, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties, damages and/or other forms of compensation.

Licensing intellectual property involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•        the scope of rights granted under the license agreement and other interpretation-related issues;

•        whether and the extent to which our technology and processes infringe intellectual property of the licensor that is not subject to the licensing agreement;

•        our right to sublicense patent and other rights to third parties under collaborative development relationships;

•        our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products and technologies, and what activities satisfy those diligence obligations; and

•        the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and our partners.

If disputes over licensed intellectual property prevent or impair our ability to maintain the licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product, or the dispute may have an adverse effect on our results of operations.

In addition to agreements pursuant to which we in-licenses intellectual property, we may in the future grant licenses under our intellectual property. Like in-licenses, out-licenses are complex, and disputes may arise between us and our licensees, such as the types of disputes described above. Moreover, our licensees may breach their obligations, or we may be exposed to liability due to our failure or alleged failure to satisfy our obligations. Any such occurrence could have an adverse effect on our business.

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive for commercializing our technology. More established companies may have a competitive advantage over us due to their larger size, cash resources, or commercialization capabilities. There can be no assurance that we will be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property that we may seek to acquire.

We and our partners may be sued for infringing the intellectual property rights of third parties. If that happens, such litigation would be costly and time consuming, and an unfavorable outcome in any such litigation could have a material adverse effect on our business.

Our success also depends on our ability to develop, manufacture, market and sell the Vicarious System without infringing the proprietary rights of third parties. Numerous U.S. and foreign-issued patents and pending patent applications owned by third parties exist in the fields in which we are developing the Vicarious System. As part of a business strategy to impede our successful commercialization and entry into new markets, competitors may claim that the Vicarious System infringes their intellectual property rights and may suggest that we enter into license agreements. Such competitors may bring litigation against us or our partners to enforce such claims.

Such claims may or may not be meritorious, but even if such claims are without merit, we could incur substantial costs and the attention of our management and technical personnel could be diverted in defending us against or settling such claims. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on our ability to conduct our business and on our finances. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer the Vicarious System and could result in a substantial award of damages against us. In addition, since we could sometimes agree to indemnify customers, collaborators or licensees, we may have additional liability in connection with any infringement or alleged infringement of third-party intellectual property. Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents that the Vicarious System or proprietary technologies infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or the Vicarious System. There is a substantial amount of litigation involving patent and other intellectual property rights in the medical device space in general and in the robotic surgery field in particular. As we face increasing competition and as our business grows, we will likely face claims of infringement. If a third party claims that we or any of our licensors, customers or collaboration partners infringe a third party’s intellectual property rights, we may have to do any or all of the following:

•        seek licenses that may not be available on commercially reasonable terms, if at all;

•        cease commercializing any infringing product or redesign the Vicarious System or processes to avoid infringement where in some cases redesign may not be possible or may require substantial monetary expenditures and time;

•        pay substantial damages, including treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes upon or violates the third-party’s rights;

•        pay substantial royalties or fees or grant cross-licenses to our technology; and

•        defend litigation or administrative proceedings that may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can, because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-exam, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume time or other resources. We may choose to challenge a third party’s patent in patent opposition proceedings in the European Patent Office, or EPO, or other foreign patent office. The costs of these opposition proceedings could be substantial, and may consume time or other resources. If we fail to obtain a favorable result at the USPTO, EPO or other patent office, then we may be exposed to litigation by a third party alleging that the patent is infringed by our products or proprietary technologies.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation, as well as results of hearings, rulings on motions and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our products, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents or the patents that we license. In the event of infringement or unauthorized use, we may file one or more infringement lawsuits, which can be expensive and time-consuming. An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable or being interpreted narrowly and could put our patent applications at risk of not issuing. An adverse result could also require us to pay the legal fees of the opposing party. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Many of our competitors are larger than us and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise any funds necessary to continue our operations, continue our internal research programs, in-license needed technology, or enter into development partnerships that would help us bring the Vicarious System to market.

In addition, patent litigation can be very costly and time-consuming. An adverse outcome in any such litigation or proceedings may expose us or any of our future development partners to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on the technology or process claimed by the patent. In addition, if the breadth or strength of protection provided by our patents or those of our future licensors is threatened, it could dissuade other companies from collaborating with us to license, develop or commercialize current or future products. Such a loss of patent protection would have a material adverse impact on our business.

We may be required to protect our patents through procedures created to attack the validity of a patent at the USPTO. The USPTO hears post-grant proceedings, including PGR, IPR and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the America Invents Act (the “AIA”) and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our issued patents could be found invalid or unenforceable if challenged in court, which could have a material adverse impact on our business.

Any of our intellectual property rights could be challenged or invalidated despite measures we take to obtain patent and other intellectual property protection with respect to our products and proprietary technology. For example, if we or any of our partners were to initiate legal proceedings against a third party to enforce a patent covering the Vicarious System, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with the prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement during prosecution either in the U.S. or abroad. Third parties may also raise similar claims before the USPTO or foreign patent offices, even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art of which we and the patent examiner were unaware or was otherwise not considered during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the challenged patent. Such a loss of patent protection may have a material adverse impact on our business.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed alleged trade secrets of their other clients or former employers to us, which could subject us to costly litigation.

As is common in the medical device industry, we engage the services of consultants and independent contractors to assist us in the development of the Vicarious System. Many of these consultants and independent contractors were previously employed at, or may have previously provided or may be currently providing consulting or other services to, universities or other technology or medical device companies, including our competitors or potential competitors. We may become subject to claims that we, a consultant or an independent contractor, inadvertently or otherwise, used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. We may similarly be subject to claims stemming from similar actions of an employee, such as one who was previously employed by another company, including a competitor or potential competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team. If we were not successful, we could lose access or exclusive access to valuable intellectual property.

In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be the exclusive property of the Company. However, those agreements may not be honored and may not effectively assign intellectual property rights to us. For example, even if we have a consulting agreement in place with an academic advisor pursuant to which such academic advisor is required to assign any inventions developed in connection with providing services to us, such academic advisor may not have the right to assign such inventions to us, as it may conflict with his or her obligations to assign all such intellectual property to his or her employing institution.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents, trade secrets, or other intellectual property as an inventor or co-inventor. Also, former employees may become employed by competitors who develop similar technology, and could assist the competitor in designing around our patents. While it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. The assignment agreements entered into by us may not be self-executing or may be breached, and litigation may be necessary to defend against these and other claims challenging inventorship or our ownership of our patents, trade secrets or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to protect our intellectual property rights throughout the world, which could materially, negatively affect our business.

Filing, prosecuting and defending patents on current and future products and technologies in all countries throughout the world would be prohibitively expensive, and many markets outside the United States will likely be smaller than the United States for commercializing the Vicarious System. We may therefore choose to pursue a more limited set of patent filings outside the United States, such that our intellectual property rights in some countries outside the United States may be less extensive than those in the United States, or may not be pursued at all in such countries. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, regardless of whether we are able to prevent third parties from practicing our inventions in the United States, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products and technologies made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not pursued and obtained patent protection to develop their own products and technologies, and further, may export otherwise infringing products and technologies to territories where we have patent protection, but enforcement is not as strong as it is in the United States. These products and technologies may compete with our products and technologies, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if we pursue and obtain issued patents in particular jurisdictions, our patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from competing in such jurisdictions. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products and technologies in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. These proceedings could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, these proceedings could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license and may adversely impact our business.

In addition, we also face the risk that the Vicarious System will be imported or reimported into markets with relatively higher prices from markets with relatively lower prices, which would result in a decrease of sales and any payments we receive from the affected market. Recent developments in U.S. patent law have made it more difficult to stop these and related practices based on theories of patent infringement.

Patent terms may be inadequate to protect our competitive position on technology for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our products are obtained, once the patent life has expired for a product, we may be open to competition. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our products for a meaningful amount of time, or at all.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment (such as annuities) and other similar provisions during the patent application process and beyond. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In some cases, our licensors may be responsible for these payments or filings, thereby decreasing our control over compliance with these requirements.

If we fail to comply with such procedural, documentary, payment and other provisions for any item of intellectual property, such intellectual property may become abandoned or may lapse.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

In addition, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in, or diminish the goodwill associated with, our trademarks and trade names. Our efforts to enforce or protect our proprietary rights related to trademarks, trade names, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.

Numerous factors may limit any potential competitive advantage provided by our intellectual property rights.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, provide a barrier to entry against our competitors or potential competitors, or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our technology, we may not be able to fully exercise or extract value from our intellectual property rights. The following examples are illustrative:

•        others may be able to develop and/or practice technology that is similar to our technology or aspects of our technology that are not covered by the claims of any patents that have issued, or may issue, from our owned or in-licensed patent applications;

•        we might not have been the first to make the inventions covered by a pending patent application that we own or license;

•        we might not have been the first to file patent applications covering an invention and therefore may not be able to obtain or maintain patent protection for the invention;

•        others may independently develop similar or alternative technologies without infringing our intellectual property rights;

•        pending patent applications that we own or license may not lead to issued patents;

•        patents, if issued, that we own or license may not provide us with any competitive advantages, or may be interpreted narrowly or held invalid or unenforceable, as a result of legal challenges by our competitors;

•        third parties may compete with us in jurisdictions where we do not pursue and obtain patent protection;

•        we may not be able to obtain and/or maintain necessary or useful licenses on reasonable terms or at all;

•        third parties may be able to also license the intellectual property that we have licensed nonexclusively;

•        third parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights over that intellectual property;

•        we may not be able to maintain the confidentiality of our trade secrets or other proprietary information;

•        we may not develop or in-license additional proprietary technologies that are patentable; and

•        one or more third parties may pursue continuation patent applications with claims directed to our product offerings, and if issued such patents may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business and results of operations.

Litigation Risks

In addition to IP litigation risks (referenced above), we face the risk of product liability claims and may be subject to damages, fines, penalties and injunctions, among other things.

Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of medical devices, including those which may arise from the misuse (including system hacking or other unauthorized access by third parties to our systems) or malfunction of, or design flaws in, our products, when or if authorized for marketing. This liability may vary based on the FDA classification associated with our devices and with state law governing product liability standards applied to specification developers and/or manufacturers in a given negligence or strict liability lawsuit. We may be subject to product liability claims if the Vicarious System causes, or merely appears to have caused, an injury. Claims may be made by patients, healthcare providers or others selling the Vicarious System. The risk of product liability claims may also increase if our products are subject to a recall or seizure. Product liability claims may be brought by individuals or by groups seeking to represent a class.

Although we have insurance at levels that we believe to be appropriate, this insurance is subject to deductibles and coverage limitations. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. If we are unable to maintain insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we may be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business.

We may be subject to claims against us even if the apparent injury is due to the actions of others or misuse of the device or a partner device. Healthcare providers may use the Vicarious System in a manner inconsistent with the labeling and that differs from the manner in which it was used in clinical studies and authorization for use by the FDA. Off-label use of medical products by healthcare providers is common, and any such off-label use of the Vicarious System could subject us to additional liability, or require design changes to limit this potential off-label use once discovered. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity, which could result in the withdrawal of, or result in reduced acceptance of, the Vicarious System in the market.

Additionally, we may enter into various agreements where we indemnify third parties for certain claims relating to the Vicarious System. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnification obligations. We are not currently subject to any product liability claims; however, any future product liability claims against it, regardless of their merit, may result in negative publicity about us that could ultimately harm our reputation and could have a material adverse effect on our business, financial condition, or results of operations.

Risks Related to Our Securities and to Being a Public Company

Our outstanding Warrants will become exercisable for our Class A common stock 30 days after the Closing, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Following the Business Combination, there were 17,249,991 outstanding Public Warrants to purchase 17,249,991 shares of our Class A common stock at an exercise price of $11.50 per share, which Warrants will become exercisable 12 months from the closing of D8’s initial public offering, which occurred on July 17, 2020. In addition, there are 8,900,000 outstanding Private Placement Warrants issued in connection with D8’s public offering exercisable for 8,900,000 shares of our Class A common stock at an exercise price of $11.50 per share and 1,500,000 outstanding Private Placement Warrants issued upon conversion of working capital loans made to D8 exercisable for 1,500,000 shares of our Class A common stock at an exercise price of $11.50 per share. In certain circumstances, the Warrants may be exercised on a cashless basis. To the extent such Warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A common stock, the impact of which is increased as the value of our stock price increases.

Our Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement governing our Warrants.

As a result of the SEC Statement, D8 reevaluated the accounting treatment of its Public Warrants and Private Placement Warrants, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on D8’s balance sheet as of December 31, 2020 are derivative liabilities related to D8’s Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, it is expected that we will recognize non-cash gains or losses on the Warrants each reporting period and that the amount of such gains or losses could be material.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

Following the issuance of the SEC Statement, after consultation with its independent registered public accounting firm, D8’s management and its audit committee concluded that it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020 and for the unaudited interim quarterly periods ended September 30, 2020. See “— Our Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results.” As part of the Restatement, D8 identified a material weakness in its internal controls over financial reporting.

As a result of such material weakness, the Restatement, the change in accounting for the Warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. We can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Warrants is $11.50 per share of our Class A common stock. There can be no assurance that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

There are currently outstanding an aggregate of 27,649,991 Warrants to acquire shares of our Class A common stock, which comprise 8,900,000 Private Placement Warrants issued in connection with D8’s initial public offering and 1,500,000 Private Placement Warrants issued upon conversion of working capital loans made to D8 and 17,249,991 Public Warrants. Each of our outstanding whole Warrants is exercisable commencing the later of 30 days following the Closing and 12 months from the closing of D8’s initial public offering, which occurred on July 17, 2020, for one share of our Class A common stock in accordance with its terms. Therefore, as of October 1, 2021, if we assume that each outstanding whole Warrant is exercised and one share of Class A common stock is issued as a result of such exercise, with payment of the exercise price of $11.50 per share, our fully-diluted share capital would increase by a total of 27,649,991 shares, with approximately $318.0 million paid to us to exercise the Warrants.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the last day of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We cannot predict the impact our dual class structure may have on the stock price of our Class A common stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. As a result, the market price of shares of our Class A common stock could be adversely affected.

Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The provisions of the General Corporation Law of the State of Delaware (“DGCL”) and our organizational documents contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our common stock. Additionally, these provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, our organizational documents include provisions regarding:

•        the ability of our board of directors to issue one or more series of preferred stock;

•        the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        limitations on the liability of, and the indemnification of, our directors and officers;

•        the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•        the requirement that directors may only be removed from our board of directors for cause and upon the affirmative vote of the holders of at least 662/3% of the total voting power of then outstanding shares of our common stock;

•        a prohibition on stockholder action by written consent (except for actions by the holders of our Class B common stock or as required for holders of future series of our preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•        the requirement that a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors, or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of our board of directors and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least 662/3% of the total voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions in the Charter which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of our board of directors to amend the Bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire.

In addition, the provisions of the Director Nomination Agreement provide the Sponsor with certain board nomination rights which could also have the effect of delaying or preventing a change in control. For more information on the Director Nomination Agreement, see the section entitled “Certain Relationships and Related Party Transactions — Agreements with Vicarious Surgical Stockholders — Director Nomination Agreement” included elsewhere in this prospectus.

The provisions of our certificate of incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against us or our directors, officers or other employees, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to us or our stockholders, (c) any action asserting a claim against us or our officers or directors arising pursuant to any provision of the DGCL or the Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action to interpret, apply, enforce or determine the validity of the Charter or the Bylaws or any provision thereof, (e) any action asserting a claim against us or any current or former director, officer, employee, stockholder or agent of the Company governed by the internal affairs doctrine of the law of the State of Delaware or (f) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. The Charter also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the Charter does not address or apply to claims that arise under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; to the extent these provisions could be construed to apply to such claims, there is uncertainty as to whether a court would enforce such provisions in connection with such claims, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities will be deemed to have notice of and consented to the provisions of the Charter described in the preceding paragraph. These provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against us and our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against our company, a court could find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in such action. Furthermore, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Although we are not a “controlled company” within the meaning of the NYSE rules, we might become a “controlled company” in the future, and, as a result, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

If more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will become a “controlled company” within the meaning of the NYSE corporate governance standards. Following the completion of the Business Combination, the Legacy Vicarious Founders held approximately 80.0% of the voting power of our outstanding capital stock. The Legacy Vicarious Founders have no agreement or arrangement to act together with respect to voting of the Class B common stock, and thus they have not formed a “group” for purposes of controlled company status. Although no individual, group or other company will have more than 50% of the Company’s voting power, the Legacy Vicarious Founders may in the future decide to act as a group, and this concentration of voting power would cause us to become a “controlled company” within the meaning of the NYSE corporate governance standards.

As a result, if becomes a “controlled company” within the meaning of the NYSE corporate governance standards, then we will not be subject to the requirements that would otherwise require it to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for our board of directors’ selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Our principal stockholders and management will exert significant influence over us and their interests may conflict with yours in the future.

Each share of Class A common stock initially entitles its holders to one vote on all matters presented to stockholders generally and each share of Class B common stock initially entitles its holders to twenty votes on all matters presented to stockholders generally. Accordingly, the Legacy Vicarious Founders, by virtue of their Class B common stock, hold approximately 80.0% of the voting power of our outstanding capital stock. Accordingly, those owners, if voting in the same manner, will be able to control the election and removal of the directors of our board of directors (subject to the Director Nomination Agreement) and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the Charter and Bylaws and other significant corporate transactions of the Company for so long as they retain significant ownership of Class B common stock. This concentration of ownership may delay or deter possible changes in control of the Company, which may adversely affect the market price of shares of our Class A common stock.

USE OF PROCEEDS

All of the Class A common stock, Class B common stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $318.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “RBOT WS.”

We cannot currently determine the price or prices at which shares of Class A common stock, shares of Class B common stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our Class A common stock and Public Warrants are currently listed on the NYSE under the symbols “RBOT,” and “RBOT WS,” respectively.

The closing price of the Class A common stock and Public Warrants on October 14, 2021, was $11.57 and $1.76, respectively.

Holders

As of October 1, 2021, there were approximately 82 holders of record of our Class A common stock, three holders of record of our Class B common stock, one holder of record of the Public Warrants and two holders of record of the Private Placement Warrants.

Such numbers do not include beneficial owners holding our securities through nominee names. There is no public market for our Class B common stock.

Dividend Policy

We have not paid any cash dividends on our Class A common stock or Class B common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Vicarious Surgical Board at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Combined Company” refers to Vicarious Surgical Inc.(f/k/a D8 Holdings Corp.) and its subsidiaries after the Closing, “D8” refers to D8 Holdings Corp. prior to the Closing, and “Legacy Vicarious” refers to Vicarious Surgical US Inc. (f/k/a Vicarious Surgical Inc. and Vicarious Surgical Operating Co.) prior to the Closing.

Introduction

The following unaudited pro forma combined financial statements of the Combined Company present the combination of the financial information of D8 and Legacy Vicarious, adjusted to give effect to the Business Combination and consummation of the transactions contemplated by the Subscription Agreements (collectively, the “Transactions”). The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

D8 is a blank check company incorporated in Delaware on May 6, 2020. D8 was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At June 30, 2021, there was $345.3 million held in the Trust Account.

Legacy Vicarious was incorporated in the state of Delaware on May 1, 2014. Legacy Vicarious is combining advanced miniaturized robotics, computer science and 3D visualization to build a new category of intelligent and affordable, single-incision surgical robot, called the Vicarious System, that virtually transports surgeons inside the patient to perform minimally invasive surgery. Legacy Vicarious is headquartered in Waltham, Massachusetts.

The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what D8’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of D8. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with:

•        the accompanying notes to the unaudited pro forma condensed combined financial information;

•        D8’s and Legacy Vicarious’ audited and unaudited financial statements and related notes, in each case included elsewhere in this prospectus, the Current Report on Form 8-K (the “Form 8-K”) filed with the SEC on September 23, 2021 or the proxy statement/prospectus filed with the SEC on August 12, 2021 (the “Proxy Statement”);

•        the sections titled ”Management’s Discussion and Analysis of Financial Condition and Results of Operations of D8,” included in the Proxy Statement and ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus; and

•        other financial information included elsewhere in this prospectus, the current report on Form 8-K filed with the SEC on September 23, 2021 or the Proxy Statement.

The unaudited pro forma condensed combined financial data below reflects the 26,745,028 Class A ordinary shares of D8 that were redeemed by D8 shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on September 15, 2021, resulting in an aggregate payment of $267.7 million out of the Trust Account, at a redemption price of $10.01 per share (referred to herein as the “actual redemptions”).

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Legacy Vicarious has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Legacy Vicarious’ stockholders will have the majority of the voting power;

•        Legacy Vicarious’ stockholders will appoint a majority of the board of directors of the Combined Company;

•        Legacy Vicarious’ existing management will comprise the management of the Combined Company;

•        Legacy Vicarious will comprise the ongoing operations of the Combined Company;

•        Legacy Vicarious is the larger entity based on historical business operations; and

•        The Combined Company will assume Legacy Vicarious’ name.

Under this method of accounting, D8 will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Vicarious issuing stock for the net assets of D8, accompanied by a recapitalization. The net assets of D8 will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Transactions

On September 17, 2021, D8 and Legacy Vicarious consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated April 15, 2021, (through the merger of Merger Sub with and into Legacy Vicarious, with Legacy Vicarious surviving the merger as a wholly owned subsidiary of the Combined Company.

Pursuant to the Business Combination Agreement, D8 acquired all of the outstanding shares of common stock of Legacy Vicarious for approximately $1.0 billion in aggregate consideration. Legacy Vicarious stockholders received shares of Class A common stock (valued at $10.00 per share), equal to (i) the amount of shares of Legacy Vicarious capital stock owned by such Legacy Vicarious stockholders multiplied by (ii) 3.29831 for each share in such class of Legacy Vicarious capital stock. The Legacy Vicarious Founders received shares of Class B common stock equal to (i) the amount of shares of Legacy Vicarious Class A common stock owned by such Legacy Vicarious Founder multiplied by (ii) 3.29831 for each share of Legacy Vicarious Class A common stock.

In connection with the execution of the Business Combination Agreement, D8 entered into the Subscription Agreements. Pursuant to the Subscription Agreements, the PIPE Investors agreed to purchase, and D8 agreed to sell to the PIPE Investors, an aggregate of 14,200,000 shares of Class A common stock for a purchase price of $10.00 per share and at an aggregate purchase price of $142,000,000 (collectively, the “PIPE Financing”). The transactions contemplated by the Subscription Agreements were consummated on September 17, 2021.

The following represents the aggregate merger consideration reflecting the actual redemptions:

(in thousands)	Purchase Price	Shares Issued
Share consideration to Legacy Vicarious(a)(b)	$998,423,988	99,842,398

____________

(a)      The value of common stock issued to Legacy Vicarious included in the consideration is reflected at $10 per share as defined in the Business Combination Agreement.

(b)      The total 99.8 million consideration shares include 88.0 million shares to be issued for all issued and outstanding Legacy Vicarious common and preferred stock plus 11.8 million shares underlying unvested, unissued, and/or unexercised options. In connection with the Closing, all Legacy Vicarious warrants were exercised on a “cashless basis” and such holder received 146,577 shares of Class A common stock.

The following summarizes the unaudited pro forma common stock shares outstanding reflecting actual redemptions:

Ownership

Equity Capitalization Summary at Closing	Shares	%	Votes(B)%
Class A Shareholders
VS Equity Class A Shareholders(A)	68,252,480	58	68,252,480	14
D8 Public Shareholders	7,754,972	7	7,754,972	2
D8 Sponsor	8,625,000	7	8,625,000	2
PIPE Investors	14,200,000	12	14,200,000	3
Total Class A Shareholders	98,832,452	83	98,832,452	20

Class B Shareholders
VS Equity Class B Shareholders	19,789,860	17	395,797,200	80

Class Total Shareholders	118,622,312	100	494,629,652	100

____________

(A)     Total consideration to be issued to Legacy Vicarious is $998.4 million or 99.8 million shares ($10 per share price). The total shares to be issued includes Legacy Vicarious common and preferred stock plus shares underlying unvested options. In connection with the Closing, all Legacy Vicarious warrants were exercised on a “cashless basis” and such holder received 146,577 shares of Class A common stock. Accordingly, the consideration shares outstanding at the Closing of the Business Combination has been adjusted to exclude the portion of consideration shares that were unvested, unissued, and/or unexercised at the Closing of the Business Combination.

(B)     Holders of Class A common stock have one vote per share while holders of Class B common stock, the Legacy Vicarious Founders, have 20 votes per share.

The following unaudited pro forma combined balance sheet as of June 30, 2021 and the unaudited pro forma combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are based on the historical financial statements of D8 and Legacy Vicarious. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021 Historical		Actual Redemptions Into Cash
	D8	VS	Pro Forma Accounting		Pro Forma Balance
(in thousands, except for share and per share amounts)	(US GAAP)	(US GAAP)	Adjustments		Sheet
ASSETS
Current assets:
Cash and cash equivalents	$236	$7,706	$190,288	A, B, C, G	$198,230
Prepaid expenses and other current assets	41	495	—		536
Total current assets	277	8,201	190,288		198,766
Restricted cash	—	622	—		622
Property and equipment, net	—	1,520	—		1,520
Deferred transaction costs	—	1,774	(1,774)	B	—
Cash and marketable securities held in Trust Accounts	345,265	—	(345,265)	A	—
Total assets	$345,542	$12,117	$(156,751)		$200,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78	$1,820	$(911)	B	$987
Accrued expenses	2,091	1,894	(708)	B	3,277
Current portion of equipment loans	—	47	—		47
Current portion of term loan	—	450	—		450
Total current liabilities	2,169	4,211	(1,619)		4,761
Deferred rent	—	1,188	—		1,188
Equipment loans, net of current portion	—	39	—		39
Term loan, net of current portion	—	959	—		959
Deferred underwriting commissions	12,075	—	(12,075)	B	—
Warrant liabilities	50,707	—	—		50,654
Total liabilities	64,951	6,397	(13,694)		57,654

D8 Holdings Corp Class A ordinary shares subject to possible redemption	275,591	—	(275,591)	D	—
VS Preferred stock	—	46,670	(46,670)	E	—

Shareholders’ equity/(deficit)
VS Class A and B units	—	1	(1)	E	—
D8 Holdings Corp Class B ordinary shares, $0.0001 par value	1	—	(1)	D	—
Combined Company Preferred stock, $0.0001 par value	—	—	—		—
Combined Company Class A common stock, $0.0001 par value	—	—	9	C, D, E, F, G	9
Combined Company Class B common stock, $0.0001 par value	—	—	2	E	2
Additional paid-in capital	38,675	2,509	145,636	B, C, D, E, F, G	186,820
Accumulated deficit	(33,676)	(43,460)	33,559	B, F	(43,577)
Total shareholders’ equity (deficit)	5,000	(40,950)	179,204		143,254
Total liabilities, ordinary shares subject to possible redemption and shareholders’ equity	$345,542	$12,117	$(156,751)		$200,908

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	Historical		Actual Redemptions into Cash
(in thousands, except share and per share amounts)	D8	VS	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Operating expenses:
Research and development	—	7,616	—		7,616
Sales and marketing	—	551	—		551
General and administrative	2,936	3,676	—		6,612
Administrative fee – related party	60	—	(60)	AA	—
Total operating expenses	2,966	11,843	(60)		14,779
Loss from operations	(2,996)	(11,843)	60		(14,779)
Other income (expense), net:
Change in fair value of derivative warrant liabilities	(21,292)	—	—		(21,292)
Net gain on securities held in trust	74	—	(74)	BB	—
Interest income	—	2	—		2
Interest expense	—	(28)	—		(28)
Total other income (expense), net	(21,218)	(26)	(74)		(21,318)
Loss before income taxes	(24,214)	(11,869)	(14)		(36,097)
Income tax expense	—	—	—		—
Net loss	$(24,214)	$(11,869)	$(14)		$(36,097)
Weighted average shares outstanding	N/A	6,404,522			118,622,312
Net loss per common share, basic and diluted	N/A	$(1.85)			$(0.30)
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,500,000
Basic and diluted net income per share, Class A ordinary shares	$0.00
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,625,000
Basic and diluted net loss per share, Class B ordinary shares	$(2.82)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	Historical		Actual Redemptions into Cash
(in thousands, except share and per share amounts)	D8	VS	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Operating expenses:
Research and development	—	9,796	—		9,796
Sales and marketing	—	861	—		861
General and administrative	297	2,328	—		2,625
General and administrative – related party	55	—	(55)	AA	—
Total operating expenses	352	12,985	(55)		13,282
Loss from operations	(352)	(12,985)	55		(13,282)
Other income (expense), net:
Interest income	—	113	—		113
Interest expense	—	(3)	—		(3)
Change in fair value of derivative warrant liabilities	(8,613)	—	—		(8,613)
Financing cost – derivative warrant liabilities	(689)	—	—		(689)
Net gain from investments held in Trust Accounts	191	—	(191)	BB	—
Total other income (expense), net	(9,111)	110	(191)		(9,192)
Income (loss) before income taxes	(9,463)	(12,875)	(136)		(22,474)
Income tax expense	—	—	—		—
Net loss	$(9,463)	$(12,875)	$(136)		$(22,474)
Weighted average shares outstanding	N/A	5,809,312			118,622,312
Net loss per common share, basic and diluted	N/A	$(2.22)			$(0.19)
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,312,500
Basic and diluted net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,280,711
Basic and diluted net loss per share, Class B ordinary shares	$(1.17)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, D8 is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Vicarious issuing stock for the net assets of D8, accompanied by a recapitalization. The net assets of D8 is stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        D8’s unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021 included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2021 (the “Quarterly Report”); and

•        Legacy Vicarious’ unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2020 included elsewhere in this prospectus or the current report on Form 8-K filed with the SEC on September 23, 2021.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        D8’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes included in the Quarterly Report; and

•        Legacy Vicarious’ unaudited statements of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this prospectus or the current report on Form 8-K filed with the SEC on September 23, 2021.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        D8’s audited statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in the Proxy Statement; and

•        Legacy Vicarious’ audited statements of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus or the current report on Form 8-K filed with the SEC on September 23, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that D8 believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. D8 believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company They should be read in conjunction with the historical financial statements and notes thereto of D8 and Legacy Vicarious.

2.    Accounting Policies

Upon completion of the Transactions, management will perform a comprehensive review of D8’s and Legacy Vicarious’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

3.    Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to transactional accounting adjustments.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of D8’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

As the pro forma combined company would be in a loss position for all periods presented, an effective tax rate of 0% was applied to the transactional accounting adjustments.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021 are as follows:

(A)    Reflects the reclassification of $345.3 million of cash held in D8’s Trust Account that became available at the Closing of the Business Combination.

(B)    Reflects the settlement of $29.3 million of transaction costs at close in connection with the Business Combination. Of the total, $15.6 million relates to advisory, legal and other fees to be incurred which are adjusted by $15.5 million against additional paid in capital and $0.1 million against retained earnings, $3.1 million related to the PIPE Financing fees adjusted against additional paid in capital. In addition, D8 had incurred $12.1 million of underwriting fees that were recorded as payable on its balance sheet as of June 30, 2021, which was subsequently reduced by $6.0 million by mutual agreement between the parties in July of 2021, with the remaining $6.1 million to be paid in cash upon Closing. D8 and Legacy Vicarious have utilized $4.5 million of the reduction in underwriting fees to fund additional capital advisory, legal and other fees associated with the Business Combination.

(C)    Reflects the proceeds of $142 million from the issuance of 14,200,000 shares of Class A common stock with par value of $0.0001 in the PIPE Financing based on commitments received which will be offset by the PIPE Financing fee of 2.6% of gross proceeds or $3.1 million.

(D)    Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

(E)    Reflects the recapitalization of Legacy Vicarious’ equity and issuance of 88.0 million shares, 68.2 million shares of Class A common stock at $0.0001 par value and 19.8 million shares of Class B common stock at $0.0001 par value, as consideration for the reverse recapitalization. Total consideration to be issued to Legacy Vicarious is $998.4 million or 99.8 million shares ($10 per share price). The total 99.8 million consideration shares include 88.0 million shares (68.2 million shares of Class A common stock and 19.8 million shares of Class B common stock) to be issued for all issued and outstanding Legacy Vicarious common and preferred stock, as reflected in the pro forma balance sheet, plus 11.8 million shares of Class A common stock underlying unvested, unissued, and/or unexercised options, which are excluded from the pro forma balance sheet adjustment since the shares are subject to further vesting or exercise at close. In connection with the Closing, all Legacy Vicarious warrants were exercised on a “cashless basis” and such holder received 146,577 shares of Class A common stock.

(F)    Reflects the reclassification of D8’s historical retained earnings to additional paid in capital as part of the reverse recapitalization.

(G)    Reflects the redemption of all approximately 26.7 million Public Shares outstanding for $267.7 million held in trust, which is allocated to Class A common stock and additional paid-in capital using $0.0001 par value per share.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are as follows:

(AA) Reflects the elimination of the D8’s administrative service fee paid to the Sponsor that will cease upon the Closing of the Business Combination.

(BB) Reflects the elimination of interest income and unrealized gain earned on the D8’s Trust Account.

4.    Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate redeemed shares for the entire periods.

The unaudited pro forma combined financial information has been prepared reflecting redemptions for the year ended December 31, 2020 and the six months ended June 30, 2021:

	Six Months Ended June 30, 2021 Pro Forma	Year Ended December 31, 2020 Pro Forma

(in thousands, except share and per share amounts)	Actual Redemptions Into Cash	Actual Redemptions Into Cash
Pro forma net loss	$(36,097)	$(22,474)
Pro forma weighted average shares outstanding, basic and diluted	118,622,312	118,622,312
Pro forma net loss per share – basic and diluted	$(0.30)	$(0.19)

Pro forma weighted average shares outstanding – basic and diluted
D8 Public shareholders	7,754,972	7,754,972
D8 Sponsor	8,625,000	8,625,000
Total D8	16,379,972	16,379,972
Legacy Vicarious(1)	88,042,340	88,042,340
PIPE Investors	14,200,000	14,200,000
Pro forma weighted shares outstanding – basic and diluted(2)	118,622,312	118,622,312

Excluded VS Shares:

Vested, unexercised shares	4,723,730	4,723,730
Unvested shares	7,070,344	7,070,344
Excluded VS shares	11,794,074	11,794,074

____________

(1)      Excludes 11.8 million Legacy Vicarious consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options). Total consideration to be issued to Legacy Vicarious is $998.4 million or 99.8 million shares ($10 per share price). The total shares to be issued includes all issued and outstanding Legacy Vicarious common and preferred stock plus shares underlying unvested and vested but unexercised options. In connection with the Closing, all Legacy Vicarious warrants were exercised on a “cashless basis” and such holder received 146,577 shares of Class A common stock. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that will be unvested, and/or unexercised at the Closing of the Business Combination.

(2)      For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding Warrants sold in the initial public offering, Warrants sold in the Private Placement, and Legacy Vicarious options and warrants are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 27.7 million shares D8 Class A Ordinary Shares underlying the Warrants sold in the initial public offering and the Private Placement, (b) 18.4 million Legacy Vicarious consideration shares for unvested, unissued, and/or unexercised stock options.

BUSINESS

The following discussion reflects the business of Vicarious Surgical, as currently embodied by Vicarious Surgical. Unless the context otherwise requires, all references in this section to the “Company”, “we,” “us” and “our” generally refer to Vicarious Surgical in the present tense or Vicarious Surgical from and after the Business Combination.

Overview

Prior to the Domestication and the Closing, we were a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 16, 2021, we incorporated as a Delaware corporation in connection with the Domestication. On September 17, 2021, we completed the Business Combination pursuant to the Business Combination Agreement dated April 15, 2021 that we entered into with Legacy Vicarious. In connection with the transactions contemplated by the Business Combination, we changed our name to “Vicarious Surgical Inc.” and the business of Legacy Vicarious became our business.

We are combining advanced miniaturized robotics, computer science and 3D visualization to build an intelligent and affordable, single-incision surgical robot, called the Vicarious System, that virtually transports surgeons inside the patient to perform minimally invasive surgery, or MIS. With our disruptive next-generation robotics technology, we are seeking to increase the efficiency of surgical procedures, improve patient outcomes and reduce healthcare costs. We believe that the Vicarious System is the only surgical robotic system to receive a “Breakthrough Device” designation from the U.S. Food and Drug Administration, or the FDA, for ventral hernia procedures. A Breakthrough Device designation offers multiple benefits designed to accelerate the timeline to market for novel medical devices, including priority review of the pre-market submission for the device, and an established pathway to Centers for Medicare & Medicaid Services, or CMS, reimbursement and coverage. However, the process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved. Led by a visionary team of engineers from the Massachusetts Institute of Technology, or MIT, we intend to deliver the next generation in robotic-assisted surgery, designed to solve the shortcomings of open surgery, and current laparoscopic and robot-assisted MIS. We have developed multiple prototypes and intends to request a pre-submission meeting with the FDA by the end of 2021 and to file a 510(k) application for the Vicarious System for ventral hernia procedures by the end of 2023, and other indications thereafter.

The Vicarious System is uniquely designed to overcome the deficiencies that have limited broad adoption of robot-assisted MIS to date. By fundamentally engineering a better solution, we believe we have created a more capable surgical robot than those currently available on the market, and if approved by the FDA, the Vicarious System will offer surgeons the ability to perform surgical procedures with greater dexterity and greater access to the entire abdomen, with better visibility and sensor-based feedback, through a small single incision in the abdomen. The Vicarious System features proprietary “de-coupled” actuators, which are intended to enable a cascade of benefits, including improved robotic mobility, reduced size, improved functionality and lower materials costs. The Vicarious System is designed to enable surgeons to perform procedures, if approved by the FDA, inside the abdomen with human-equivalent motion, with a full nine degrees of freedom per robotic arm, providing an experience that is more natural, and more akin to the surgeon’s own upper body movements. In surgical procedures conducted on cadavers, the Vicarious System provides exceptional reach within the abdomen, and if approved by the FDA, it will enable the surgeon to enter the abdomen from nearly any angle and work in nearly any direction, without having to triangulate to the surgical area from multiple incisions or to operate only within the limited area directly in front of a single incision. The Vicarious System is designed to provide exceptional visualization, with a high-performance, stereoscopic camera that rotates in three degrees of freedom (yaw, pitch, and roll) to provide the surgeon with stereoscopic imaging of nearly every surface in the abdomen. The Vicarious System also contains 28 sensors per instrument arm, which allows the system to provide real-time feedback to the surgeon on force, motion and other key data that are intended to enhance surgical procedures and patient outcomes.

The Vicarious System is being developed to provide attractive advantages to hospitals and ambulatory surgical centers, or ASCs, which we believe will drive rapid and widespread adoption. Unlike the large footprints of legacy surgical robotic systems that require a construction build-out and a dedicated operating room, the Vicarious System is much smaller and could be easily moved to any operating room throughout a medical facility. We anticipate that, if approved by the FDA, the smaller size and advanced engineering of the Vicarious System and related disposable instruments will be offered at a cost-effective price point compared to existing legacy robotic systems. Hospitals and ASCs would not be required to dedicate permanent space and would reduce expenses relating to sterilization and operating room turnover. We believe that, if approved by the FDA, adoption of the Vicarious System could be facilitated by a streamlined training regimen, where surgeons will be able to develop proficiency much more quickly than for legacy robotic systems. This is due to the design features of the Vicarious System, such as the ease of use and more natural, human-equivalent motion of the Vicarious System, the reduced surgeon burden during setup, and the fact that the Vicarious System would not be confined to a dedicated operating suite and therefore could have more availability for training purposes. In addition, with its increased capability and dexterity, the Vicarious System is designed to enable many procedures to be performed faster and more effectively, with less injury and risk to the patient, significantly reducing overall healthcare costs. Because the Vicarious System had not yet been approved by the FDA or commercialized, the intended advantages of the Vicarious System have not yet been realized and are dependent upon the successful development of the Vicarious System and a timely approval by the FDA.

We estimate that there are 39 million soft tissue abdominal and gynecological surgical procedures performed annually worldwide that could be addressed with the Vicarious System, including ventral hernia, other types of hernia, hysterectomy, cholecystectomy (gall bladder) and certain other gastrointestinal procedures. The Breakthrough Device designation from the FDA is for ventral hernia, which we intend to be the first clinical application for the Vicarious System, of which there are estimated to be 4.1 million cases worldwide and 0.9 million in the U.S. We then intend to seek FDA approval to enable the expansion into the other applications addressable by the Vicarious System.

Industry Background

Despite the advancements in manual and robot-assisted MIS over the last 40 years, of the estimated 39 million procedures addressable by the Vicarious System, it is estimated that more than 50% are currently performed by open surgery and less than 5% are performed by existing robot-assisted MIS technologies today. The large incisions required for open surgery, while allowing the surgeon to see with their own eyes and operate with their own hands, create significant trauma to the patient, resulting in long hospitalization and recovery times, high hospitalization costs, as well as significant pain and suffering. Due to the significant trauma to the patient associated with open surgery, 15% to 20% of such surgeries result in tissue or internal organs pushing through the muscle into the abdomen, or incisional hernias, caused by the operation, requiring additional complex surgery to correct. Although there have been significant improvements in MIS procedures over open surgery, the following limitations associated with MIS still exist:

•        Laparoscopic surgery results in improved patient outcomes, but it presents significant challenges for surgeons, primarily associated with using long, rigid instruments through multiple incisions across the abdominal wall, which introduces the “fulcrum effect” requiring the surgeon to adjust for the inversion and scaling of movements. These laparoscopic instruments are difficult to manipulate, have limited degrees of freedom, limited reach and reduced depth-perception and visibility, which requires significant coordination among the surgical team to perform the procedure.

•        Multi-port robotic systems introduced in the early 2000s have managed to overcome some of the challenges associated with laparoscopy, but they require multiple incisions. While the wristed robotic instruments provide more dexterity than the long, rigid instruments used in laparoscopy, these robotic systems still require multiple systems and require the surgeon to define the workspace and kinematic motion profile of the robotic system for every procedure, based on where they create the incisions and where they intend to operate. Additionally, these systems are expensive and require a difficult learning-curve for surgeons. In addition, these systems are often underutilized because they have large footprints, limited portability and require extensive setup and longer operating room turnover time.

•        More recently, single-port surgical robots have been developed, but these systems are limited in that they rely on legacy robotic architecture, and thus require a much larger incision than multi-port robotic systems, have limited motion, strength, and visualization, and can only operate in a small procedural area. Given the relatively large size of the trocar incision required to be made by the surgeon to accommodate existing single-port robotic systems, among other limitations, these existing single-port robots have unfortunately resulted in significantly higher rates of complications with higher levels of injury to the patient, with less capability for the surgeon. For all these reasons, legacy single-port robotic solutions, much like multi-port manual and robotic MIS, have received limited adoption to date.

We believe the slow adoption of robot-assisted surgery, estimated to be less than 5% of the estimated 39 million addressable abdominal soft-tissue surgical procedures performed worldwide annually, has occurred because of several factors, including the following:

•        Significant Capital Investment.    Legacy robotic systems require high upfront acquisition costs and burdensome annual service contracts that are often prohibitively expensive, especially in outpatient settings. We estimate these capital costs to be up to $2.0 million or more per system upfront, plus an additional 10% to 20% annually for maintenance and service contracts.

•        Low Utilization.    In addition to the significant acquisition costs, existing robotic systems create inefficiencies and increase costs to medical facilities considering adoption. Due to their large size and limited portability, existing robotic systems require the construction of a dedicated operating room, occupying valuable real estate within the hospital. Once in place, these robotic systems require extensive set-up and operating room turnover times, which limits the number of procedures that can be performed with the robotic system.

•        Limited Capabilities.    Existing robotic systems have limited capabilities and are ill-suited for many outpatient procedures. Due to their limited degrees of freedom inside the abdomen, they depend on significant, complicated, robotic motion outside the body, and they have limited ability to operate in multiple quadrants, difficulty operating on the “ceiling” of the abdomen, create collisions inside and outside of the patient’s abdomen, and restrict overall access of the operating team to the patient.

•        Difficult to Use.    Existing robotic systems require the surgeon to develop an extensive procedure plan in advance to determine appropriate incision sites and angles for each procedure, in order to avoid collisions inside and outside of the patient’s abdomen. Surgeons must develop this plan with fewer degrees of freedom than they would employ using open surgery, restricting their natural movements. To become proficient at manipulating these legacy robotic systems to perform the procedures they otherwise were trained to perform via open surgery requires extensive training and several dozen procedures on live patients. As these systems are maintained in dedicated, expensive, operating rooms, obtaining access to train on the system becomes a significant impediment to adoption, resulting in more open surgeries.

The Vicarious System

The single-port Vicarious System with advanced, miniaturized robotics and exceptional visualization is designed to address the significant limitations of open surgery and existing single- and multi-port robotic surgical approaches to improve patient outcomes and enhance adoption by hospitals and other medical facilities. The Vicarious System is designed with a fundamentally different architecture, and proprietary “de-coupled actuators,” to overcome many of the limitations of open surgery or existing robot-assisted surgical procedures with a minimally invasive and more capable robotic system. This architecture enables unprecedented dexterity inside the abdomen through an ultra-thin support tube, providing significant improvement over existing legacy robotic systems and minimizing the complications and trauma associated with open surgery. The Vicarious System has not yet been approved by the FDA. We intend to request a pre-submission meeting with the FDA by the end of 2021 and to file a 510(k) application for the Vicarious System for ventral hernia procedures by the end of 2023, and other indications thereafter.

The Vicarious System consists of the following components:

•        Camera and Instrument Arms.    The Vicarious System has a high performance stereoscopic camera that, when combined with robotic motion, provides full 360-degree viewing capability and is being developed to continuously map the depth of the patient’s body. With a head mounted display, the camera moves in any direction following the motion of the surgeon’s head and, together with the instrument arms, based on cadaver studies, are capable of operating in nearly every direction within the abdomen, including rotating back and operating at the trocar incision point, unlike any robotic system on the market today. The Vicarious System’s surgical instrument arms have nine degrees of movement, completely mimicking the degrees of freedom in the surgeon’s own wrists, elbows and shoulders, providing for a more complete and more natural range of motion for the surgeon. While existing robotic systems are limited to operating in a small section directly in front of the rigid instrument, the Vicarious System’s unique ability to operate in nearly every direction is designed to provide significantly more capability to the surgeon, while minimizing the injury and trauma to the patient. The camera and both instrument arms are being developed to enter the abdomen through a single, 1.5 centimeter trocar that is within the size of conventional MIS trocars. Due to the smaller size of the Vicarious System, it will be able to provide significantly more sensing capability than existing systems, if the Vicarious System receives FDA approval. The Vicarious System features 28 sensors per arm, to provide valuable feedback to the surgeon in real-time, and the sensors will also be capable of providing robust intraoperative data to continually enhance our AI capabilities and enhance surgeon capabilities over the long-term.

•        Surgeon Console.    The Vicarious System surgeon console is designed to provide all the systems necessary for the surgeon to have an effective, immersive experience, visualizing the surgical field and controlling all the motions of the robot, and if approved by the FDA, enabling performance and patient outcomes that are not available on other existing systems. Visualization can be deeply immersive using a head mounted display that responds to the motion of the surgeon’s own head and allows the surgeon to feel as if he or she is “inside” the patient. When the surgeon wants to simultaneously engage and react to other activities within the operating room as well as what is going on inside the abdomen, he or she can remove the head mounted display and utilize the 3D surgical screen powered by proprietary software.

•        Patient Cart.    The Vicarious System patient cart is designed to be only 34 inches wide, which could easily pass through the doorways of hospitals, outpatient clinics, ambulatory surgical centers, and any standard doorway, alleviating the equipment maneuverability concerns experienced by healthcare providers with competitor surgical robotics systems. Unlike existing robotic systems, the Vicarious System, if approved by the FDA, would not require a dedicated operating room and could be wheeled into or out of any room, or stored in the hall, as the hospital does with other medical devices, significantly expanding accessibility to the system. Further, as most of the robotic motion occurs inside the abdomen in a single port, the Vicarious System does not have multiple, expensive, high-performance robotic arms outside the body, pivoting around the incision point to make small movements inside the body. We believe that these factors, together with the ability to utilize more advanced, sometimes less expensive manufacturing processes, will enable the Vicarious System to be significantly less expensive to build than competitive robotic systems, based on their publicly available data.

Vicarious System Advantages

We believe that to overcome the issues that have limited broad adoption of robot-assisted MIS procedures to date: cost, size, capability, ease of use, fast setup, high throughput, streamlined training, and improved patient outcomes, it is imperative to provide a solution that addresses all these concerns. The Vicarious System, with its advanced engineering and “de-coupled actuators,” which enable a revolutionary approach to the development of surgical robotics, is designed to be uniquely able to significantly improve upon each of these factors. Because of its proprietary engineering advantage, the Vicarious System is designed to offer more degrees of freedom and dexterity with which the surgeon can more naturally operate, and to provide greater visibility, sensing and functionality to the surgeon, all through a small, single port that is designed to offer more capability and fewer challenges than any single or multi-port surgical modality available. Because the Vicarious System had not yet been approved by the FDA or commercialized, the intended advantages of the Vicarious System have not yet been realized and are dependent upon the successful development of the Vicarious System and a timely approval by the FDA.

•        Decoupled Actuators.    Robotic arms are controlled by actuators at each joint. Traditionally, these actuators are “coupled,” meaning that movement of one joint causes movement at each subsequent or prior joint. This coupled motion can be corrected by legacy robots via complicated software to coordinate and eliminate the unwanted motion between these joints that would otherwise be created. However, the software cannot eliminate the exponential buildup of force across these joints caused by this coupled action. This exponential force buildup requires stronger cables and pulleys and other expensive and larger components, which adds significant size, cost, and limits the available mobility of legacy robotic systems. By fundamentally engineering a better solution, we have decoupled the motion between these actuators, reducing cost and integrating components and materials that enable enhanced visibility, flexibility and strength, which in turn are intended to provide significant benefits for surgeons, hospitals, ASCs and patients.

•        Surgeon Experience

•        Human Equivalent Motion — Nine Degrees of Freedom.    The Vicarious System is the only robotic system, compared to all legacy single- or multi-port solutions, to offer the same nine full degrees of freedom that exist in the natural motion of the surgeon’s own wrists, elbows and shoulders, providing unprecedented dexterity in a robot-assisted MIS. While other legacy robotic systems require the surgeon to conform and limit their movements to what the robot will enable, in cadaver studies, the Vicarious System offers the nearly full range of motion of the surgeon’s own upper body, providing an experience that is more natural, and more akin to what they know best, open surgery, except miniaturized and transformed inside the body.

•        Expanded Reach Inside the Abdomen.    With the full nine degrees of freedom provided by the Vicarious System, as shown in cadaver studies, the surgeon can enter the abdomen from nearly any angle and work in nearly any direction, with more freedom, all through a small single incision. Legacy robotic systems and manual MIS require the surgeon to triangulate to the surgical area and limit the surgeon to performing only in a small section directly in front of the incision. The Vicarious System’s unprecedented reach is designed to enable the surgeon to pivot in nearly any direction during surgery and the surgeon can even pivot backwards and operate near the incision site.

•        Sensing, Visualization and AI.    The surgeon can utilize the 3D screen on the console and eventually the surgeon will have the ability to utilize a head mounted display for visualization. The Vicarious System’s high-performance, stereoscopic camera can rotate in nearly every direction, following the natural motion of the surgeon’s head, and is being developed to provide full 3D mapping. The Vicarious System contains more than two dozen sensors per arm, designed to provide unmatched sensing capability that is being developed to deliver valuable feedback on force, motion and other key data, to the surgeon in real-time. These sensors also will be used to feed our rapidly expanding need for data and AI development, which will be utilized to further enhance surgical procedures and provide a significant link and insight between pre- and peri-operative data and patient outcomes.

•        Hospital and Ambulatory Surgical Center (ASC) Advantages

•        System Size.    Unlike legacy systems that require a construction build-out simply to fit their system into a dedicated operating room, the Vicarious System is designed to be small enough to fit through a single door. This is intended to enable faster set-up and break-down times, allowing the Vicarious System to be used anywhere within the facility.

•        Training.    Because of the more natural motion of the Vicarious System, together with the fact that it is not confined to a dedicated operating suite like most legacy robotic systems, the Vicarious System can be more available for surgeons to practice, and it is expected that surgeons would be able to develop proficiency more quickly and easily than with legacy systems, which could improve surgeon adoption and enhance hospital and ASC return on investment.

•        Economics/System Cost.    If approved by the FDA, we intend to offer the Vicarious System, maintenance and service support at more attractive pricing to existing legacy systems. With its increased capability and dexterity, it is expected that many procedures could be performed faster and more effectively, which could greatly reduce overall hospital costs.

•        Disposability.    Our instruments and accessories have been designed and will be offered at a price that enables them to be used once and then disposed. Hospitals and ASCs will no longer need to dedicate space and expense to ensure these items are properly sterilized and available for re-use.

•        Patient Outcomes

•        Enhanced Capability.    The Vicarious System will be designed to provide increased visualization and capability to the surgeon, and if the FDA approves the Vicarious System, it is intended to allow the surgeon to more easily perform advanced techniques that are proven in existing clinical use to provide for better patient outcomes.

•        Smaller Trocar — Fewer Complications.    In open surgery, due to the large size of the incision, the incision fails to heal properly 15-20% of the time, a complication requiring additional surgery to fix. Multi-port manual and robot-assisted MIS, while significantly less capable than the Vicarious System is designed to be, utilize small trocars (i.e., 8mm to 12mm), which greatly reduces this risk to approximately 1%. Existing single-port robots utilize at least a 25mm trocar size, which have a failure rate of nearly 10%, beginning to approach the failure rate of open surgery. The Vicarious System, like multi-port MIS, is designed to utilize a small trocar, which could enable superior results with the lowest overall risk. Currently, the Vicarious System utilizes an 18mm trocar, which is anticipated to be reduced to a 15mm trocar as development continues.

Our Strategy

With revolutionary advancements in design, we seek to democratize surgery through widespread access to a more capable and more affordable surgical robotic platform. Our objective is to become the leading provider of surgical robotic platforms for soft tissue surgery. To achieve this objective, we are pursuing the following business strategies, all of which are dependent upon the receipt of FDA clearance:

•        Drive adoption of the Vicarious System initially in the ventral hernia market.    We plan to initially focus our marketing efforts on surgeons and hospitals performing surgical procedures in general surgery, gynecology and other procedures that will benefit from our single incision platform. We believe our innovative system will deliver clinical and economic value that will address the unmet need in today’s surgical operating rooms. Our strategy is to work with key thought leaders in general surgery, gynecology and other specialties who can help provide feedback that will help guide our product roadmap and surgical techniques.

•        Expand indications.    The ability to have universal access to the abdomen with the Vicarious System also presents opportunities of other procedures that we plan to target in the near future. Some of the future indications that are being targeted are inguinal and hiatal hernias, hysterectomy, cholecystectomy (gallbladder), colorectal and other gastrointestinal procedures. We estimate that 39 million of these procedures are performed annually today.

•        Generate recurring revenue.    After the initial installation of the Vicarious System, our goal is to increase the utilization of the Vicarious System by demonstrating the procedural and workflow efficiency of the System. Faster set up and procedure times with the Vicarious System can enable hospitals and ASCs to potentially schedule more procedures, which would in turn drive volume sales of single use components, including the robotic arms, camera and instrument tips.

•        Demonstrate clinical and financial value proposition.    Over 50% of ventral hernia procedures are performed as open surgical procedures in the hospital. We aim to capitalize on the trend of moving procedures from hospitals to ASCs. Additionally, we believe that the Vicarious System can accelerate the ability to perform complex hernia surgeries with an MIS procedure in an ASC as opposed to a hospital. However, ASCs typically do not have significant capital budgets to justify large capital purchases, nor do they have infrastructure budgets to undertake the construction of a dedicated operating suite. The Vicarious System’s value proposition is designed to appeal to these ASCs.

•        Expand product offerings.    We believe that technologies such as virtual reality and AI have the potential to further enhance a surgeon’s capabilities. We plan to develop advanced AI features, such as 3D depth mapping, and automated suturing, to be incorporated into future generations of the Vicarious System.

•        Commercialization outside U.S.    If the FDA clears the Vicarious System for commercialization in the U.S., we intend to seek applicable regulatory clearances or approvals in Asia, Europe and the rest of the world to commercialize the Vicarious System worldwide.

Historical Development of the Vicarious System and Regulatory Pathway

The technology for our robot was developed by Legacy Vicarious Founders Adam Sachs, Sammy Khalifa, and Barry Greene between 2009 and 2015. After considerable prototyping and experimentation the team discovered and patented a cable pathway through the robotic arm to fully de-couple the motion of the robotic device. This series of innovations enabled the first successful prototype of a complete robotic arm that resembles the motion of the surgeon’s body. The founding team went on to take this design and create a full prototype of the device, machining the parts themselves and funding the project out of pocket. After the first fully functioning robotic arm was created, integrated with software designed by the Legacy Vicarious Founders, as well as a surgeon input tracking system, the founding team was able to raise outside capital and successfully grow the team in order to continue to drive development and growth.

We have conducted, and continue to conduct, several cadaver studies with the prototype Vicarious System. The goal of each study was to refine the performance of the Vicarious System. In these cadaver studies, the Vicarious System prototype was used to perform several ventral hernia repair procedures, hysterectomy procedures and cholecystectomy procedures. In addition, in these cadaver studies surgeons have used the Vicarious System prototype to perform various techniques for ventral hernia repair, including robotic transabdominal preperitoneal, or rTAPP, retrorectus, and intraperitoneal onlay mesh repair (IPOM) plus. These studies were used to gather insights regarding:

•        The length of the robotic instruments needed to perform ventral hernia repair;

•        Field and depth of view of the robotic camera;

•        User interface elements, such as the clutch pedal, navigation pedals and digital interface elements;

•        Quality of robotic end-effector motion in response to surgeon hand motion;

•        Insertion and extraction workflow; and

•        Reliability of the robotic instruments and camera.

In November 2019, we received FDA Breakthrough Device Designation for the Vicarious System with an indication for use of ventral hernia repair. The process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved. The Vicarious System is considered a Class II Medical Device and the proposed regulatory strategy for market clearance is a traditional 510(k) pathway. We intend to request a pre-submission meeting with the FDA in 2021 and anticipates filing a 510(k) application in 2023 for ventral hernia procedures.

Regulatory Roadmap for 510(k) Market Clearance

We will prepare and submit a 510(k) Premarket Notification Application to the FDA to demonstrate that the device to be marketed is as safe and effective and is substantially equivalent to a legally marketed predicate device. We do not believe that a human clinical investigation to evaluate the safety, performance, and effectiveness of the Vicarious System will be necessary to obtain FDA clearance under the proposed pathway for ventral hernia repair. In lieu of conducting a human pivotal clinical investigation, we will conduct robust non-clinical testing activities to verify and validate the safety, performance, effectiveness, functionality, usability and reliability characteristics of the Vicarious System with respect to the intended use, predicate device and defined requirements. A robust verification and validation process is expected to provide the necessary data to assess and determine that the Vicarious System is safe and effective.

Non-clinical verification and validation testing will be conducted to verify and validate that the Vicarious System meets all design specifications, intended use, and is substantially equivalent to the predicate device. These tests will include in-vitro, simulated clinical bench testing and cadaver studies, as well as animal studies to support and demonstrate the safety, performance, effectiveness, functionality, usability, and reliability characteristics of the Vicarious System with respect to the intended use, predicate device and defined requirements. Cadaver studies, representing realistic dimensions and contours of the human abdominal space, will be used primarily to verify and validate system functionality, performance, and safety relevant to patient anatomy and contexts of use with respect to insertion, access and movement within the abdominal cavity, visualization, manipulating tissue, cutting, and suturing as needed during a simulated ventral hernia repair. Animal studies will be used primarily to demonstrate performance, safety, efficacy, and usability of the system as relevant to a live model with respect to insertion, access and movement within the abdominal cavity, visualization, manipulating tissue, cutting, coagulating, and suturing, during a simulated ventral hernia repair. This testing may also be used to demonstrate that applicable risk mitigation features, including software alarms, alerts, extraction of multi-jointed instrumentation in case of system failure, misuse, or other errors are adequate and perform to specifications. Summative usability testing will be conducted by surgeons, nurses and technicians in a simulated operating room environment to provide objective evidence that the Vicarious System can be used safely and effectively by end users for its intended uses, the device functions as expected and intended, and all risk mitigations implemented are safe and effective. In addition, we will conduct simulated bench-top testing on transparent anatomical models to evaluate, among other things, how the Vicarious System performs in “worst case” scenarios to verify and validate safe anatomical access, instrument/camera angulation and movement at the extremes of various surgical procedures with respect to patient anatomy and dimensions that cannot be readily controlled for when using live animal and human cadaver models.

Future Indications

We plan to expand upon our claims and/or indication for use to address additional unmet clinical needs in different anatomical areas as well as therapeutic procedures. Following the initial clearance for ventral hernia repair, if obtained by the FDA, we plan to submit additional 510(k) filings for other indications for use, using the Vicarious System’s first 510(k) as a predicate, along with other predicate devices with similar cleared indications for use. We have identified several potential future indications and procedures that align well with the Vicarious System’s ability to access and visualize the abdominal cavity. Possible future indications may include but not be limited to inguinal and hiatal hernias, hysterectomy, cholecystectomy (gallbladder), colorectal and other gastrointestinal procedures. We will perform an assessment to determine the appropriate regulatory strategy required to expand claims and obtain applicable regulatory approvals in the United States and in other global markets.

Intellectual Property

General

We strive to protect and enhance the proprietary technology, inventions and improvements that are important to our business by seeking, maintaining and defending our intellectual property, all of which has been developed internally and not in-licensed from third parties. We also rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of surgical robotics. Additionally, we intend to rely on regulatory protection afforded through data exclusivity and market exclusivity as well as patent term extensions, where available.

We currently do not rely heavily on technologies from third parties. However, in the future, we may need to rely or be dependent on patented or proprietary technologies that we may license from third parties.

We maintain a patent portfolio that includes issued U.S. and foreign patents as well as pending U.S. and foreign patent applications which include claims directed towards our proprietary technology. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. As of October 1, 2021, we owned approximately five (5) issued U.S. patents, approximately two (2) issued patents in foreign jurisdictions including one (1) in China and one (1) in Japan, and approximately 39 pending patent applications in the U.S. and foreign jurisdictions, including in Canada, China, Europe, Japan and India. These issued patents and pending patent applications (if they were to issue as patents) are all utility patents and have expected expiration dates ranging between 2035 and 2041. Our patents and patent applications are directed to, among other things, our core technology. This includes the surgical robotic and camera system; sensing capabilities, controls and visualization interfaces; the surgical tools suite; and related technologies.

The term of individual patents may vary based on the countries in which they are obtained. Generally, patents issued for applications filed in the United States are effective for 20 years from the earliest effective non-provisional filing date. In addition, in certain instances, a patent term can be extended to recapture a portion of the term effectively lost as a result of the FDA regulatory review period. The restoration period cannot be longer than five years and the total patent term, including the restoration period, must not exceed 14 years following FDA approval. The duration of patents outside of the United States varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest effective filing date.

In addition to patents and patent applications, we rely on trade secrets and know-how to develop and maintain our competitive position. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, and obtain and maintain ownership of certain technologies, in part, through confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and commercial partners. We also sees to preserve the integrity and confidentiality of our data, trade secrets and know-how, including by implementing measures intended to maintain the physical security of our premises and the physical and electronic security of our information technology systems.

Our future commercial success depends, in part, on our ability to obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to our business; defend and enforce our patents; preserve the confidentiality of our trade secrets; and operate without infringing the valid enforceable patents and proprietary rights of third parties. Our ability to stop third parties from making, using, selling, offering to sell or importing our products will depend on the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities. Moreover, we may be unable to obtain patent protection for the Vicarious System generally, as well as with respect to certain surgical indications. See the section entitled “Risk Factors — Risks Related to Our Intellectual Property” for a more comprehensive description of risks related to our intellectual property.

Research and Development

As of October 1, 2021, our research and development programs are generally pursued by our 65 engineering, scientific and technical personnel employed by us in our offices in Massachusetts and California on a full-time basis or as consultants, or through partnerships with industry leaders in manufacturing and design and with researchers in academia. We are also working with subcontractors in developing specific components of our technologies.

The primary objectives of our research and development efforts are to continue to introduce incremental enhancements to the capabilities of the Vicarious System and to advance development.

For the fiscal year ended December 31, 2020, we incurred research and development expenses of approximately $9.8 compared to research and development expenses of approximately $7.5 for the fiscal year ended December 31, 2019. For the three months ended March 31, 2021, we incurred research and development expenses of approximately $3.6 million compared to research and development expenses of approximately $2.0 million for the three months ended March 31, 2020.

Manufacturing

We are expanding our manufacturing capabilities with the development of a manufacturing facility, including a clean room, within our new headquarters in Waltham, Massachusetts, and has hired key manufacturing personnel. We currently rely, and expect to continue to rely, on third parties for the manufacturing of certain products for preclinical and clinical testing, as well as for commercial manufacturing.

We purchase both custom and off-the-shelf components from a large number of suppliers and subjects them to stringent quality specifications and processes. Some of the components necessary for the assembly of the Vicarious System are currently provided to us by sole-sourced suppliers or single-sourced suppliers.

Competition

We face competition in the forms of existing open surgery, conventional MIS, drug therapies, radiation treatment, and emerging interventional surgical approaches. Our success depends on continued clinical and technical innovation, quality and reliability, as well as educating hospitals, surgeons, and patients on the results associated with robotic-assisted surgery using the Vicarious System and our value proposition relative to other techniques. We also face competition from several companies that have introduced or are developing new approaches and products for the MIS market. We believe that the entrance or emergence of competition validates robotic-assisted surgery.

We face competition from larger and well-established companies. The companies that have introduced products in the field of robotic-assisted surgery or have made explicit statements about their efforts to enter the field, include, but are not limited to: Intuitive Surgical, Inc.; Johnson & Johnson (including their wholly-owned subsidiaries Ethicon Endo-Surgery, Inc., Auris Health, Inc. and Verb Surgical Inc.); Medtronic plc (including their wholly-owned subsidiary Covidien LP); Virtual Incision Corporation; Titan Medical Inc.; Stryker Corporation; CMR Surgical Ltd. Other companies with substantial experience in industrial robotics could potentially expand into the field of surgical robotics and become a competitor. In addition, research efforts utilizing computers and robotics in surgery are underway at various companies and research institutions. Our ability to generate future revenue may be adversely impacted as competitors announce their intent to enter these markets and as our potential customers anticipate the availability of competing products.

Commercialization

We have not yet established a sales or product distribution infrastructure for the Vicarious System. We plan to access the U.S. market with the Vicarious System through strategic partnerships and will also develop our own focused, specialized sales force or distribution channels once we have commercialized the Vicarious System.

Government Regulation

Our operations are subject to comprehensive federal, state, and local laws and regulations in the jurisdictions in which we or our research and development partners or affiliates do business. The laws and regulations governing our business and interpretations of those laws and regulations and are subject to frequent change. Our ability to operate profitably will depend in part upon our ability, and that of our research and development partners and affiliates, to operate in compliance with applicable laws and regulations. The laws and regulations relating to medical products and healthcare services that apply to our business and that of our partners and affiliates continue to evolve, and we must, therefore, devote significant resources to monitoring developments in legislation, enforcement, and regulation in such areas. As the applicable laws and regulations change, we are likely to make conforming modifications in our business processes from time to time. We cannot provide assurance that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the regulatory environment will not change in a way that restricts our operations.

FDA Regulation

Medical devices are strictly regulated by the FDA, in the United States. Under the Federal Food, Drug, and Cosmetic Act, or the FDCA, a medical device is defined as “an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component, part or accessory which is, among other things: intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals; or intended to affect the structure or any function of the body of man or other animals, and which does not achieve its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes.” This definition provides a clear distinction between a medical device and other FDA regulated products such as drugs. If the primary intended use of a medical product is achieved through chemical action or by being metabolized by the body, the product is usually a drug or biologic. If not, it is generally a medical device.

We are currently developing a robotic-assisted surgical system, which is regulated by the FDA as a medical device under the FDCA, as implemented and enforced by the FDA. The FDA regulates the development, testing, manufacturing, labeling, packaging, storage, installation, servicing, advertising, promotion, marketing, distribution, import, export, and market surveillance of our medical devices.

Device Premarket Regulatory Requirements

Before being introduced into the U.S. market, each medical device must obtain marketing clearance or approval from the FDA through the premarket notification (or 510(k)) process, the de novo classification process, or the premarket approval, or PMA, process, unless they are determined to be Class I devices or to otherwise qualify for an exemption from one of these available forms of premarket review and authorization by the FDA. Under the FDCA, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the necessity and type of FDA review required prior to marketing the device. Class I devices are those for which reasonable assurance of safety and effectiveness can be maintained through adherence to general controls that include compliance with the applicable portions of the FDA’s Quality System Regulation, or the QSR, as well as regulations requiring facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. The Class I designation also applies to devices for which there is insufficient information to determine that general controls are sufficient to provide reasonable assurance of the safety and effectiveness of the device or to establish special controls to provide such assurance, but that are not life-supporting or life-sustaining or for a use which is of substantial importance in preventing impairment of human health, and that do not present a potential, unreasonable risk of illness or injury.

Class II devices are those for which general controls alone are insufficient to provide reasonable assurance of safety and effectiveness and there is sufficient information to establish “special controls.” These special controls can include performance standards, post-market surveillance requirements, patient registries and FDA guidance documents describing device-specific special controls. While most Class I devices are exempt from the premarket notification requirement, most Class II devices require a premarket notification prior to commercialization in the United States; however, the FDA has the authority to exempt Class II devices from the premarket notification requirement under certain circumstances. As a result, manufacturers of most Class II devices must submit premarket notifications to the FDA under Section 510(k) of the FDCA (21 U.S.C. § 360(k)) in order to obtain the necessary clearance to market or commercially distribute such devices. To obtain 510(k) clearance, manufacturers must submit to the FDA adequate information demonstrating that the proposed device is “substantially equivalent” to a “predicate device” that is already on the market. A predicate device is a legally marketed device that is not subject to PMA, meaning, (i) a device that was legally marketed prior to May 28, 1976 (“preamendments device”) and for which a PMA is not required, (ii) a device that has been reclassified from Class III to Class II or I, or (iii) a device that was found substantially equivalent through the 510(k) process. If the FDA agrees that the device is substantially equivalent to the predicate device identified by the applicant in a premarket notification submission, the agency will grant 510(k) clearance for the new device, permitting the applicant to commercialize the device. Premarket notifications are subject to user fees, unless a specific exemption applies.

If there is no adequate predicate to which a manufacturer can compare its proposed device, the proposed device is automatically classified as a Class III device. In such cases, a device manufacturer must then fulfill the more rigorous PMA requirements or can request a risk-based classification determination for its device in accordance with the de novo classification process.

Devices that are intended to be life sustaining or life supporting, devices that are implantable, devices that present a potential unreasonable risk of harm or are of substantial importance in preventing impairment of health, and devices that are not substantially equivalent to a predicate device and for which safety and effectiveness cannot be assured solely by the general controls and special controls are placed in Class III. Such devices generally require FDA approval through the PMA process, unless the device is a preamendments device not yet subject to a regulation requiring premarket approval. The PMA process is more demanding than the 510(k) process. For a PMA, the manufacturer must demonstrate through extensive data, including data from preclinical studies and one or more clinical trials, that the device is safe and effective for its proposed indication. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities and controls used for manufacturing, and proposed labeling. Following receipt of a PMA submission, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review and determine whether the proposed device can be approved for commercialization, although in practice, PMA reviews often take significantly longer, and it can take up to several years for the FDA to issue a final decision. Before approving a PMA, the FDA generally also performs an on-site inspection of manufacturing facilities for the product to ensure compliance with the QSR.

The de novo classification process allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its device to Class I or Class II, on the basis that the device presents low or moderate risk, as an alternative to following the typical Class III device pathway requiring the submission and approval of a PMA application. Under the Food and Drug Administration Safety and Innovation Act of 2012, the FDA is required to classify a device within 120 days following receipt of the de novo classification request from an applicant; however, the most recent FDA premarket review goals state that in fiscal year 2021, FDA will attempt to issue a decision within 150 days of receipt on 65% of all de novo classification requests received during the year and on 70% of de novo requests received during fiscal year 2022. If the manufacturer seeks reclassification into Class II, the classification request must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. The FDA may reject the classification request if it identifies a legally marketed predicate device that would be appropriate for a 510(k) notification or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. De novo classification requests are subject to user fees, unless a specific exemption applies.

Clinical trials are almost always required to support PMAs and are sometimes required to support 510(k) and de novo classification submissions. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations that govern investigational device labeling, prohibit promotion of investigational devices, and specify recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” as defined by the FDA, the agency requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. The IDE will automatically become effective

30 days after receipt by the FDA, unless the FDA denies the application or notifies us that the investigation is on hold and may not begin until the sponsor provides supplemental information about the investigation that satisfies the agency’s concerns. If the FDA determines that there are deficiencies or other concerns with an IDE that require modification of the study, the FDA may permit a clinical trial to proceed under a conditional approval. In addition, the study must be approved by, and conducted under the oversight of, an institutional review board, or IRB, for each clinical site. If the device presents a non-significant risk to the patient according to criteria established by the FDA as part of the IDE regulations, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate authorization from the FDA, but must still comply with abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements.

Post-Marketing Restrictions and Enforcement

After a device is placed on the market, numerous regulatory requirements apply. These include, but are not limited to:

•        submitting and updating establishment registration and device listings with the FDA;

•        compliance with the QSR, which requires manufacturers to follow stringent design, testing, control, documentation, record maintenance, including maintenance of complaint and related investigation files, and other quality assurance controls during the manufacturing process;

•        unannounced routine or for-cause device facility inspections by the FDA, which may include our suppliers’ facilities; and

•        labeling regulations, which prohibit the promotion of products for uncleared or unapproved (or “off-label”) uses and impose other restrictions relating to promotional activities;

•        corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FDCA that may present a risk to health; and

•        post-market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

In addition, under the FDA medical device reporting, or MDR, regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or a similar device of such manufacturer were to recur. The decision to file an MDR involves a judgment by the manufacturer. If the FDA disagrees with the manufacturer’s determination, the FDA can take enforcement action.

The medical device reporting requirements also extend to health care facilities that use medical devices in providing care to patients, or “device user facilities,” which include hospitals, ambulatory surgical facilities, nursing homes, outpatient diagnostic facilities, or outpatient treatment facilities, but not physician offices. A device user facility must report any device-related death to both the FDA and the device manufacturer, or any device-related serious injury to the manufacturer (or, if the manufacturer is unknown, to the FDA) within 10 days of the event. Device user facilities are not required to report device malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur but may voluntarily report such malfunctions through MedWatch, the FDA’s Safety Information and Adverse Event Reporting Program.

The FDA also has the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture. The authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any distributed devices fail to meet established specifications, are otherwise misbranded or adulterated under the FDCA, or if any other material deficiency is found. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated.

The failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•        warning letters, fines, injunctions or civil penalties;

•        recalls, detentions or seizures of products;

•        operating restrictions;

•        delays in the introduction of products into the market;

•        total or partial suspension of production;

•        delay or refusal of the FDA or other regulators to grant 510(k) clearance, PMA approvals, or other marketing authorization to new products;

•        withdrawals of marketing authorizations; or

•        in the most serious cases, criminal prosecution.

To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA, and these inspections may include the manufacturing facilities of subcontractors.

Breakthrough Device Designation

The 21st Century Cures Act, which was signed into law on December 13, 2016, established and directed FDA to implement the Breakthrough Devices Program. Under the program, device manufacturers may voluntarily request breakthrough designation for devices that provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human disease or conditions over currently available technology and that meet at least one of the following criteria:

•        The device represents breakthrough technology;

•        There are no approved or cleared alternatives for the device;

•        The device offers significant advantages over existing approved or cleared alternatives; or

•        Availability of the device is in the best interest of patients.

The goal of the Breakthrough Devices Program is to accelerate the timeline to market for novel devices that will likely provide a benefit to terminally or critically ill patients. A Breakthrough Device designation offers multiple benefits to the device manufacturer, including priority review of the pre-market submission for the device, opportunities to interact directly with FDA’s experts throughout the process, and engagement of FDA senior management.

The FDA granted Breakthrough Device designation for the Vicarious System in November 2019. The process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved.

Federal Trade Commission Regulatory Oversight

Our advertising for our products and services is subject to federal truth-in-advertising laws enforced by the Federal Trade Commission, or the FTC, as well as comparable state consumer protection laws. Under the Federal Trade Commission Act, or FTC Act, the FTC is empowered, among other things, to (a) prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce; (b) seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. The FTC has very broad enforcement authority, and failure to abide by the substantive requirements of the FTC Act and other consumer protection laws can result in administrative or judicial penalties, including civil penalties, injunctions affecting the manner in which we would be able to market services or products in the future, or criminal prosecution.

Healthcare Law and Regulation

If the Vicarious System or our other product candidates are approved in the United States, we will have to comply with various U.S. federal and state laws, rules and regulations pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws, rules and regulations. Violations of the fraud and abuse laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid. These laws include the following:

•        the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;

•        the federal False Claims Act imposes civil penalties, and provides for civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•        the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•        HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•        the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

•        the federal transparency requirements under the Physician Payments Sunshine Act require manufacturers of FDA-approved drugs, devices, biologics and medical supplies covered by Medicare or Medicaid to report, on an annual basis, to the Department of Health and Human Services information related to payments and other transfers of value to physicians, teaching hospitals, and certain advanced non-physician health care practitioners and physician ownership and investment interests; and

•        analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by nongovernmental third-party payors, including private insurers.

Some state laws require pharmaceutical or medical device companies to comply with the relevant industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug and device manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures.

State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. We also may be subject to, or may in the future become subject to, U.S. federal and state, and foreign laws and regulations imposing obligations on how we collect, use, disclose, store and process personal information. Our actual or perceived failure to comply with such obligations could result in liability or reputational harm and could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our customer base and thereby decrease our future revenues.

Third-Party Coverage and Reimbursement

In the United States, third-party payors, including government health programs such as Medicare and Medicaid, commercial health insurers and managed care organizations, are responsible for hospital and surgeon reimbursement for covered surgical procedures. Third-party payors generally reimburse hospitals and physicians for surgery when the procedure is considered medically necessary. The Centers for Medicare and Medicaid Services, or CMS, manages the Medicare program and administers the Medicaid program in conjunction with applicable state governments. Many commercial health insurers model their reimbursement methodologies after the Medicare program. As the single largest payor, the Medicare program has a significant impact on other third-party payors’ payment systems.

Generally, reimbursement for professional services performed at a facility by physicians is reported under billing codes issued by the American Medical Association, or AMA, known as Current Procedural Terminology, or CPT, codes. Physician reimbursement under Medicare generally is based on a fee schedule and determined by the relative value of the professional service rendered. In addition, CMS and the National Center for Health Statistics are jointly responsible for overseeing changes and modifications to billing codes used by hospitals to report inpatient procedures, known as ICD-10-PCS codes. Under the Medicare program, CMS generally reimburses hospitals for services provided during an inpatient stay based on a prospective payment system that is determined by a classification system known as Medicare-Severity Diagnostic Related Groupings, or MS-DRGs. MS-DRGs are assigned using a number of factors, including the principal diagnosis, major procedures, discharged status, patient age, and complicating secondary diagnoses, among other things. Hospital outpatient services, reported by CPT codes, are assigned to clinically relevant Ambulatory Payment Classifications used to determine the payment amount for services provided.

Since October 1, 2015, a new family of ICD-10-PCS codes can be used, in conjunction with other applicable procedure codes, to describe various robotic-assisted procedures. An inpatient surgical procedure, completed with or without robotic assistance, continues to be assigned to the clinically relevant MS-DRG.

Third-party payors carefully review and increasingly challenge the prices charged for medical products and surgical services. Reimbursement rates from commercial health insurers vary depending on the procedure performed, the specific payor’s reimbursement policies, contract terms, and other factors. Because both hospitals and physicians may receive the same reimbursement for a surgical procedure, whether it is performed with robotic assistance or not and regardless of actual costs incurred in furnishing the patient care, including for the specific medical products or supplies used during that procedure, hospitals and physicians may decide not to use our products if reimbursement amounts are insufficient to cover any additional costs incurred when purchasing and using our products.

For procedures that would involve assistance from our robotic-assisted surgical system, U.S. health care institutions typically bill various third-party payors, such as government health programs (e.g., Medicare and Medicaid) and commercial health insurance plans, for the primary surgical procedure only. If our robotic-assisted surgical system receives marketing authorization from the FDA, coverage and reimbursement by third-party payors will generally be determined by the medical necessity of the primary surgical procedure. Government health programs and other third-party payors may also consider additional factors when determining coverage and reimbursement, including the designation of the surgical procedure as a covered benefit, the appropriateness of the procedure for the specific patient, guidelines for the procedure established by the relevant professional college or medical society, and a payor determination that the procedure is neither experimental nor investigational. We believe that the procedures we intend to pursue as indications for use for our robotic-assisted surgical system are established surgical procedures that are generally already reimbursable by government health programs, commercial health insurers, and managed care organizations for appropriately selected patients. If hospitals do not obtain sufficient reimbursement from third-party payors for procedures performed with our products, or if government and commercial payors’ policies do not cover surgical procedures performed using our products, we may not be able to generate the revenues necessary to support our business.

In the United States, there have been, and continue to be, a number of legislative initiatives to contain healthcare costs. In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “ACA”), was enacted. The ACA made changes that have significantly impacted healthcare providers, insurers, and manufacturers of pharmaceuticals and medical devices. For example, the ACA included a number of provisions designed to generate the revenues necessary to fund health insurance coverage expansion, including, but not limited to, fees or taxes on certain health-related industries, including medical device manufacturers.

There remain judicial and Congressional challenges to certain aspects of the ACA, and as a result certain of its sections have not been fully implemented or effectively repealed. In particular, in December of 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the individual mandate was repealed by Congress as part of the Tax Cuts and Jobs Act, effective January 1, 2019. In December 2019, the Fifth Circuit Court of Appeals upheld the district court’s ruling that the individual mandate in the ACA was unconstitutional but remanded the case to the district court to determine whether other reforms enacted as part of the ACA but not specifically related to the individual mandate or health insurance could be severed from the rest of the ACA so as not to have the law declared invalid in its entirety. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case and allocated one hour for oral arguments, which occurred on November 10, 2020. A decision from the Supreme Court is expected to be issued in spring 2021. It is unclear how this litigation and other efforts to repeal and replace the ACA will affect the implementation of that law, the pharmaceutical and medical device industries more generally, and our business. Additionally, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminates the health insurer tax. In addition, CMS published a final rule that would give states greater flexibility, effective January 1, 2020, in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. We continue to evaluate the potential impact of the ACA and its possible repeal or replacement on our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year pursuant to the Budget Control Act of 2011, which began in 2013 and will remain in effect through 2030 unless additional Congressional action is taken. However, the Medicare sequester reductions under the Budget Control Act of 2011 was suspended from May 1, 2020 through December 31, 2020 due to the COVID-19 pandemic, pursuant to provisions of the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which also extended the sequester by one year, through 2030, in order to offset the added expense of the 2020 cancellation. The 2021 Consolidated Appropriations Act was subsequently signed into law on December 27, 2020 and extends the CARES Act suspension period to March 31, 2021.

On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers, and cancer treatment centers. The Medicare Access and CHIP Reauthorization Act of 2015, enacted on April 16, 2015 (“MACRA”), repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments that began in 2019 and are based on various performance measures and physicians’ participation in alternative payment models, such as accountable care organizations. Individual states in the U.S. have also become increasingly aggressive in passing legislation and implementing regulations designed to control medical product pricing, including price or patient reimbursement constraints and discounts, and require marketing cost disclosure and transparency measures. Most recently, the Biden Administration has indicated that lowering healthcare costs and ensuring equitable patient access to medical care is a priority, but we do not yet know what steps the administration will take or whether such steps will be successful.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. We expect that additional state and federal health care reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for health care products and services. Moreover, if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, our medical devices may lose any marketing authorization that may have been obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Human Capital

We take pride in our work and values unique backgrounds and experiences. We aim to be inclusive, so that everyone can be their true, authentic self at work every day. To attract and retain top talent, we offer strong compensation and benefits packages that are evolving to meet the changing needs of our employees. Compensation and benefits are paired with talent development programs to retain and develop our team.

As of October 1, 2021, we had 115 employees, 65 of whom were engaged directly in research, development, regulatory and clinical activities, 21 in manufacturing and quality assurance and 29 in marketing, sales, and administrative activities. None of our employee are covered by collective bargaining agreements, and we believe that our relationship with our employees is good.

Safety and Wellness

The safety and wellness of our employees is a top priority for the organization, which we will continue to invest in. In light of COVID-19, we have put in place conservative safety protocols to keep our employees and anyone entering our facility safe, in addition to offering work from home arrangements. To protect employees and guests, our efforts include providing personal protective equipment (“PPE”), instituting mandatory screening before accessing buildings, maximizing workspaces, and putting up protective dividers in the lunch space. In addition, we have invested heavily in overall employee wellness, and will continue to do so.

Physical, mental, and financial wellness are front and center of our benefits. We provide access to external experts who can assist employees and their families who are going through challenging times. Additionally, we offer multiple incentives and rewards to encourage healthy behaviors. Financially, we provide access to a financial advisory service, access to an online financial wellness assessment and education service, free webinars, and offers a company 401(k) match.

Legal Proceedings

As of October 7, 2021, we were not a party to any material legal proceedings. From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. Regardless of the outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm and other factors.

Facilities

Our principal executive offices are currently located at 78 Fourth Avenue, Waltham, Massachusetts 02451, consisting of approximately 42,000 square feet. The term of the lease commenced on April 1, 2021 and extends through February 28, 2029, at which point we have an option to extend the lease for an additional five-year term.

Information Available on the Internet

Our internet address is https://www.vicarioussurgical.com, to which we regularly post copies of our press releases as well as additional information about us. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be available to you free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission (the “SEC”). We include our web site address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this report or our other filings with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with the consolidated financial statements and the related notes to those statements, included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of June 30, 2021 and for the six months ended June 30, 2021 and for the year ended December 31, 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

Overview

We are combining advanced miniaturized robotics, computer science and 3D visualization to build a new category of intelligent and affordable, single-incision surgical robot that virtually transports surgeons inside the patient to perform minimally invasive surgery, or MIS. With our next-generation robotics technology and proprietary human-like surgical robots, we are is seeking to improve patient outcomes, as well as the cost and efficacy of surgical procedures.

We believe that the Vicarious System is the only robotic system to receive a “Breakthrough Device” designation from the U.S. Food and Drug Administration, or the FDA, for ventral hernia procedures. A Breakthrough Device designation offers multiple benefits designed to accelerate the timeline to market for novel medical devices, including priority review of the pre-market submission for the device, and it provides an established pathway to Centers for Medicare & Medicaid Services, or CMS, reimbursement and coverage. However, the process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved. Led by a visionary team of engineers from the Massachusetts Institute of Technology, or MIT, we intend to deliver the next generation in robotic surgery, designed to solve the shortcomings of both open surgery, as well as current manual and robot-assisted MIS.

We estimate there are over 39 million soft tissue surgical procedures addressable by our technology. Of these procedures, it is estimated that more than 50% are performed using open surgery, and less than 5% are performed by current robot-assisted MIS.

We believe this slow adoption of robot-assisted surgery has occurred because of several factors, including the following:

•        Significant Capital Investment.    Existing robotic systems require a high upfront cost and burdensome annual service contracts that are often prohibitively expensive, especially in outpatient settings. These capital costs are estimated to be up to $2.0 million per system upfront, plus an additional 10-20% annually for maintenance and service contracts.

•        Low Utilization.    In addition to the significant acquisition costs, existing robotic systems create inefficiencies and increase costs to medical facilities considering adoption. Due to their large size and limited portability, existing robotic systems require the construction of a dedicated operating room, occupying valuable real estate within the hospital. Once in place, these robotic systems require extensive set-up and operating room turnover times, which limits the number of procedures that can be performed with the robotic system.

•        Limited Capabilities.    Existing robotic systems have limited capabilities and are ill-suited for many outpatient procedures. Due to their limited degrees of freedom inside the abdomen, they depend on significant, complicated, robotic motion outside the body, and they have limited ability to operate in multiple quadrants, difficulty operating on the “ceiling” of the abdomen, create collisions inside and outside of the patient’s abdomen, and restrict overall access of the operating team to the patient.

•        Difficult to Use.    Existing robotic systems necessitate device-specific training requiring the surgeon to “design the robotic motion” for each procedure. In choosing the incision sites, the surgeon must effectively design the kinematic motion of the robot for every procedure to operate well and avoid collisions inside and outside of the patient’s abdomen. They must design this kinematic motion with fewer degrees of freedom than they would employ using open surgery, restricting their natural movements. To become proficient at manipulating these legacy robotic systems to perform the procedures they otherwise were trained to perform via open surgery requires extensive training and several dozen procedures on live patients. As these systems are maintained in dedicated, expensive, operating rooms, obtaining access to train on the system becomes a significant impediment to adoption, resulting in more open surgeries.

Our single-port system with advanced, miniaturized robotics and advanced visualization is designed to address the significant limitations of open surgery and existing single- and multi-port robotic surgical approaches to improve patient outcomes and enhance adoption by hospitals and other medical facilities. The Vicarious System is designed with a fundamentally different architecture, and proprietary “de-coupled actuators,” to overcome many of the limitations of open surgery or existing robot-assisted surgical procedures with a minimally invasive and more capable robotic system. This architecture enables unprecedented dexterity inside the abdomen through an ultra-thin support tube, providing significant improvement over existing legacy robotic systems and minimizing the complications and trauma associated with open surgery.

Financial Highlights

We are pre-revenue generating as of June 30, 2021.

We incurred a net loss of $11.9 million and $5.8 million for the six months ended June 30, 2021 and 2020, respectively, representing a period-over-period increased loss of 106%, primarily due to a $2.8 million increase in personnel-related expenses, $1.5 million of professional fees, $0.7 million of facilities expenses, $0.5 million of R&D supplies and materials, $0.1 million of interest expense and $0.5 million of other expenses. Our increase in average headcount was driven almost entirely by our ramp up in R&D personnel for which our average headcount increased by 51.1% from an average of 45 people in the six months ended June 30, 2020 to an average of 68 people for the six months ended June 30, 2021.

We incurred a net loss of $12.9 million and $9.3 million for the years ended December 31, 2020 and 2019, respectively, representing a period-over-period increased loss of 38.2%, primarily due to a 37.5% increase in our average headcount. Our increase in average headcount was driven almost entirely by our ramp up in R&D personnel for which our average headcount increased by 37.8% from an average of 37 people in the year ended December 31, 2019 to an average of 51 people for the year ended December 31, 2020.

COVID-19

In March 2020, the World Health Organization declared the global outbreak of COVID-19 to be a pandemic. We continue to closely monitor the recent developments surrounding the continued spread and potential resurgence of COVID-19. The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our operations, particularly as a result of preventive and precautionary measures that we, other businesses, and governments are taking. Refer to “Risk Factors” included in this prospectus or the Proxy Statement for more information. We are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, the actions that may be taken by government authorities across the United States. However, COVID-19 is not expected to result in any significant changes in costs going forward. We will continue to monitor the performance of our business and reassess the impacts of COVID-19.

Recent Developments

On September 17, 2021, we completed the Business Combination. The Business Combination was approved by D8’s stockholders at its special meeting held on September 15, 2021. The transaction resulted in the combined company being renamed “Vicarious Surgical Inc.,” Legacy Vicarious being renamed “Vicarious Surgical Operating Co.” and the combined company’s Class A common stock and warrants to purchase Class A common stock commencing trading on the NYSE on September 20, 2021 under the symbol “RBOT” and “RBOT WS”, respectively. As a result of the Business Combination, we received gross proceeds of approximately $142.0 million. On October 6, 2021, Legacy Vicarious changed its name from “Vicarious Surgical Operating Co.” to “Vicarious Surgical US Inc.”

Factors Affecting Results of Operations

The following factors have been important to our business and we expect them to impact our results of operations and financial condition in future periods:

Revenue

To date, we have not generated any revenue. We do not expect to generate revenue until at least 2023 and only if it receives FDA approval of our product. Any revenue from initial sales of a new product is difficult to predict and in any event will initially only modestly reduce our continued net losses resulting from our increasing research and development and marketing activities.

Research and Development Expenses

Research and development, or R&D, expenses consist primarily of engineering, product development, clinical studies to develop and support our products, regulatory expenses, medical affairs, and other costs associated with products and technologies that are in development. These expenses include employee compensation, including stock-based compensation, supplies, consulting, prototyping, testing, materials, travel expenses, depreciation and an allocation of facility overhead expenses. Additionally, R&D expenses include costs associated with our clinical studies, including clinical trial design, clinical trial site initiation and study costs, data management, related travel expenses and the cost of products used for clinical trials, internal and external costs associated with our regulatory compliance and quality assurance functions and overhead costs. We expect R&D expenses as a percentage of revenue to vary over time depending on the level and timing of our new product development efforts, as well as our clinical development, clinical trial and other related activities.

General and Administrative Expenses

General and administrative, or G&A, expenses consist primarily of compensation for personnel, including stock-based compensation, related to executive, finance and accounting, information technology and human resource functions. Other G&A expenses include travel expenses, professional services fees (including legal, audit and tax fees), insurance costs, general corporate expenses and allocated facilities-related expenses. We expect G&A expenses to continue to increase in absolute dollars as we expand our infrastructure to both drive and support the anticipated growth due to additional legal, accounting, insurance and other expenses associated with being a public company.

Sales and Marketing Expenses

Sales and marketing, or S&M, expenses consist primarily of compensation for personnel, including stock-based compensation, related to selling and marketing functions and physician education programs. Other S&M expenses include training, travel expenses, promotional activities, marketing initiatives, market research and analysis, conferences and trade shows, professional services fees and allocated facilities-related expenses. We expect S&M expenses to continue to increase in absolute dollars as we increase potential customers’ awareness of our presence and prepares our sales and marketing function for our product launch at a future, yet undetermined date.

Interest Income

Interest income consists primarily of interest income earned on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest incurred on our outstanding equipment loans.

Results of Operations

The following table sets forth our historical operating results for the periods indicated:

	Six Months Ended June 30,
(in thousands, except for per share amounts)	2021	2020	Change	% Change
Operating expenses:
Research and development	$7,616	$4,327	$3,289	76%
Sales and marketing	551	414	137	33%
General and administrative	3,676	1,119	2,557	229%
Total operating expenses	11,843	5,860	5,983	102%
Loss from operations	(11,843)	(5,860)	(5,983)	102%
Other income (expense):
Interest income	2	112	(110)	(98)%
Interest expense	(28)	(2)	(26)	1,300%
Loss before income taxes	(11,869)	(5,750)	(6,119)	106%
Provision for income taxes	—	—	—	N/M
Net loss	$(11,869)	$(5,750)	$(6,119)	106%
Net loss per common share, basic and diluted	$(1.85)	$(1.02)	$(0.83)	81%

Comparison of the Six Months Ended June 30, 2021 and 2020

Research and Development Expenses.    Research and development expenses increased $3.3 million, or 76%, to $7.6 million during the six months ended June 30, 2021, compared to $4.3 million during the six months ended June 30, 2020. The increase in research and development expenses was primarily due to increases of $2.1 million of personnel-related expenses, $0.4 million in professional services, $0.5 million in materials and supplies, $0.1 million in facility expenses and $0.2 million of other operating expense. The 62% increase in personnel-related expense was due primarily to an increase in average headcount of 51%, from an average of 45 people in the six months ended June 30, 2020 to an average of 68 people in the six months ended June 30, 2021 with the remainder of the increase attributable to increases in wages and benefits.

Sales and Marketing Expenses.    The $0.1 million change in sales and marketing expenses for the six months ended June 30, 2020 to the six months ended June 30, 2021 was related to an increase in headcount.

General and Administrative Expenses.    General and administrative expenses increased $2.6 million, or 229%, to $3.7 million during the six months ended June 30, 2021, compared to $1.1 million during the six months ended June 30, 2020. The increase in general and administrative costs was due to an increase of $0.7 million in personnel-related expenses, an increase of $1.1 million in professional fees, $0.5 million of facilities expenses associated with our expansion and new lease and $0.3 million of other expense. The increase in professional fees resulted from consulting, audit and legal fees associated with work performed in the six months ended June 30, 2021 to produce public company financial statements for the past two years.

Interest Income.    Interest income decreased by $0.1 million, or 98% during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The decrease in interest income was primarily due to a decrease in average short-term investments during the six months ended June 30, 2021, compared to the six months ended June 30, 2020.

Interest Expense.    Interest expense increased by $26 thousand during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. This was primarily due to having the term loan outstanding for three months in 2021.

Income Taxes.    Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law. Due to cumulative losses, we maintain a valuation allowance against our U.S. and state deferred tax assets.

The following table sets forth Vicarious Surgical’s historical operating results for the periods indicated:

	Year Ended December 31,
(in thousands, except for per share amounts)	2020	2019	Change	% Change
Operating expenses:
Research and development	$9,796	$7,479	$2,317	31%
Sales and marketing	861	250	611	244%
General and administrative	2,328	2,054	274	13%
Total operating expenses	12,985	9,783	3,202	33%
Loss from operations	(12,985)	(9,783)	(3,202)	33%
Other income (expense):
Interest income	113	471	(358)	(76)%
Interest expense	(3)	(2)	(1)	50%
Loss before income taxes	(12,875)	(9,314)	(3,561)	38%
Provision for income taxes	—	—	—	N/M
Net loss	$(12,875)	$(9,314)	$(3,561)	38%
Net loss per common share, basic and diluted	$(2.22)	$(1.89)	$(0.33)	17%

Comparison of the Years Ended December 31, 2020 and 2019

Research and Development Expenses.    Research and development expenses increased $2.3 million, or 31%, to $9.8 million during the year ended December 31, 2020, compared to $7.5 million during the year ended December 31, 2019. The increase in research and development expenses was primarily due to increases of $2.2 million of personnel-related expenses, $0.2 million in consulting, $0.1 million in legal (intellectual property) services, $0.1 million in information technology and $0.1 million in facility expenses partially offset by a $0.4 million decrease in materials and supplies. The increase in personnel-related expense was due primarily to an increase in average headcount of 38%, from an average of 37 people in 2019 to an average of 51 people in 2020.

Sales and Marketing Expenses.    Sales and marketing expenses increased $0.6 million, or 244%, from $0.3 million in the year ended 2019 to $0.9 million during the year ended December 31, 2020. The increase in sales and marketing costs was primarily due to an increase of $0.4 million in personnel-related expenses as a result of an increase in headcount and an increase of $0.2 million in professional fees.

General and Administrative Expenses.    General and administrative expenses increased $0.3 million, or 13%, to $2.3 million during the year ended December 31, 2020, compared to $2.0 million during the year ended December 31, 2019. The increase in general and administrative costs was due to an increase of $0.1 million in personnel-related expenses, and an increase of $0.2 million in professional fees, partially offset by a decrease of $0.1 million in travel costs due to COVID-19.

Interest Income.    Interest income decreased by $0.4 million, or 76% during the year ended December 31, 2020, compared to the year ended December 31, 2019. The decrease in interest income was primarily due to a decrease in average short-term investments during the year ended December 31, 2020, compared to the year ended December 31, 2019.

Interest Expense.    Interest expense relates primarily to outstanding equipment loans. The immaterial increase during the year ended December 31, 2020, compared to the year ended December 31, 2019 was due to having the equipment loans outstanding for 12 months in 2020 versus only eight months in 2019, the year they originated.

Income Taxes.    Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law. Due to cumulative losses, We maintain a valuation allowance against our U.S. and state deferred tax assets.

Liquidity and Capital Resources

To date, our primary sources of capital have been private placements of preferred stock. We have incurred a net loss in each of its annual periods since its inception. We incurred net losses of $12.9 million and $9.3 million during the years ended December 31, 2020 and 2019, respectively. As of June 30, 2021, we held cash and cash equivalents of $7.7 million and had an accumulated deficit of $43.5 million.

We expect net losses to continue in connection with our ongoing activities, particularly as we continue to invest in commercialization and new product development. As noted in the “Recent Developments” section above, we entered into a Business Combination Agreement with D8 Holdings Corp. On a gross basis, we have approximately $198 million in cash as a result of the transaction which we expect to be sufficient to support our operations for at least the next twelve months.

We may seek to sell additional common or preferred equity or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing. The sale of equity and convertible debt securities may result in dilution to our stockholders and, in the case of preferred equity securities or convertible debt, those securities could provide for rights, preferences or privileges senior to those of our common stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our platform technologies or products or grant licenses on terms that are not favorable to us. Additional capital may not be available on reasonable terms, or at all.

Cash

Our cash and cash equivalents balance as of June 30, 2021 was $7.7 million. Our future capital requirements may vary from those currently planned and will depend on various factors, including the timing and extent of R&D spending and spending on other strategic business initiatives.

Cash Flows Summary

Comparison of the Years Ended December 31, 2020 and December 31, 2019 and the Six Months Ended June 30, 2021 and June 30, 2020

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019
Statement of Cash Flows Data:
Net cash used in operating activities	$(9,904)	$(5,542)	$(12,038)	$(8,711)
Net cash provided by (used in) investing activities	(340)	13,262	13,204	(1,846)
Net cash provided by financing activities	1,587	(23)	13,515	9,998

Cash flows for the six months ended June 30, 2021 and 2020

Operating Activities

Net cash used in operating activities during the six months ended June 30, 2021 was $9.9 million, attributable to a net loss of $11.91 million and a net change in our net operating assets and liabilities of $1.2 million and non-cash items of $0.7 million. Non-cash items consisted of $0.6 million in stock-based compensation and $0.1 million of depreciation and amortization. The $1.2 million change in our net operating assets and liabilities was primarily due to a $0.5 million increase in accounts payable, a $0.8 million increase in accrued expenses and a $0.3 million increase in deferred rent, partially offset by a $0.2 million increase in prepaid expenses and other current assets and a $0.2 million increase in deferred transaction costs.

Net cash used in operating activities for the six months ended June 30, 2020 was $5.5 million, attributable to a net loss of $5.8 million offset by an increase in non-cash items of $0.2 million. Non-cash items consisted of $0.1 million in stock-based compensation and $0.1 million in depreciation.

Cash flows used in Investing Activities

Net cash used by investing activities for the six months ended June 30, 2021 was $0.3 million for equipment purchases.

Net cash provided by investing activities for the six months ended June 30, 2020 was $13.3 million from short-term investments that matured during the period.

Cash flows provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2021 was $1.6 million and related to the proceeds from a term loan of $1.5 million and $0.1 million in proceeds received from the exercise of stock options.

Net cash used in financing activities for the six months ended June 30, 2020 was flat.

Cash flows for the Years Ended December 31, 2020 and 2019

Operating Activities

Net cash used in operating activities for the year ended December 31, 2020 was $12.0 million, attributable to a net loss of $12.9 million and a net change in our net operating assets and liabilities of $0.3 million and non-cash items of $0.6 million. Non-cash items consisted of $0.4 million in stock-based compensation and $0.2 million in depreciation. The $0.3 million change in our net operating assets and liabilities was primarily due to a $0.2 million increase in accounts payable and a $0.1 million increase in accrued expenses.

Net cash used in operating activities for the year ended December 31, 2019 was $8.7 million, attributable to a net loss of $9.3 million and a net change in our net operating assets and liabilities of $0.2 million and non-cash items of $0.4 million. Non-cash items consisted of $0.3 million in stock-based compensation and $0.1 million in depreciation. The change in our net operating assets and liabilities was due to a $0.2 million increase in accrued expenses and a $0.1 million increase in accounts payable offset by a $0.1 million increase in prepaid expenses and other current assets.

Cash flows used in Investing Activities

Net cash provided by investing activities for the year ended December 31, 2020 was $13.2 million and related to the sales and maturities of short-term investments of $13.3 million, offset by purchases of property and equipment of $0.1 million.

Net cash used in investing activities for the year ended December 31, 2019 was $1.8 million and related to the purchases of short-term investments of $1.6 million and the purchases of property and equipment of $0.2 million.

Cash flows provided by Financing Activities

Net cash provided by financing activities for the year ended December 31, 2020 was $13.5 million and related to proceeds of $13.5 million from the issuance of our Series A3 convertible preferred stock.

Net cash provided by financing activities for the year ended December 31, 2019 was $10.0 million and related to net proceeds of $10.0 million from the issuance of our Series A2 convertible preferred stock.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the consolidated balance sheet date, as well as the reported expenses incurred during the reporting periods. Our management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to our consolidated financial statements.

While our significant accounting policies are described in the notes to our historical financial statements included elsewhere in the Proxy Statement (see Note 2 in the accompanying audited financial statements), we believe the following critical accounting policy requires significant judgment and estimates in the preparation of our financial statements:

Stock-Based Compensation

We account for all stock-based compensation, including stock options and warrants, at fair value and recognizes stock-based compensation expense for those equity awards, net of actual forfeitures, over the requisite service period, which is generally the vesting period of the respective award.

The fair value of our stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as the fair value of the common stock, expected volatility and expected term. Our estimates of these assumptions are primarily based on the fair value of our stock, historical data, peer company data and judgment regarding future trends. The fair value of our common stock has been determined by our board of directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, our financial position and historical financial performance, the status of technological developments within our proposed products, the illiquid nature of the common stock, arm’s length sales of our capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as our common stock is not actively traded. We use the simplified method when calculating the expected term due to insufficient historical exercise data. Our stock is currently publicly traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries. The dividend yield used is zero, as we have never paid any cash dividends and does not anticipate doing so in the foreseeable future.

Recently Adopted Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 in our financial statements included in the Proxy Statement.

Emerging Growth Company

Following the Business Combination, we expect to become an “emerging growth company,” as defined in the JOBS Act. Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We intend to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.

We also intend to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of the capital stock of Vicarious Surgical (formerly D8 Holdings Corp.) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “Vicarious Surgical” in this section refer solely to Vicarious Surgical (formerly D8 Holdings Corp.) and not to our subsidiaries.

Authorized Capital Stock

We are authorized to issue 323,000,000 shares, consisting of 300,000,000 shares of Class A common stock, par value $0.0001 per share, 22,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. See the section below entitled “Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law — Supermajority Provisions” for the list of matters of that will require approval of a supermajority of the then outstanding shares of our capital stock.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for such purposes.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other Rights

The holders of Class A common stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.

Class B Common Stock

Voting Rights

The holders of Class B common stock are entitled to twenty (20) votes for each share of Class B common stock held of record by such holder, on all matters on which stockholders generally or holders of Class B common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). The holders of Class B common stock do not have cumulative voting rights in the election of directors. Holders of Class B common stock will vote together with holders of Class A common stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. See the section below entitled “Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law — Supermajority Provisions” for the list of matters of that will require approval of a supermajority of the then outstanding shares of our capital stock.

Dividend Rights

With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably together with each holder of Class A common stock, if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.

Optional Conversion

Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to us.

Mandatory Conversion

Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)    Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)    Upon the first date on which the Legacy Vicarious Founders, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by the Legacy Vicarious Founders and permitted transferees of Class B common stock as of the Effective Time.

(3)    Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

(4)    Upon the death or incapacity of a Legacy Vicarious Founder or a permitted transferee, with respect to the shares of Class B common stock held by such Legacy Vicarious Founder or permitted transferee of such Legacy Vicarious Founder.

(5)    Upon the date a Legacy Vicarious Founder ceases to provide services to us for any reason or no reason, with respect to the shares of Class B common stock held by such Legacy Vicarious Founder or permitted transferee of such Legacy Vicarious Founder.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class B common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class B common stock, then outstanding, if any.

Other Rights

The holders of Class B common stock do not have pre-emptive or subscription rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock.

Preferred Stock

As of the Closing Date, no shares of preferred stock were issued or outstanding. The Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class B common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock. At present, there are no plans to issue any preferred stock. In September 2021, we completed the Business Combination contemplated by the Business Combination Agreement, pursuant to which Legacy Vicarious survived the Merger as a wholly-owned subsidiary of D8. In connection with the Merger, D8 changed its name to “Vicarious Surgical Inc.” and Legacy Vicarious changed its name to “Vicarious Surgical Operating Co.” On October 6, 2021, Legacy Vicarious changed its name from “Vicarious Surgical Operating Co.” to “Vicarious Surgical US Inc.”

As a consequence of the Merger, at the Effective Time, (i) Legacy Vicarious stockholders received shares of Class A common stock equal to the amount of shares of Legacy Vicarious capital stock owned by such stockholder multiplied by 3.29831 for each share in such class of Legacy Vicarious capital stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (ii) the Legacy Vicarious Founders received shares of Class B common stock equal to the amount of shares of Legacy Vicarious Class A common stock owned by such Legacy Vicarious Founder multiplied by 3.29831 for each share in such class of Legacy Vicarious Class A common stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Vicarious common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the us and became an option (vested or unvested, as applicable) to purchase a number of shares of our Class A common stock equal to the number of shares of Legacy Vicarious common stock subject to such option immediately prior to the Effective Time multiplied by 3.29831, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 3.29831 and rounded up to the nearest whole cent; and (iv) each warrant to purchase shares of Legacy Vicarious Class B common stock that was issued and outstanding prior to the Effective Time was assumed and converted into a warrant exercisable for shares of our Class A common stock.

Warrants

Each Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing upon the later of 12 months from the closing of the initial public offering or 30 days after the completion of a business combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Warrants only for a whole number of shares. This means that only an even number of Warrants may be exercised at any given time by a Public Warrant holder. However, except as set forth below, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 60 business days from the completion of the business combination on September 17, 2021, Public Warrant holders may, until such time as there is an effective registration statement and during any period where we have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire at 5:00 p.m., New York City Time on the earlier to occur of: (i) five years from the completion of an initial business combination, (ii) the liquidation of the Company, if we fail to complete a business combination, or (iii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all Warrants.

The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) will (i) not be transferable, assignable or salable until 30 days after the completion of the initial business combination on September 17, 2021, (ii) be exercisable for cash (even if a registration statement covering the shares of Class A common stock issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option and (iii) not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the Warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per Warrant:

•        at any time while the Warrants are exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

•        if, and only if, the reported last sale price of the shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Public Warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

We may call the Warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.10 per Warrant:

•        at any time while the Warrants are exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the shares of Class A common stock except as otherwise described below;

•        if, and only if, the reported last sale price of the shares of Class A common stock equals or exceeds $10.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Public Warrant holders;

•        if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the Public Warrant holders is less than $18.00 per share, the Private Placement Warrants must be concurrently called for redemption on the same terms as the outstanding Public Warrants; and

•        if, and only if, there is a current registration statement in effect with respect to the Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Beginning on the date the notice of redemption is given and until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on the volume-weighted average price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Redemption Fair Market Value of Class A common stock (period to expiration of Warrants)
Redemption Date	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Class A common stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Class A common stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.

The redemption criteria for the Public Warrants have been established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants are issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (a) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, (b) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (c) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the then outstanding Private Placement Warrants.

The exercise price and number of shares of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a share of Class A common stock) at any time prior to the expiration date for a period of not less than 15 business days; provided, however, that we provide at least 5 days’ prior written notice of such reduction to registered holders of the Warrants and that any such reduction will be applied consistently to all of the Warrants. Any such reduction in the exercise price will comply with any applicable regulations under the U.S. federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Public Warrant holder will not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Public Warrants will be exercisable and we will not be obligated to issue Class A common stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the Class A common stock issuable upon exercise of the Warrants is current and the Class A common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant. If the prospectus relating to the Class A common stock issuable upon the exercise of the Warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Public Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their Warrants such that an electing Public Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a Warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the Class A common stock or other similar event), we will, upon exercise, round down to the nearest whole number the number of Class A common stock to be issued to the Public Warrant holder.

Registration Rights

Pursuant to Subscription Agreements, the PIPE Investors purchased shares of Class A common stock immediately prior to the Closing of the Business Combination and the PIPE Investors are entitled to certain registration rights. In particular, we agreed to, within thirty (30) calendar days after the Closing of the Business Combination, file with the SEC (at our sole cost and expense) a registration statement registering the resale of the shares of Class A common stock issued to the PIPE Investors, and to use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or the 120th calendar day if the SEC notifies us that it will “review” such registration statement) following the Closing of the Business Combination and (ii) the 10th business day after the date we are notified (orally or in writing) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

At the Closing of the Business Combination, we entered into the Amended and Restated Registration Rights Agreement with the Initial Stockholders, including the Sponsor (the “Sponsor Group Holders”), and certain Legacy Vicarious stockholders (the “Legacy Vicarious Holders”), pursuant to which, among other things, the Sponsor Group Holders and the Legacy Vicarious Holders were granted certain registration rights, on the terms and subject to the conditions therein, with respect to their respective shares of our common stock which is set forth as follows:

•        Registration rights.    Promptly, but in any event within thirty (30) days following the Closing of the Business Combination, we are required to use our commercially reasonable efforts to file a registration statement under the Securities Act to permit the public resale of all registrable securities as permitted by Rule 415 of the Securities Act and to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the filing deadline (or ninety (90) days following the filing deadline if the registration statement is reviewed by and receives comments from the SEC). As soon as practicable following the date of effectiveness of the registration statement, but in any event within two (2) business days of such date, we will notify the holders of registrable securities of the effectiveness of such registration statement. At any time at which we have an effective shelf registration statement with respect to a holder’s registrable securities, any such holder may request to sell all or a portion of their registrable securities pursuant to an underwritten offering pursuant to such shelf registration statement, provided that such holder(s) reasonably expect any such sales to generate aggregate gross proceeds in excess of $50 million or reasonably expect to sell all of the registrable securities held by such holder, but in no event for aggregate gross proceeds of less than $10 million in gross proceeds. We will enter into an underwriting agreement with a managing underwriter or underwriters selected by the initiating holder(s), after consultation with us, and will take all such other reasonable actions as are requested by the managing underwriter to expedite or facilitate the disposition of such registrable securities.

•        Demand registration rights.    At any time after the Closing of the Business Combination, if we do not have an effective registration statement outstanding, we will be required, upon the written request of the holders of at least a majority-in-interest of the then-outstanding registrable securities held by the Sponsor Group Holders or the Legacy Vicarious Holders, as soon as practicable but not more than forty-five (45) days after receipt of such written request, to file a registration statement and to effect the registration of all or part of their registrable securities. We are not obligated to effect more than an aggregate of three (3) registrations pursuant to a demand registration request.

•        Piggyback registration rights.    At any time after the Closing of the Business Combination, if we propose to file a registration statement under the Securities Act to register any of its equity securities, or securities or other obligations exchangeable or convertible into equity securities, or to conduct a public offering, either for our own account or for the account of any other person, subject to certain exceptions and reductions as described in the Amended and Restated Registration Rights Agreement, then we will give written notice of such proposed filing to the holders of registrable securities as soon as practicable but not less than 10 days before the anticipated filing of such registration statement. Upon the written request of any holder of registrable securities in response to such written notice, we will, in good faith, cause such registrable securities to be included in the registration statement and use our commercially reasonable efforts to cause the underwriters of any proposed underwritten offering to include such holders’ registrable securities on the same terms and conditions as any similar securities of the Company included in such registration.

Lock-Up Restrictions

Under the Amended and Restated Registration Rights Agreement, the Sponsor Group Holders (including the holders of D8 Founder Shares) and the Legacy Vicarious Holders agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, with respect to any shares of our Class A common stock other than certain permitted transfers, including not to engage in any hedging or other transaction with respect to such securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities, for the period ending on the earlier of (a) 180 days after the Closing of the Business Combination and (b) subsequent to the Closing of the Business Combination and commencing at least 90 days after the Closing of the Business Combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least 20 trading days within any 30 consecutive trading days ending on the trading day immediately prior to the date of determination.

Under the Bylaws, the Legacy Vicarious stockholders are not permitted to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, with respect to any shares of our Class A common stock other than certain permitted transfers, including not to engage in any hedging or other transaction with respect to such securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities, for the period ending on the earlier of (a) 180 days after the Closing of the Business

Combination, and (b) subsequent to the Closing of the Business Combination and commencing at least 90 days after the Closing of the Business Combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least 20 trading days within any 30 consecutive trading days ending on the trading day immediately prior to the date of determination.

Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Charter provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or extraordinary general meeting of such stockholders and may not be effected by any consent in writing by such holders except that any action required or permitted to be taken by holders of Class B common stock, voting separately as a class, or, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of our preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to us in the manner forth in Section 228 of the DGCL. See also “Risk Factors — Risks Related to Our Securities and to Being a Public Company — Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” included elsewhere in this prospectus.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A common stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of our unissued and unreserved capital stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Blank Check Preferred Stock

The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of the Company or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

In this regard, the Charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of the Company.

Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the Vicarious Surgical Board. Subject to the Director Nomination Agreement, the exact number of directors will be fixed from time to time by a majority of our board of directors. The Charter also provides that our board of directors will be declassified and will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of our stockholders. There will be no limit on the number of terms a director may serve on our board of directors.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Director Nomination Agreement and any rights of the holders of our preferred stock. For more information on the Director Nomination Agreement, see the section entitled “Certain Relationships and Related Party Transactions — Agreements with Vicarious Surgical Stockholders — Director Nomination Agreement” included elsewhere in this prospectus.

Quorum

The Bylaws provide that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter provides that special meetings of stockholders may be called only by or at the direction of our board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be June 1, 2021). The Bylaws allow our board of directors to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Charter and subject to the rights of the parties to the Director Nomination Agreement.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Charter provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 662/3% in voting power all the then outstanding shares of our capital stock entitled to vote thereon, voting together as a single class:

•        the provision regarding our board of directors being authorized to establish one or more series of preferred stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors may determine;

•        the provision regarding our board of directors being authorized to amend the Bylaws without a stockholder vote;

•        the provisions regarding filling vacancies on our board of directors and newly created directorships;

•        the provisions regarding resignation and removal of directors; the provisions regarding calling special meetings of stockholders;

•        the provisions regarding stockholder action by written consent; and

•        the amendment provision requiring that the above provisions be amended only with a 662/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our common stock and, as a consequence, may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Charter will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to us or our stockholders, (iii) any action asserting a claim (a) arising pursuant to any provision of Delaware law, the Charter or the Bylaws or (b) as to which Delaware law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim against the Company or any current or former director, officer, employee, stockholder or agent of the Company governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in the Charter. In addition, the Charter provides that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision in the Charter will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision will benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of our board of directors who is not an employee of ours or our subsidiaries, or any employee or agent of such member, other than someone who is an employee of ours or our subsidiaries. The Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into. We believe that this provision, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Class A common stock and warrants to purchase Class A common stock are listed for trading on the NYSE under the symbol “RBOT” and “RBOT WS”, respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock, Class B common stock or warrants of Vicarious Surgical for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Vicarious Surgical at the time of, or at any time during the three months preceding, a sale and (ii) Vicarious Surgical is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A common stock, Class B common stock or warrants of Vicarious Surgical for at least six months but who are affiliates of Vicarious Surgical at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Vicarious Surgical Class A common stock then outstanding; or

•        the average weekly reported trading volume of Vicarious Surgical Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Vicarious Surgical under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about Vicarious Surgical.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business- combination related shell companies) or issuers that have been at any time previously a shell company.

However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its D8 Founder Shares pursuant to Rule 144 without registration one year after the Closing.

Following the Closing, Vicarious Surgical is no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of September 17, 2021 by:

•        each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•        each of the Company’s executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 98,832,452 shares of the Company’s Class A common stock and 19,789,860 shares of the Company’s Class B common stock issued and outstanding as of September 17, 2021.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Adam Sachs(1)(2)	—	—	11,329,695	57.3%	45.8%
Sammy Khalifa(1)(3)	—	—	4,551,668	23.0%	18.4%
William Kelly(1)	—	—	—	—	—
June Morris(1)	—	—	—	—	—
Dror Berman(4)	13,770,143	13.9%	—	—	2.8%
Samir Kaul(5)	20,956,122	21.2%	—	—	4.2%
Philip Liang(6)	10,336,850	10.5%	—	—	2.1%
Ric Fulop(1)(7)	76,817	*	—	—	*
David Styka(1)(8)	318,296	*	—	—	*
Donald Tang(9)	8,535,000	8.6%	—	—	1.7%
David Ho	—	—	—	—	—
All Directors and Executive Officers of the Company as a Group (11 Individuals)(9)	53,993,228	54.6%	15,881,363	80.3%	75.1%

Five Percent Holders:
Adam Sachs(1)(2)	—	—%	11,329,695	57.3%	45.8%
Sammy Khalifa(1)(3)	—	—%	4,551,668	23.0%	18.4%
D8 Sponsor LLC(9)	8,535,000	8.6%	—	—	1.7%
Khosla Ventures, LLC(5)	20,956,122	21.2%	—	—	4.2%
Innovation Endeavors III LP(4)	13,770,143	13.9%	—	—	2.8%
Entities affiliated with Philip Liang(6)	10,336,850	10.5%	—	—	2.1%
Gates Frontier, LLC(11)	10,096,043	10.2%	—	—	2.0%
Barry Greene, M.D.(1)(12)	17,207	*	3,908,497	19.8%	15.8%

____________

*        Indicates beneficial ownership of less than 1%.

**      Percentage of total voting power represents voting power with respect to all shares of the Company’s Class A common stock and the Company’s Class B common stock as a single class. Each share of the Company’s Class B common stock is entitled to 20 votes per share and each share of the Company’s Class A common stock is entitled to 1 vote per share.

(1)      Unless otherwise indicated, the business address of each of these individuals is c/o Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451.

(2)      Consists of 11,329,695 shares of the Company’s Class B common stock.

(3)      Consists of 4,551,668 shares of the Company’s Class B common stock.

(4)      Consists of (i) 13,436,810 shares of the Company’s Class A common stock held by Innovation Endeavors III LP (“Innovation Endeavors”) and (ii) 333,333 shares of the Company’s Class A common stock acquired pursuant to the PIPE Financing by Innovation Endeavors. Mr. Berman is a managing partner at Innovation Endeavors, and as such may be deemed to have voting and investment control over the shares held by Innovation Endeavors. The business address of Innovation Endeavors is 1845 El Camino Real, Palo Alto, CA 94306.

(5)      Consists of (i) 7,896,787 shares of the Company’s Class A common stock held by Khosla Ventures Seed C, LP (“Khosla Ventures Seed C”), (ii) 12,726,001 shares of the Company’s Class A common stock held by Khosla Ventures V, LP (“Khosla Ventures V”), and (iii) 333,334 shares of the Company’s Class A common stock acquired pursuant to the PIPE Financing by Khosla Ventures V. Khosla Ventures Seed Associates C, LLC (“KVA Seed C”) is the general partner of Khosla Ventures Seed C. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, LP. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed C and KVA V. Each of KVA Seed C, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures Seed C, and each of KVA Seed C, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures Seed C. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures V. Each of KVA Seed C, KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interests therein. Mr. Kaul is a General Partner and Managing Director of Khosla Ventures, LLC. Mr. Kaul disclaims any beneficial ownership of the securities held by Khosla Ventures Seed C and Khosla Ventures V other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of each of the reporting persons is 2121 Sand Hill Road, Menlo Park, CA 94025.

(6)      Consists of (i) 10,036,850 shares of the Company’s Class A common stock held by Chelvey International Limited (“Chelvey”) and (ii) 300,000 shares of the Company’s Class A common stock acquired pursuant to the PIPE Financing by E15 Fund Advisors (HK) Limited (“E15 Fund Advisors”). Chelvey is an entity affiliated with E15 Fund II, LP (“E15”). Mr. Liang is the managing partner for E15. Shrikant Patnaik is a principal for E15. Each of Messrs. Liang and Patnaik share voting and investment discretion with respect to the shares of the Company’s Class A common stock held of record by E15, and as such may be deemed to have voting and investment control over the shares held by E15 and the entities affiliated with E15. Mr. Liang is the managing partner for E15 Fund Advisors, and as such may be deemed to have voting and investment control over the shares held by E15 Fund Advisors and the entities affiliated with E15 Fund Advisors. The business address of E15 is Ogier Global (Cayman) Limited, 89 Nexus way, Camana Bay, Grand Cayman, KY1 — 9009, Cayman Islands. The business address of E15 Fund Advisors is RMS2102 — 03 China Insurance Group Bldg., 141 Des Voeux Rd., Central, Hong Kong.

(7)      Consists of options to purchase 76,817 shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Mr. Fulop.

(8)      Consists of options to purchase 318,296 shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Mr. Styka.

(9)      D8 Sponsor LLC is the record holder of such shares. David Chu and Mr. Tang are the managers of D8 Sponsor LLC and share voting and investment discretion with respect to the shares of common stock held of record by the D8 Sponsor LLC. Each of the Messrs. Chu and Tang disclaims any beneficial ownership of the securities held by D8 Sponsor LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of D8 Sponsor LLC is Unit 1008, 10/F, Champion Tower, 3 Garden Road, Central, Hong Kong.

(10)    See footnotes 2 through 9.

(11)    Consists of (i) 9,762,710 shares of the Company’s Class A common stock held by Gates Frontier, LLC and (ii) 333,333 shares of the Company’s Class A common stock acquired pursuant to the PIPE Financing by Gates Frontier, LLC. William H. Gates III is the sole member of Gates Frontier, LLC, and as such may be deemed to have sole voting and dispositive power over the shares held by Gates Frontier, LLC. The business address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033.

(12)    Consists of (i) 17,207 shares of the Company’s Class A common stock and (ii) 3,908,497 shares of the Company’s Class B common stock held by Dr. Greene. Dr. Greene is a co-founder of Legacy Vicarious.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up 106,891,225 shares of our Class A common stock, up to 19,789,860 shares of our Class B common stock, and up to 10,400,000 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock, shares of Class B common stock or Private Placement Warrants other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock, shares of Class B common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock, Class B common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A common stock, shares of Class B common stock and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based the percentage ownership prior to this offering on 98,832,452 shares of Class A common stock, 19,789,860 share of Class B common stock and 10,400,000 Private Placement Warrants outstanding, in each case as of September 17, 2021. In calculating percentages of shares of Class A common stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of Class A common stock issuable upon (i) exercise of that particular Selling Securityholder’s Private Placement Warrants or (ii) conversion of that particular Selling Securityholder’s Class B common stock, if any, and did not assume the exercise of any other Selling Securityholder’s Private Placement Warrants or options, or upon the vesting of any other Selling Securityholder’s restricted stock units or conversion of any other Selling Securityholder’s Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially Owned prior to Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Adam Sachs(1)(2)	11,329,695	11.5%	11,329,695	57.3%	—	—	11,329,695	11,329,695	—	—	—	—	—	—	—
AnglePoint Master Fund(3)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Aspex Master Fund(4)	2,600,000	2.6%	—	—	—	—	2,600,000	—	—	—	—	—	—	—	—
Barry S. Greene(1)(5)	3,925,704	4.0%	3,908,497	19.7%	—	—	3,925,704	3,908,497	—	—	—	—	—	—	—
Becton, Dickinson and Company (6)	2,000,000	2.0%	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Bright Insight Holdings Limited(7)	4,063,810	4.1%	—	—	4,063,810	39.1%	4,063,810	—	4,063,810	—	—	—	—	—	—
Cadin Limited(8)	6,336,190	6.4%	—	—	6,336,190	60.9%	6,336,190	—	6,336,190	—	—	—	—	—	—
Chelvey International Limited(9)	10,036,850	10.2%	—	—	—	—	10,036,850	—	—	—	—	—	—	—	—
D8 Sponsor LLC(10)(11)	8,535,000	8.6%	—	—	—	—	8,535,000	—	—	—	—	—	—	—	—
E15 Fund Advisors (HK) Limited (12)	300,000	*	—	—	—	—	300,000	—	—	—	—	—	—	—	—
Fred Langhammer(10)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Gates Frontier, LLC(13)	10,096,043	10.2%	—	—	—	—	10,096,043	—	—	—	—	—	—	—	—
Ghisallo Master Fund LP(14)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Hel Ved Master Fund(15)	1,000,000	1.0%	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
hInsight-VSI Holdings, LLC(16)	1,000,000	1.0%	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
Immortal Gains Ltd(17)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Innovation Endeavors III LP(18)	13,770,143	13.9%	—	—	—	—	13,770,143	—	—	—	—	—	—	—	—
InRe Fund, L.P.(19)	1,000,000	1.0%	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
Jasmeet Kaur Kang Rollover IRA(20)	73,000	*	—	—	—	—	73,000	—	—	—	—	—	—	—	—
Jatinder S. Sekhon(21)	67,000	*	—	—	—	—	67,000	—	—	—	—	—	—	—	—
K5 Global Capital LLC(22)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
K5 Global Technology Fund, LP – Series 001(23)	150,000	*	—	—	—	—	150,000	—	—	—	—	—	—	—	—
Khosla Ventures Seed C, LP(24)	7,896,787	8.0%	—	—	—	—	7,896,787	—	—	—	—	—	—	—	—
Khosla Ventures V, LP(24)	13,059,335	13.2%	—	—	—	—	13,059,335	—	—	—	—	—	—	—	—
Oasis Investments II Master Fund Ltd.(25)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Parian Global Master Fund LP(26)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Pleiad Asia Equity Master Fund (27)	476,800	*	—	—	—	—	476,800	—	—	—	—	—	—	—	—
Pleiad Asia Master Fund (28)	1,523,200	1.5%	—	—	—	—	1,523,200	—	—	—	—	—	—	—	—
PT Multipolar Tbk(29)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Richard Yong Chin-Wee(30)	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Robert Kirby(10)	15,000	*	—	—	—	—	15,000	—	—	—	—	—	—	—	—
Roberta Lipson(31)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Sammy Khalifa(1)(32)	4,551,668	4.6%	4,551,668	23.0%	—	—	4,551,668	4,551,668	—	—	—	—	—	—	—
Sun Hung Kai Strategic Capital Limited (33)	1,250,000	1.3%	—	—	—	—	1,250,000	—	—	—	—	—	—	—	—
Susan H. Barton(34)	10,000	*	—	—	—	—	10,000	—	—	—	—	—	—	—	—
Teck Liang Beng(35)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Terry Lundgren(10)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Wolfswood Partners, LP(36)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Total	106,891,225	82.8%	19,789,860	100%	10,400,000	100%	106,891,225	19,789,860	10,400,000

____________

*     Denotes less than 1%.

**      Certain Selling Securityholders may be deemed to beneficially own other shares reported herein.

***    The Class A common stock issuable upon conversion of shares of Class B common stock is also included in the Number of Shares of Class A common stock Being Offered column immediately preceding.

(1)      Unless otherwise indicated, the business address of each of these holders is c/o Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451.

(2)      Represents Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by Adam Sachs, Vicarious Surgical’s President and Chief Executive Officer. Mr. Sachs has sole voting and investment control over the shares.

(3)      AnglePoint Asset Management Limited, the investment manager of AnglePoint Master Fund, has voting and investment control of the shares held by AnglePoint Master Fund. Mr. Jie Liu is the Chief Investment Officer of AnglePoint Asset Management Limited and may be deemed to be the beneficial owner of such shares held by AnglePoint Master Fund. The business address of AnglePoint Asset Management Limited, AnglePoint Master Fund and Mr. Jie Liu is c/o AnglePoint Asset Management Limited, 1303 York House, 15 Queens Road, Central, Hong Kong.

(4)      Aspex Management (HK) Limited, a Hong Kong limited liability company, is sole the investment manager of Aspex Master Fund. Aspex Management (Cayman) Limited holds 100% of the equity interests in Aspex Management (HK) Limited. Mr. Ho Kei Li holds 100% of the equity interests in Aspex Management (Cayman) Limited and may be deemed to be the beneficial owner of such securities held by Aspex Master Fund. Mr. Ho Kei Li disclaims any beneficial ownership of the securities held by Aspex Master Fund other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Aspex Management (HK) Limited, Aspex Management (Cayman) Limited, Aspex Master Fund and Mr. Ho Kei Li is the St. George’s Building, 16th Floor, 2 Ice House Street, Hong Kong.

(5)      Represents (i) 17,207 shares of Class A common stock and (ii) 3,908,497 shares of Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by Barry S. Greene, a Legacy Vicarious Founder. Dr. Greene has sole voting and investment control over the shares.

(6)      The Selling Securityholder is a publicly traded company on the New York Stock Exchange (NYSE: BDX), and its business address is 1 Becton Drive, Franklin Lakes, NJ 07417.

(7)      Represents 4,063,810 Private Placement Warrants and 4,063,810 shares of Class A common stock issuable upon exercise of such Private Placement Warrants. Mr. Liu Chen-Chi is the controlling person of Bright Insight Holdings Limited and as such may be deemed to be the beneficial owner of such shares held by Bright Insight Holdings Limited. The business address of Bright Insight Holdings Limited and Mr. Liu Chen-Chi is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

(8)      Represents 6,336,190 Private Placement Warrants and 6,336,190 shares of Class A common stock issuable upon exercise of such Private Placement Warrants. Voting and dispositive power over the shares held by Cadin Limited is exercised by an investment committee consisting of Donald Tang, George Ho and Yunhan Shi. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. The business address of Cadin Limited is Appleby Global Services (Cayman) Limited, PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands.

(9)      Chelvey International Limited (“Chelvey”) is an entity affiliated with E15 Fund II, LP (“E15”). Philip Liang is the managing partner for E15. Shrikant Patnaik is a principal for E15. Each of Messrs. Liang and Patnaik share voting and investment discretion with respect to the shares held of record by Chelvey, and as such may be deemed to have voting and investment control over the shares held by Chelvey and the entities affiliated with E15. The business address of Chelvey, E15, Mr. Patnaik and Mr. Liang is Ogier Global (Cayman) Limited, 89 Nexus way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

(10)    The business address of such Selling Securityholder is c/o D8 Sponsor LLC, Unit 1008, 10/F, Champion Tower, 3 Garden Road, Central, Hong Kong.

(11)    David Chu and Donald Tang are the managers of D8 Sponsor LLC and share voting and investment discretion with respect to the shares of common stock held of record by the D8 Sponsor LLC. Each of Messrs. Chu and Tang disclaims any beneficial ownership of the securities held by D8 Sponsor LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(12)    Philip Liang is the managing partner for E15 Fund Advisors (HK) Limited (“E15 Fund Advisors”), and as such may be deemed to have voting and investment control over the shares held by E15 Fund Advisors and the entities affiliated with E15 Fund Advisors. The business address of E15 Fund Advisors is RMS2102-03 China Insurance Group Bldg., 141 Des Voeux Rd., Central, Hong Kong, and the business address of Mr. Liang is Ogier Global (Cayman) Limited, 89 Nexus way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

(13)    William H. Gates III is the sole member of Gates Frontier, LLC, and as such may be deemed to have sole voting and dispositive power over the shares held by Gates Frontier, LLC. The business address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033.

(14)    Ghisallo Capital Management LLC, the investment manager of Ghisallo Master Fund LP, has voting and investment control of the shares held by Ghisallo Master Fund LP. Michael Germino is the managing member of Ghisallo Capital Management LLC and as such may be deemed to be the beneficial owner of such shares held by Ghisallo Master Fund LP. The business address of Ghisallo Capital Management LLC, Ghisallo Master Fund LP and Mr. Germino is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(15)    Hel Ved Capital Management Limited, the investment manager of Hel Ved Master Fund, has voting and investment control of the shares held by Hel Ved Master Fund. Yunmin Chai is the Chief Investment Officer of Hel Ved Capital Management Limited and as such may be deemed to be the beneficial owner of such shares held by Hel Ved Master Fund. The business address of Hel Ved Capital Management Limited, Hel Ved Master Fund and Mr. Chai is c/o Hel Ved Capital Management Limited, Suite 4120, 41/F, Jardine House, 1 Connaught Place, Central, Hong Kong.

(16)    The Selling Securityholder is an indirect, wholly-owned subsidiary of HCA Healthcare, Inc., a publicly traded company on the New York Stock Exchange (NYSE: HCA). The business address is One Park Plaza, Nashville, Tennessee 37203.

(17)    Yu Chuan Lee and Amy Ng Ka Yin are the directors of Immortal Gains Ltd and as such may be deemed to be the beneficial owners of such shares held by Immortal Gains Ltd. The business address of Immortal Gains Ltd, Mr. Lee and Ms. Yin is Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, VG1110, British Virgin Islands.

(18)    Dror Berman is a managing partner at Innovation Endeavors III LP, and as such may be deemed to have voting and investment control over the shares held by Innovation Endeavors III LP. The business address of Innovation Endeavors III LP and Mr. Berman is 1845 El Camino Real, Palo Alto, CA 94306.

(19)    AnglePoint Asset Management Limited, the investment manager of InRe Fund, L.P., has voting and investment control of the shares held by InRe Fund, L.P. Mr. Jie Liu is the Chief Investment Officer of AnglePoint Asset Management Limited and may be deemed to be the beneficial owner of such shares held by AnglePoint Master Fund. The business address of AnglePoint Asset Management Limited, InRe Fund, L.P. and Mr. Jie Liu is c/o AnglePoint Asset Management Limited, 1303 York House, 15 Queens Road, Central, Hong Kong.

(20)    The business address of such Selling Securityholder is 11805 Centurion Way, Potomac, MD 20854.

(21)    The business address of such Selling Securityholder is 11805 Centurion Way, Potomac, MD 20854.

(22)    On June 25, 2020, the Sponsor transferred 25,000 D8 Founder Shares to Michael Kives. After the Closing of the Business Combination, Mr. Kives transferred the 25,000 shares of Class A common stock received upon conversion of such 25,000 D8 Founder Shares to K5 Global Capital LLC. Bryan Baum and Michael Kives are each managing members of K5 Global Capital LLC and as such may be deemed to be the beneficial owners of such shares held by K5 Global Capital LLC. The business address of K5 Global Capital LLC, Mr. Baum and Mr. Kives is 9 La Gorce Circle, Miami Beach, FL 33141.

(23)    K5 Global Technology, LLC (“K5 Global Technology”), the General Partner of K5 Global Technology Fund, LP — Series 001 (“K5 Global Technology Fund”), and/or K5 Global Advisor LLC (“K5 IA”), the investment manager of K5 Global Technology Fund, have voting and investment control of the shares held by K5 Global Technology Fund. Bryan Baum and Michael Kives are each managing members of K5 Global Technology and K5 IA and as such may be deemed to be the beneficial owners of such shares held by K5 Global Technology Fund. The business address of K5 Global Technology, K5 IA, K5 Global Technology Fund, Mr. Baum and Mr. Kives is 9 La Gorce Circle, Miami Beach, FL 33141.

(24)    Represents (i) 7,896,787 shares of Class A common stock held by Khosla Ventures Seed C, LP (“Khosla Ventures Seed C”) and (ii) 13,059,335 shares of the Class A common stock held by Khosla Ventures V, LP (“Khosla Ventures V”). Khosla Ventures Seed Associates C, LLC (“KVA Seed C”) is the general partner of Khosla Ventures Seed C. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, LP. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed C and KVA V. Each of KVA Seed C, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures Seed C, and each of KVA Seed C, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures Seed C. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures V. Each of KVA Seed C, KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interests therein. Mr. Kaul is a General Partner and Managing Director of Khosla Ventures, LLC. Mr. Kaul disclaims any beneficial ownership of the securities held by Khosla Ventures Seed C and Khosla Ventures V other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of each of the reporting persons is 2121 Sand Hill Road, Menlo Park, CA 94025.

(25)    Seth Fischer is the controlling person of Oasis Investments II Master Fund Ltd. and as such may be deemed to be the beneficial owner of such shares held by Oasis Investments II Master Fund Ltd. The business address of Oasis Investments II Master Fund Ltd. and Mr. Fischer is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(26)    Parian Global Management LP, the investment manager of Parian Global Master Fund LP, has voting and investment control of the shares held by Parian Global Master Fund LP. Parian GP LLC serves as the general partner of Parian Global Master Fund LP. CCZG LLC serves as the general partner of Parian Global Management LP. Zachary C. Miller is the managing member of CCZG LLC and as such may be deemed to be the beneficial owner of such shares held by Parian Global Master Fund LP. The business address of Parian Global Management LP, Parian GP LLC, CCZG LLC, Parian Global Master Fund LP and Mr. Miller is 61 Pound Ridge Road, Pound Ridge, NY 10576.

(27)    Pleiad Asia Investment Advisors Limited, an SEC-registered investment adviser, is the investment manager of Pleiad Asia Equity Master Fund and has voting and investment control of the shares held by Pleiad Asia Equity Master Fund. Michael Yoshino and Kenneth Lee are the Co-Chief Investment Officers of Pleiad Asia Investment Advisors Limited and as such may be deemed to be the beneficial owners of such shares held by Pleiad Asia Equity Master Fund. The business address of Pleiad Asia Investment Advisors Limited, Pleiad Asia Equity Master Fund, Mr. Yoshino and Mr. Lee is 26/F, 8 Wyndham Street, Central, Hong Kong.

(28)    Pleiad Asia Investment Advisors Limited, an SEC-registered investment adviser, is the investment manager of Pleiad Asia Master Fund and has voting and investment control of the shares held by Pleiad Asia Master Fund. Michael Yoshino and Kenneth Lee are the Co-Chief Investment Officers of Pleiad Asia Investment Advisors Limited and as such may be deemed to be the beneficial owners of such shares held by Pleiad Asia Master Fund. The business address of Pleiad Asia Investment Advisors Limited, Pleiad Asia Master Fund, Mr. Yoshino and Mr. Lee is 26/F, 8 Wyndham Street, Central, Hong Kong.

(29)    PT Inti Anugerah Pratama (“PT IAP”) has voting and investment control of the shares held by PT Multipolar Tbk (“Multipolar Tbk”). PT Trijaya Utama Mandiri (“PT TUM”) holds 60% of the equity interests in PT IAP, and Fullerton Capital Limited (“Fullerton”) holds 40% of the equity interests in PT IAP. James Tjahaja Riady holds 100% of the equity interests of PT TUM, and Stephen Riady holds 100% of the equity interests of Fullerton. As such, each of Messrs. James Tjahaja Riady and Stephen Riady may be deemed to be the beneficial owners of such shares held by Multipolar TBK. The business address of PT IAP, PT TUM, Fullerton, Multipolar Tbk, Mr. James Tjahaja Riady and Mr. Stephen Riady is Menara Matahari 20F, JI. Boulevard Raya No. 7, Lippo Karawaci, Tangerang, Banten, Indonesia 15811.

(30)    The business address of such Selling Securityholder is 1 Ardmore Park #23-01, Singapore 259962.

(31)    The business address of such Selling Securityholder is 3899 Live Oak Blvd., Delray Beach, FL 33445.

(32)    Represents Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by Sammy Khalifa, Vicarious Surgical’s Chief Technology Officer. Mr. Khalifa has sole voting and investment control over the shares.

(33)    The Selling Securityholder is a wholly-owned subsidiary of Sun Hung Kai & Co Ltd, a publicly traded company on the Hong Kong Stock Exchange (SEHK: 86), and its business address is 42/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(34)    The business address of such Selling Securityholder is 216 Hart Mews Street, Gaithersburg, MD 20878.

(35)    The business address of such Selling Securityholder is 20 Tudor Close, Singapore 297949.

(36)    Jason Comerchero and Gregory Neuman are the managing members of Wolfswood Holdings, LLC, the general partner of Wolfswood Partners, LP, and as such may be deemed to be the beneficial owners of such shares held by Wolfswood Partners, LP. The business address of Wolfswood Holdings, LLC, Wolfswood Partners, LP, Mr. Comerchero and Mr. Neuman is 140 Broadway, Floor 38, New York, NY 10005.

MANAGEMENT

Board of Directors and Management

Effective as of the Closing Date, and in connection with Closing of the Business Combination, each the executive officers of D8 resigned and were replaced by certain members of the management team of Legacy Vicarious, and each of the directors of D8 resigned and the stockholders elected nine directors to serve on Vicarious Surgical Board, or the board of directors. Accordingly, the following table sets forth certain information concerning our executive officers and directors as of October 1, 2021:

Name	Age	Position
Executive Officers:
Adam Sachs	30	Chief Executive Officer, President and Director
Sammy Khalifa	31	Chief Technology Officer and Director
William Kelly	51	Chief Financial Officer and Treasurer
June Morris	72	Chief Legal Officer, General Counsel and Secretary

Non-Employee Directors:
David Styka	62	Director and Chairman of the Board
Samir Kaul	47	Director
Philip Liang	39	Director
Ric Fulop	46	Director
Dror Berman	43	Director
Donald Tang	38	Director
David Ho	68	Director

Executive Officers

Adam Sachs has served as our President and Chief Executive Officer and as a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as Legacy Vicarious’ President and Chief Executive Officer and a member of the Legacy Vicarious Board since 2014. Mr. Sachs received his B.S. in Engineering from the Massachusetts Institute of Technology in 2014. Prior to founding Legacy Vicarious in 2014, from June 2012 to January 2013, Mr. Sachs worked in Manufacturing Design at Apple. Mr. Sachs’ qualifications to serve on the Vicarious Surgical Board include his previous board experience serving on the Legacy Vicarious Board, his deep experience founding, managing and directing all aspects of Legacy Vicarious operations for over six years and his extensive experience in robotics, engineering, manufacturing and product development.

Sammy Khalifa has served as our Chief Technology Officer and as a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as Legacy Vicarious’ Chief Technology Officer since 2015 and as a member of the Legacy Vicarious Board since 2018. Prior to working full time at Legacy Vicarious, Mr. Khalifa worked at Apple as a Product Design Engineer from December 2013 to May 2015. Prior to that, Mr. Khalifa worked as a Biomedical Design Engineer at Hemedex, Inc. Mr. Khalifa received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology in 2012. Mr. Khalifa’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving on the Legacy Vicarious Board as well as his extensive experience in robotics, product development and engineering.

William Kelly has served as our Chief Financial Officer and Treasurer since the Closing of the Business Combination in September 2021, and had served as Legacy Vicarious’ Chief Financial Officer since January 2021. Prior to joining Legacy Vicarious, Mr. Kelly served as Chief Financial Officer at Exosome Diagnostics, a privately held life science company focused on developing and commercializing revolutionary biofluid-based diagnostics, from 2014 to 2018. Before joining Exosome Diagnostics, Inc., Mr. Kelly served as Chief Financial Officer of Repligen Corporation from 2008 to 2014, a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems. Mr. Kelly received a B.A. from the College of the Holy Cross and an M.B.A. and M.S. in Accounting from the Graduate School of Professional Accounting at Northeastern University.

June Morris has served as our Chief Legal Officer, General Counsel and Secretary since the Closing of the Business Combination in September 2021, and had served as Legacy Vicarious’ Chief Legal Officer and General Counsel since February 2021. Prior to joining Legacy Vicarious, Ms. Morris served as Managing Partner and General Counsel of FT Management & Associates, a private consulting firm, from March 2017 until February 2021 and as VP & General Counsel of Northern Power Systems from 2016 to February 2017. Ms. Morris has also served as General Counsel and Chief Legal Officer at Picis Inc., Pegasystems, Sequoia Systems and LISP Machine. Ms. Morris holds an M.P.A. from the Sawyer Graduate School of Management at Suffolk University and a Juris Doctorate from Suffolk University School of Law.

Non-Employee Directors

David Styka has served as the chairman and a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as member of the Legacy Vicarious Board since October 2020. Mr. Styka served as the Chief Financial Officer for Auris Health, a company specializing in robotic medical platform development, from August 2014 till June 2019. In addition to the responsibilities associated with his role of Chief Financial Officer at Auris Health, Mr. Styka was also responsible for investor relations and securing financing for the company. Mr. Styka received his B.A. in Business Economics from the University of California, Santa Barbara in 1991. Mr. Styka’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of the Legacy Vicarious Board, his experience managing companies and his extensive business and finance experience.

Dror Berman has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as member of the Legacy Vicarious Board since January 2018. In 2010, Mr. Berman co-founded Innovation Endeavors, a venture fund focused on transformational technologies. At Innovation Endeavors, Mr. Berman oversees investment activities and personnel. Mr. Berman also currently serves on the board of several private companies in connection with his role at Innovation Endeavors. Mr. Berman received his M.B.A. from the Stanford Graduate School of Business in 2009 and his B.S. in Computer Science from Ben-Gurion University in 2005. Mr. Berman’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of the Legacy Vicarious Board and his extensive business and finance experience at Innovation Endeavors.

Samir Kaul has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as member of the Legacy Vicarious Board since January 2018. Mr. Kaul has been a General Partner at Khosla Ventures, a venture capital firm focusing on technology investing, since February 2006. He has served on the board of directors of Guardant Health, Inc. since April 2014 and currently serves on the boards of directors of several private companies. Previously, Mr. Kaul served as a member of the board of directors of Gevo, Inc. from March 2013 to May 2014 and Amyris, Inc. from May 2006 to May 2012. Mr. Kaul holds a B.S. degree in Biology from the University of Michigan, an M.S. degree in Biochemistry from the University of Maryland and an M.B.A. degree from Harvard Business School. Mr. Kaul’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of the Legacy Vicarious Board, his wide-ranging experience in technology companies and insight in the management of startup companies and the building of companies from early stage to commercial scale.

Philip Liang has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as member of the Legacy Vicarious Board since July 2020. Since December 2016, Mr. Liang has been a managing partner of E15VC, a global technology venture fund. At E15VC, Mr. Liang’s responsibilities include assisting emerging growth companies and investors through the venture capital life cycle. Mr. Liang sits on the board of directors for several of the companies affiliated with E15VC. Mr. Liang received his Master of Science in Media Laboratory from the Massachusetts Institute of Technology in 2006. Mr. Liang’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of the Legacy Vicarious Board as well as his business and finance experience at E15VC.

Ric Fulop has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as member of the Legacy Vicarious Board since June 2020. Mr. Fulop has also served as the Chief Executive Officer and Chairman of the board of directors of Desktop Metal, Inc. since December 2020. Prior to that, Mr. Fulop served as the Chief Executive Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Fulop was a general partner at

North Bridge Venture Partners from 2010 to 2015 and served as a founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management. Mr. Fulop’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of the Legacy Vicarious Board, his experience managing public companies and his extensive business and finance experience.

Donald Tang, has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as D8’s President and as a member of D8’s board of directors since June 2020. In 2018, he founded Celadon Partners, a private equity firm focused on mispriced opportunities ready for operational or strategic transformation. From 2004 to 2017, Mr. Tang worked at D.E. Shaw & Co., most recently as chief executive officer of D.E. Shaw & Co. (Asia-Pacific). He was the sole D.E. Shaw & Co. partner on the investment side in Asia, and a founding member of the firm’s Asian private equity business. Mr. Tang started his career at Citadel Investment Group in 2003. He is a member of the Harvard Kennedy School Mossavar-Rahmani Center for Business and Government Advisory Council, Special Advisor (China) to the Milken Institute and a member of the Aspen Global Leadership Network. Mr. Tang graduated from Carnegie Mellon University with a degree in computer science and business administration, and a minor in computational finance. Mr. Tang’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of D8’s board of directors, his experience managing public companies and his extensive business, finance and private equity experience.

David Ho has served a member of the Vicarious Surgical Board since the Closing of the Business Combination in September 2021, and had served as a member of D8’s board of directors since April 2021. Dr. Ho has been employed and has served on the board of directors of Columbia University since January 2020. Dr. Ho is the Founding Scientific Director of the Aaron Diamond AIDS Research Center, where he previously served as the CEO, a director and professor at the ADARC from 1990 to December 2019. Dr. Ho is the Clyde and Helen Wu Professor of Medicine at Columbia University Irving Medical Center. Dr. Ho serves as a member of the Trustees of Caltech, and was previously a board member of the MIT Corporation for 12 years and Harvard Board of Overseers for 6 years. Dr. Ho has been at the forefront of AIDS research for 40 years, publishing over 450 papers. Dr. Ho’s studies unraveled the nature of HIV replication in vivo and revolutionized society’s basic understanding of the AIDS disease. This knowledge led Dr. Ho to champion combination antiretroviral therapy that resulted in unprecedented control of HIV in patients. Dr. Ho’s research team is now devoting considerable efforts on vaccine and antibody research in order to halt or slow the spread of the AIDS epidemic. Recently, Dr. Ho has been devoting a considerable effort to develop novel strategies to diagnose, treat and prevent Covid-19 infection. Dr. Ho received his degrees from California Institute of Technology and Harvard Medical School (Harvard-MIT Health Science and Technology program). Dr. Ho’s qualifications to serve on the Vicarious Surgical Board include his previous board experience serving as a member of D8’s board of directors and his extensive research experience and medical background.

There are no family relationships between or among any of our directors or executive officers.

Role of Board in Risk Oversight

Our board of directors will have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent our board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for our board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors will receive periodic detailed operating performance reviews from management.

Composition of the Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our board of directors is declassified, and the directors will be elected annually.

Independence of the Board of Directors

NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Messrs. Kaul, Berman, Fulop, Liang and Styka and Dr. Ho, representing six of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

Board Committees

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors will provide appropriate risk oversight of our activities.

Audit Committee

Our audit committee consists of Mr. Styka, who serves as the chairperson, and Messrs. Fulop and Berman. Each proposed member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Mr. Styka qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

Our board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at https://www.vicarioussurgical.com under Investors — Governance — Governance Documents.

Compensation Committee

Our compensation committee consists of Mr. Kaul, who serves as the chairperson, Mr. Liang and Dr. Ho.

The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at https://www.vicarioussurgical.com under Investors — Governance — Governance Documents.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Styka, who serves as the chairperson, and Mr. Liang. The purpose of the nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by our board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that our board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of our board of directors and recommending that our board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to our board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of our board of directors and management and (6) handling such other matters that are specifically delegated to the committee by our board of directors from time to time.

Our board of directors have adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at https://www.vicarioussurgical.com under Investors — Governance — Governance Documents.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://www.vicarioussurgical.com under Investors — Governance — Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

Our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our Internet website.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the board of directors.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at https://www.vicarioussurgical.com under Investors — Governance — Governance Documents.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

D8

None of D8’s executive officers or directors received any cash compensation for services rendered to D8. D8 agreed to pay an affiliate of its Sponsor a total of $10,000 per month, for up to 24 months, for office space, utilities, and secretarial and administrative support services provided to members of its management team. The Sponsor, D8’s executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on D8’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Legacy Vicarious

This section provides an overview of Legacy Vicarious’ executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

As of December 31, 2020, Legacy Vicarious’ named executive officers (“Named Executive Officers” or “NEOs”) were:

•        Adam Sachs, Chief Executive Officer and President, and

•        Sammy Khalifa, Ph.D., Chief Technology Officer.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Our board of directors has historically determined the compensation for the NEOs.

For 2020, the compensation program for the NEOs consisted of a base salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Our NEOs did not receive incentive compensation such as cash bonuses or performance-based stock option awards for 2020.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our NEOs for the year ended December 31, 2020.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Adam Sachs, Chief Executive Officer and President	2020	180,000	—	—	—	7,200	187,200
Sammy Khalifa, Chief Technology Officer	2020	160,000	—	—	—	6,400	166,400

____________

(1)      For 2020, the amounts in the “All Other Compensation” column include, for Mr. Sachs and Mr. Khalifa include payments for 401(k) matching contributions.

Outstanding Equity Awards at 2020 Fiscal Year-End

There were no outstanding equity awards held by the NEOs as of December 31, 2020

Employment Arrangements

In July 2021, Legacy Vicarious entered into employment agreements with our executive officers, including our NEOs, which was assumed by the Company effective as of the Closing of the Business Combination, the material terms of which are described below.

Adam Sachs

Legacy Vicarious entered into an employment agreement with Mr. Sachs on July 13, 2021, pursuant to which Mr. Sachs will serve as our President and Chief Executive Officer and will report directly to our board of directors or our board of directors’ designee. Mr. Sachs’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Sachs will receive an initial annual base salary of $531,234, which will be subject to increase at the discretion of our board of directors or a subcommittee thereof and will be eligible to receive an annual performance bonus targeted at 75% of Mr. Sachs’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by our board of directors or a subcommittee thereof. Pursuant to the employment agreement, Mr. Sachs will also be eligible to participate in customary welfare and fringe benefit plans, provided by us to our employees at the same level as Mr. Sachs.

Pursuant to the terms of the Vicarious Surgical Equity Incentive Plan, and subject to the approval of our board of directors or a subcommittee thereof, in May of each calendar year that Mr. Sachs remains employed by the Company, Mr. Sachs shall be eligible to receive an annual equity award. Beginning in May 2022, the value of such annual equity award shall be $5,502,700, awarded 50% in restricted stock units a value of $2,751,350 (the number of restricted stock units determined by reference to the closing market price of a share of the Company’s common stock on the day immediately preceding the date of grant) and 50%, or a fair value of $2,751,350, in the Company’s stock options to purchase a number of shares of the Company’s common stock (“Option Award”) calculated by dividing the fair value of the stock option award by the then current Black-Scholes value of the Company’s stock options, at a per share exercise price equal to the Fair Market Value (as defined in the Vicarious Surgical Equity Incentive Plan) of the Company’s common stock on the date of grant. In connection with the Closing, our board of directors will grant Mr. Sachs a pro rata annual equity award equal to a number of restricted stock units determined by multiplying 275,135 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12, and a number of options determined by multiplying 550,270 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12 (“Initial Equity Award”). The shares and restricted stock units subject to the RSU Awards, Option Awards and Initial Equity Award shall vest in equal installments on the last day of each successive month thereafter for a period of 48 months, provided that Mr. Sachs remains employed by the Company on the vesting date (except as otherwise provided in such agreement or the Vicarious Surgical Equity Incentive Plan).

In the event that Mr. Sachs is terminated without cause or resigns from his position for good reason, he would be entitled to receive a severance payment equal to one year of his then in-effect base salary plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In the event that Mr. Sachs is terminated without cause or resigns from his position for good reason within three months prior to or 12 months following a change in control, he would be entitled to receive a severance payment equal to two times the sum of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 24 months. In addition, his outstanding equity awards with time-based vesting will be vested in full.

We will reimburse Mr. Sachs for all ordinary and reasonable out-of-pocket business expenses incurred by Mr. Sachs in furtherance of the Company’s business in accordance with its policies with respect thereto as in effect from time to time. Mr. Sachs will be subject to the Company’s Non-Competition, Non-Solicitation, Non-Disclosure, and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with the Company subject to certain limitations, a one year post-employment covenant not to solicit, interfere with or service the Company’s customers, clients, vendors or partners or prospective customers, clients, vendors or partners to or for a competing business, and a one year post-employment covenant not to solicit or hire the Company’s employees or contractors.

Sammy Khalifa

Legacy Vicarious entered into an employment agreement with Mr. Khalifa on July 13, 2021, pursuant to which Mr. Khalifa will serve as our Chief Technology Officer and will report directly to our Chief Executive Officer. Mr. Khalifa’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Khalifa will receive an initial annual base salary of $425,000, which will be subject to increase at the discretion of our board of directors or a subcommittee thereof and will be eligible to receive an annual performance bonus targeted at 75% of Mr. Khalifa’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by our board of directors or a subcommittee thereof. Pursuant to the employment agreement, Mr. Khalifa will also be eligible to participate in customary welfare and fringe benefit plans, provided us to our employees at the same level as Mr. Khalifa.

Pursuant to the terms of the Vicarious Surgical Equity Incentive Plan, and subject to the approval of our board of directors or a subcommittee thereof, in May of each calendar year that Mr. Khalifa remains employed by the Company, Mr. Khalifa shall be eligible to receive an annual equity award. Beginning in May 2022, the value of such annual equity award shall be $4,402,160, awarded 50% in restricted stock units (“RSU Award”) with a value of $2,201,080 (the number of restricted stock units determined by reference to the closing market price of a share of the Company’s common stock on the day immediately preceding the date of grant) and 50%, or a fair value of $2,201,080, in the Company’s stock options to purchase a number of shares of the Company’s common stock (“Option Award”) calculated by dividing the fair value of the stock option award by the then current Black-Scholes value of the Company’s stock options, at a per share exercise price equal to the Fair Market Value (as defined in the Vicarious Surgical Equity Incentive Plan) of the Company’s common stock on the date of grant. In connection with the Closing, our board of directors will grant Mr. Khalifa a pro rata annual equity award equal to a number of restricted stock units determined by multiplying 220,108 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12, and a number of options determined by multiplying 440,216 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12 (“Initial Equity Award”). The shares and restricted stock units subject to the RSU Awards, Option Awards and Initial Equity Award shall vest in equal installments on the last day of each successive month thereafter for a period of 48 months, provided that Mr. Khalifa remains employed by the Company on the vesting date (except as otherwise provided in such agreement or the Vicarious Surgical Equity Incentive Plan).

In the event that Mr. Khalifa is terminated without cause or resigns from his position for good reason, he would be entitled to receive a severance payment equal to 75% of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 9 months. In the event that Mr. Khalifa is terminated without cause or resigns from his position for good reason within three months prior to or 12 months following a change in control, he would be entitled to receive a severance payment equal to the sum of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, his outstanding equity awards with time-based vesting will be vested in full.

We will reimburse Mr. Khalifa for all ordinary and reasonable out-of-pocket business expenses incurred by Mr. Khalifa in furtherance of the Company’s business in accordance with its policies with respect thereto as in effect from time to time. Mr. Khalifa will be subject to the Company’s Non-Competition, Non-Solicitation, Non-Disclosure, and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with the Company subject to certain limitations, a one year post-employment covenant not to solicit, interfere with or service the Company’s customers, clients, vendors or partners or prospective customers, clients, vendors or partners to or for a competing business, and a one year post-employment covenant not to solicit or hire the Company’s employees or contractors.

William Kelly

Legacy Vicarious entered into an employment agreement with Mr. Kelly on July 13, 2021, pursuant to which Mr. Kelly will serve as our Chief Financial Officer and Treasurer and will report directly to our Chief Executive Officer and our board of directors. Mr. Kelly’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Kelly will receive an initial annual base salary of $350,000, which will be subject to increase at the discretion of our board of directors or a subcommittee thereof and will be eligible to receive an annual performance bonus targeted at 50% of Mr. Kelly’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by our board of directors or a subcommittee thereof. Pursuant to the employment agreement, Mr. Kelly will also be eligible to participate in customary welfare and fringe benefit plans, provided by us to our employees at the same level as Mr. Kelly.

Pursuant to the terms of the Vicarious Surgical Equity Incentive Plan, and subject to the approval of our board of directors or a subcommittee thereof, in May of each calendar year that Mr. Kelly remains employed by the Company, Mr. Kelly shall be eligible to receive an annual equity award. Beginning in May 2022, the value of such annual equity award shall be $1,470,000, awarded 50% in restricted stock units (“RSU Award”) with a value of $735,000 (the number of restricted stock units determined by reference to the closing market price of a share of the Company’s common stock on the day immediately preceding the date of grant) and 50%, or a fair value of $735,000, in the Company’s stock options to purchase a number of shares of the Company’s common stock (“Option Award”) calculated by dividing the fair value of the stock option award by the then current Black-Scholes value of the Company’s stock options, at a per share exercise price equal to the Fair Market Value (as defined in the Vicarious Surgical Equity Incentive Plan) of the Company’s common stock on the date of grant. In connection with the Closing, our board of directors will grant Mr. Kelly a pro rata annual equity award equal to a number of restricted stock units determined by multiplying 73,500 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12, and a number of options determined by multiplying 147,000 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12 (“Initial Equity Award”). The shares and restricted stock units subject to the RSU Awards, Option Awards and Initial Equity Award shall vest in equal installments on the last day of each successive month thereafter for a period of 48 months, provided that Mr. Kelly remains employed by the Company on the vesting date (except as otherwise provided in such agreement or the Vicarious Surgical Equity Incentive Plan).

In the event that Mr. Kelly is terminated without cause or resigns from his position for good reason, he would be entitled to receive a severance payment equal to 75% of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 9 months. In the event that Mr. Kelly is terminated without cause or resigns from his position for good reason within three months prior to or 12 months following a change in control, he would be entitled to receive a severance payment equal to the sum of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, his outstanding equity awards with time-based vesting will be vested in full.

We will reimburse Mr. Kelly for all ordinary and reasonable out-of-pocket business expenses incurred by Mr. Kelly in furtherance of the Company’s business in accordance with its policies with respect thereto as in effect from time to time. Mr. Kelly will be subject to the Company’s Non-Competition, Non-Solicitation, Non-Disclosure, and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with the Company subject to certain limitations, a one year post-employment covenant not to solicit, interfere with or service the Company’s customers, clients, vendors or partners or prospective customers, clients, vendors or partners to or for a competing business, and a one year post-employment covenant not to solicit or hire the Company’s employees or contractors.

June Morris

Legacy Vicarious entered into an employment agreement with Ms. Morris on July 13, 2021, pursuant to which Ms. Morris will serve as our Chief Legal Officer, General Counsel and Secretary and will report directly to our Chief Executive Officer. Ms. Morris’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Ms. Morris will receive an initial annual base salary of $324,000, which will be subject to increase at the discretion of our board of directors or a subcommittee thereof and will be eligible to receive an annual performance bonus targeted at 45% of Ms. Morris’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable company and/or individual performance objectives, as determined by our board of directors or a subcommittee thereof. Pursuant to the employment agreement, Ms. Morris will also be eligible to participate in customary welfare and fringe benefit plans, provided by us to our employees at the same level as Ms. Morris.

Pursuant to the terms of the Vicarious Surgical Equity Incentive Plan, and subject to the approval of our board of directors or a subcommittee thereof, in May of each calendar year that Ms. Morris remains employed by the Company, Ms. Morris shall be eligible to receive an annual equity award. Beginning in May 2022, the value of such annual equity award shall be $1,453,800, awarded 50% in restricted stock units (“RSU Award”) with a value of $726,900 (the number of restricted stock units determined by reference to the closing market price of a share of the Company’s common stock on the day immediately preceding the date of grant) and 50%, or a fair value of $726,900, in the Company’s stock options to purchase a number of shares of the Company’s common stock (“Option Award”) calculated by dividing the fair value of the stock option award by the then current Black Scholes value of the Company’s stock options, at a per share exercise price equal to the Fair Market Value (as defined in the Vicarious Surgical Equity Incentive Plan) of the Company’s common stock on the date of grant. In connection with the Closing, our board of directors will grant Ms. Morris a pro rata annual equity award equal to a number of restricted stock units determined by multiplying 72,690 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12, and a number of options determined by multiplying 145,380 by a fraction, the numerator of which is the number of months between the date of the Closing and May 2022 and the denominator of which shall be 12 (“Initial Equity Award”). The shares and restricted stock units subject to the RSU Awards, Option Awards and Initial Equity Award shall vest in equal installments on the last day of each successive month thereafter for a period of 48 months, provided that Ms. Morris remains employed by the Company on the vesting date (except as otherwise provided in such agreement or the Vicarious Surgical Equity Incentive Plan).

In the event that Ms. Morris is terminated without cause or resigns from her position for good reason, she would be entitled to receive a severance payment equal to 75% of her then in-effect base salary for 12 months plus the pro-rata portion of her target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 9 months. In the event that Ms. Morris is terminated without cause or resigns from her position for good reason within three months prior to or 12 months following a change in control, she would be entitled to receive a severance payment equal to the sum of her then in-effect base salary for 12 months plus the pro-rata portion of her target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, her outstanding equity awards with time-based vesting will be vested in full.

We will reimburse Ms. Morris for all ordinary and reasonable out-of-pocket business expenses incurred by Ms. Morris in furtherance of the Company’s business in accordance with its policies with respect thereto as in effect from time to time. Ms. Morris will be subject to the Company’s Non-Competition, Non-Solicitation, Non-Disclosure, and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with the Company subject to certain limitations, a one year post-employment covenant not to solicit, interfere with or service the Company’s customers, clients, vendors or partners or prospective customers, clients, vendors or partners to or for a competing business, and a one year post-employment covenant not to solicit or hire the Company’s employees or contractors.

Employee Benefits

Our NEOs participate in employee benefit programs available to our employees generally, including a tax-qualified 401(k) plan. Legacy Vicarious did not maintain any executive-specific benefit or perquisite programs in 2020.

Director Compensation

Legacy Vicarious’ directors classified as employees received no additional compensation for services as directors on the Legacy Vicarious Board. The following table summarizes the compensation paid to our non-employee directors during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Dror Berman	—	—	—	—	—
Samir Kaul	—	—	—	—	—
Philip Liang	—	—	—	—	—
Ric Fulop	—	—	—	—	—
David Styka(2)	13,500	—	517,260	—	530,760

____________

(1)      These amounts represent the aggregate grant date fair value of Legacy Vicarious options granted to each director for the fiscal year ended December 31, 2020 computed in accordance with FASB ASC Topic 718.

(2)      As of December 31, 2020, Mr. Styka held an aggregate of 386,015 stock options to purchase shares of Legacy Vicarious common stock.

Director Compensation

Effective as of the Closing, the non-employee director compensation policy provides annual retainers for members serving on the Vicarious Surgical Board and committees as follows:

Position	Retainer
Chairperson of the Vicarious Surgical Board	$72,500
Member of the Vicarious Surgical Board	$37,500
Chairperson of the Audit Committee	$15,500
Member of the Audit Committee	$6,300
Chairperson of the Compensation Committee	$13,300
Member of the Compensation Committee	$5,000
Chairperson of the Nominating and Corporate Governance Committee	$9,200
Member of the Nominating and Corporate Governance Committee	$3,700

These fees are payable in arrears in quarterly installments no later than the fifteenth day following the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Vicarious Surgical Board and any committee of the Vicarious Surgical Board on which they serve and in connection with other business related to the Vicarious Surgical Board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.

In addition, we will grant to new non-employee directors upon their initial election to our board of directors a number of restricted stock units (each restricted stock unit relating to one share of Class A common stock) having an aggregate fair market value equal to $301,800, determined by dividing (A) $301,800 by (B) the closing price of Class A common stock on the NYSE on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to our board of directors. Each of these grants shall vest in equal monthly installments over 36 months from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

Furthermore, each non-employee director, who has been serving on our board of directors for six months as of the date of any annual meetings of stockholders, shall automatically receive a restricted stock unit award option to purchase shares of Class A common stock having an aggregate grant date fair value of $157,200, determined by dividing (A) $157,200 by (B) the closing price of Class A common stock on the NYSE on the date of the grant (rounded down to the nearest whole share), each year on the first business day after the annual meeting of stockholders of the Company. Each of these restricted stock unit awards shall vest in equal monthly installments over 12 months from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

D8

D8 Founder Shares

On May 14, 2020, the Sponsor, paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (the “D8 Founder Shares”). On June 25, 2020, the Sponsor transferred 15,000 D8 Founder Shares to Robert Kirby and 25,000 D8 Founder Shares to each of Michael Kives, Fred Langhammer and Terry Lundgren, resulting in the Sponsor holding 7,097,500 D8 Founder Shares. On July 14, 2020, D8 effected a share capitalization of 1,437,500 D8 Founder Shares resulting in 8,625,000 Class B ordinary shares outstanding from that date until the Closing. Immediately prior to the Closing of the Business Combination, the Sponsor held 8,535,000 D8 Founder Shares. All shares and the associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,625,000 D8 Founder Shares outstanding, up to 1,125,000 D8 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the D8 Founder Shares would represent 20.0% of D8’s issued and outstanding shares after the D8’s initial public offering. The underwriters exercised their over-allotment option in full on July 24, 2020. As a result, such D8 Founder Shares were no longer subject to forfeiture.

Pursuant to letter agreements dated as of July 14, 2020 and April 9, 2021, (the “Letter Agreements”), the Sponsor, Michael Kives, Fred Langhammer, Terry Lundgren, Robert Kirby and each other director and officer of D8 (the “Insiders”) agreed, subject to limited exceptions, not to transfer, assign or sell any of their D8 Founder Shares and any D8 Class A ordinary shares issuable upon conversion thereof (collectively, the “Subject Securities”) until the earlier to occur of: (i) one year after the completion of D8’s initial business combination, or (ii) the date on which D8 completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of D8’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). The Letter Agreements further provided that, if (1) the closing price of Class A ordinary shares equaled or exceeded $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (2) if D8 consummated a transaction after the initial business combination which resulted in its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, the D8 Founder Shares would be released from the lock-up.

In connection with the execution of the Business Combination Agreement, D8 entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor, Michael Kives, Fred Langhammer, Terry Lundgren, Robert Kirby and each other director and officer of D8, pursuant to which, among other things, the Letter Agreements and the lock-up were amended so that the Lock-Up Period (as defined in the Sponsor Support Agreement) applicable to the Subject Securities held by the Insiders will end on the earlier of (a) 180 days after the Effective Time and (b) the date on which the volume weighted average closing sale price of one share of Class A common stock as reported on the NYSE (or the exchange on which the shares of Class A common stock are then listed) is greater than or equal to $12.00 for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Class A common stock occurring on or after the Closing); provided that, the 30 day consecutive trading day period referenced above shall have commenced no earlier than 90 days after the Effective Time).

Private Placement Warrants

Simultaneously with the closing of D8’s initial public offering on July 17, 2020, D8 consummated the private placement of 8,000,000 private placement warrants to the Sponsor (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $8.0 million. As a result of the underwriters’ election to fully exercise their over-allotment option in full on July 24, 2020, D8 consummated a private sale of an additional 900,000 Private Placement Warrants to the Sponsor, generating additional gross proceeds of $900,000. Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from D8’s initial public offering held in D8’s Trust Account. The Private Placement Warrants are identical to the Public Warrants included in the D8 Units sold in D8’s initial public offering, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants, so long as they are held by their initial purchasers or their permitted transferees, (i) will not be redeemable by us, (ii) may not (including the Class A common stock issuable upon exercise of these Warrants), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Closing of the Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) are entitled to registration rights.

On December 28, 2020, the Sponsor transferred 3,465,160 Private Placement Warrants to Bright Insight Holdings Limited and 5,434,840 Private Placement Warrants to Cadin Limited, resulting in the Sponsor holding no Private Placement Warrants.

Sponsor Loan

On May 14, 2020, the Sponsor agreed to loan D8 up to $300,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “Sponsor Note”). D8 borrowed approximately $127,000 under the Sponsor Note and fully repaid this note on July 17, 2020.

Working Capital Loans

On August 23, 2021, D8 issued a convertible promissory note (the “Bright Insight Note”) in the principal amount of $598,650 to Bright Insight Holdings Limited (the “Bright Insight”) and a convertible promissory note (the “Cadin Note” and together with the Bright Insight Note, the “Notes”) in the principal amount of $901,350 to Cadin Limited (“Cadin”). The Notes did not bear interest and were repayable in full on the earlier of (i) July 17, 2022 and (ii) the effective date of the initial business combination (such earlier date, the “Maturity Date”). Bright Insight and Cadin each had the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under their respective Note into Private Placement Warrants at a conversion price equal to $1.00 per warrant. The Company had the right to prepay any outstanding principal amount under the Notes at any time at its election and without penalty; provided, however, that Bright Insight and Cadin would each have a right to first convert such principal balance upon notice of such payment. The Notes were subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Notes and all other sums payable with regard to the Notes becoming immediately due and payable.

In connection with the Closing of the Business Combination, Bright Insight elected to convert the full principal outstanding of $598,650 on the Bright Insight Note into 598,650 Private Placement Warrants and Cadin elected to convert the full principal outstanding of $901,350 on the Cadin Note into 901,350 Private Placement Warrants. Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

Administrative Support Agreement

Commencing upon consummation of its initial public offering, D8 reimbursed the affiliate of the Sponsor $10,000 per month for office space, utilities, and secretarial and administrative support services provided to members of its management team. D8 incurred and paid approximately $145,000 in these fees for the period from May 8, 2020 through the Closing of the Business Combination. Upon completion of the Business Combination, D8 ceased paying these monthly fees.

D8’s executive offices were located at Unit 1008, 10/F Champion Tower, 3 Garden Road, Central, Hong Kong, which office space was leased by an affiliate of the Sponsor.

Deferred Underwriting Discount

UBS, as the underwriter of D8’s initial public offering, which provided certain advice to D8 in connection with the Business Combination, received a deferred underwriting commission of $6,037,500 in connection with the Closing of the Business Combination.

PIPE Financing

In connection with the execution of the Business Combination Agreement, D8 entered into the Subscription Agreements with certain qualified institutional buyers and accredited investors (the “PIPE Investors”), pursuant to which, among other things, D8 issued and sold in the PIPE Financing an aggregate of 14,200,000 shares of Class A common stock to the PIPE Investors, for $10.00 per share immediately prior to the Closing, for aggregate gross proceeds of $142.0 million. E15 Fund Advisors (HK) Limited (of which (i) Philip Liang has shared voting and investment control over the entity’s shares and (ii) Donald Tang has pecuniary interest but disclaims any beneficial ownership over the entity’s shares) purchased 300,000 shares of Class A common stock, Khosla Ventures V, LP (of which Samir Kaul has shared voting and investment control over the entity’s shares) purchased 333,334 shares of Class A common stock, and Innovation Endeavors III LP (of which Dror Berman has shared voting and investment control over the entity’s shares) purchased 333,333 shares of Class A common stock in the PIPE Financing.

Legacy Vicarious

Series A2 Financing

On January 16, 2019, Legacy Vicarious entered into a Series A2 preferred stock purchase agreement, pursuant to which Legacy Vicarious issued an aggregate of 3,043,029 shares of Legacy Vicarious Series A2 preferred stock at a purchase price of $3.2862 per share for aggregate consideration of approximately $10.0 million. The outstanding shares of Legacy Vicarious Series A2 preferred stock were exchanged for shares of Class A common stock in connection with the Closing of the Business Combination.

The participants in this preferred stock financing include certain holders of more than 5% of Legacy Vicarious capital stock and entities related to Legacy Vicarious’ directors. The following table sets forth the aggregate number of shares of Legacy Vicarious Series A2 preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
Khosla Ventures(1)	720,375	$2,367,296	January 16, 2019
Innovation Endeavors(2)	456,520	$1,500,216	January 16, 2019

____________

(1)      Consists of 720,375 shares of Legacy Vicarious Series A2 preferred stock purchased by Khosla Ventures, V, LP. Samir Kaul, General Partner of Khosla Ventures, is a member of our board directors.

(2)      Consists of 456,520 shares of Legacy Vicarious Series A2 preferred stock purchased by Innovation Endeavors III, LP. Dror Berman, Partner at Innovation Endeavors, is a member of our board directors.

Series A3 Financing

On July 2, 2020, Legacy Vicarious entered into a Series A3 preferred stock purchase agreement, as amended on November 5, 2020 and December 11, 2020, pursuant to which, from July 2, 2020 through December 11, 2020, Legacy Vicarious issued an aggregate of 4,143,304 shares of Legacy Vicarious Series A3 preferred stock at a purchase price of $3.2862 per share for aggregate consideration of approximately $13.6 million. The outstanding shares of Legacy Vicarious Series A3 preferred stock were exchanged for shares of Class A common stock in connection with the Closing of the Business Combination.

The participants in this preferred stock financing include certain holders of more than 5% of Legacy Vicarious capital stock and entities related to Legacy Vicarious’ directors. The following table sets forth the aggregate number of shares of Legacy Vicarious Series A3 preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
Khosla Ventures(1)	304,302	$999,997	July 2, 2020
Innovation Endeavors(2)	304,302	$999,997	July 2, 2020
Gates Frontier, LLC(3)	304,302	$999,997	July 2, 2020

____________

(1)      Consists of 304,302 shares of Legacy Vicarious Series A3 preferred stock purchased by Khosla Ventures, V, LP. Samir Kaul, General Partner of Khosla Ventures, is a member of our board directors.

(2)      Consists of 304,302 shares of Legacy Vicarious Series A3 preferred stock purchased by Innovation Endeavors III, LP. Dror Berman, Partner of Innovation Endeavors, is a member of our board directors.

(3)      Consists of 304,302 shares of Legacy Vicarious Series A3 preferred stock purchased by Gates Frontier, LLC.

Investors’ Rights, Voting and Right of First Refusal Agreements

In connection with Legacy Vicarious’ Series A2 and Series A3 preferred stock financings, Legacy Vicarious entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Legacy Vicarious preferred stock. In connection with the Closing of the Business Combination, these agreements were terminated.

Agreements with Vicarious Surgical Stockholders

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, Vicarious Surgical, the Sponsor, the Initial Stockholders and certain Legacy Vicarious stockholders entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of Vicarious Surgical held by any of them (except with respect to shares of Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing) during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Vicarious Surgical common stock, in each case, on the terms and subject to the conditions therein.

Director Nomination Agreement

At the Closing of the Business Combination, Vicarious Surgical and the Sponsor entered into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor holds certain rights to nominate two members to serve on the Vicarious Surgical Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominees to the Vicarious Surgical Board were Donald Tang and David Ho. The Sponsor’s right to nominate one such member to the Vicarious Surgical Board shall expire at Vicarious Surgical’s 2022 annual meeting of stockholders and the right to nominate the other member to the Vicarious Surgical Board shall expire upon the earlier of (i) the first date on which the Sponsor ceases to beneficially own at least 2.5% of Vicarious Surgical’s issued and outstanding common stock and (ii) the termination of the Director Nomination Agreement as of the date that is 36 months after the Closing Date.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

In connection with the Closing of the Business Combination, Vicarious Surgical entered into indemnification agreements with each of the Vicarious Surgical’s executive officers and directors. The indemnification agreements, the Charter and the Bylaws require Vicarious Surgical to indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Bylaws also requires Vicarious Surgical to advance expenses incurred by its directors and officers. Vicarious Surgical will also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

Vicarious Surgical has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Vicarious Surgical or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to Vicarious Surgical or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:

•        any person who is or was an executive officer, director, or director nominee of Vicarious Surgical at any time since the beginning of Vicarious Surgical’s last fiscal year;

•        a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of Vicarious Surgical’s last fiscal year;

•        any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of Vicarious Surgical’s voting securities (a “Significant Stockholder”); or

•        any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of Vicarious Surgical.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

Vicarious Surgical has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of Vicarious Surgical’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the related person’s interest in the transaction;

•        the approximate dollar value of the amount involved in the transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of business of Vicarious Surgical;

•        whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Vicarious Surgical than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to Vicarious Surgical of, the transaction; and

•        any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to Vicarious Surgical and in Vicarious Surgical’s best interests.

Independence of the Board of Directors

NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that Messrs. Kaul, Berman, Fulop, Liang and Styka and Dr. Ho, representing six of Vicarious Surgical’s nine directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Vicarious Surgical Class A common stock, Vicarious Surgical Class B common stock and Warrants, which we refer to collectively as our securities. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of our securities pursuant to this offering and hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income, U.S. federal gift and estate tax laws, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•        banks, financial institutions, or financial services entities;

•        broker-dealers;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates, former citizens, or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more (by vote or value) of our securities (except to the limited extent provided below);

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee stock incentive plans or otherwise as compensation;

•        insurance companies;

•        dealers or traders subject to a mark-to-market method of accounting with respect to our securities (except to the limited extent set forth below);

•        persons for whom our securities constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

•        persons holding our securities shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        Subchapter S corporations, partnerships or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such partnerships or pass-through entities;

•        tax-exempt entities;

•        controlled foreign corporations (including “specified foreign corporations”); and

•        passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, Treasury Regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, as applicable. Any remaining excess will be treated as gain realized on the sale or other disposition of Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, as applicable, and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vicarious Surgical Class A Common Stock or Vicarious Surgical Class B Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vicarious Surgical Class A Common Stock or Vicarious Surgical Class B common stock.    Upon a sale or other taxable disposition of our Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, as applicable. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock generally will equal the U.S. Holder’s acquisition cost of such common stock (or, in the case of Vicarious Surgical Class A common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Vicarious Surgical Class A common stock, as discussed below), less any prior distributions treated as a return of capital.

Optional Conversion and Mandatory Conversion of Vicarious Surgical Class B Common Stock.    A U.S. Holder of Vicarious Surgical Class B common stock is not expected to recognize any income, gain or loss under U.S. federal income tax laws as a result of the optional conversion of such U.S. Holder’s Vicarious Surgical Class B common stock into Vicarious Surgical Class A common stock. It is expected that a U.S. Holder who elects to convert its Vicarious Surgical Class B common stock into Vicarious Surgical Class A common stock (i) would have the same basis in its Vicarious Surgical Class A common stock as such U.S. Holder had in its Vicarious Surgical Class B common stock prior to conversion into Vicarious Surgical Class A common stock, and (ii) such U.S. Holder’s holding period in the Vicarious Surgical Class A common stock would include the U.S. Holder’s holding period in the Vicarious Surgical Class B common stock so converted. A mandatory conversion of any U.S. Holder’s Vicarious Surgical Class B common stock into Vicarious Surgical Class A common stock is expected to be treated the same as an optional conversion.

Exercise of a Warrant.    Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the shares of Vicarious Surgical Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Vicarious Surgical Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Vicarious Surgical Class A common stock received generally should equal the holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Vicarious Surgical Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Vicarious Surgical Class A common stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Vicarious Surgical Class A common stock received would equal the sum of the exercise price and the U.S. Holder’s adjusted tax basis in the warrants exercised. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost (less any acquisition cost allocable to the warrants deemed to have been exchanged in the cashless exercise), increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). It is unclear whether a U.S. Holder’s holding period for the Vicarious Surgical Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.

Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Vicarious Surgical Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant.    Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Vicarious Surgical Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Vicarious Surgical Class A common stock described in this prospectus under “Description of Our Securities — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Vicarious Surgical Class A common stock. Your aggregate initial tax basis in the shares of Vicarious Surgical Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Vicarious Surgical Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of Vicarious Surgical Class A common stock.

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Vicarious Surgical Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our

Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (including through an increase in the number of shares of Vicarious Surgical Class A common stock that would be obtained upon exercise of the warrant or through a decrease in the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Vicarious Surgical Class A common stock which is taxable to such U.S. Holder of warrants as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Vicarious Surgical Class A common stock equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) (3) of the Code). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.    In general, any distributions we make to a Non-U.S. Holder of shares of our Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Vicarious Surgical Class A common stock or Vicarious Surgical Class B common stock, as applicable, and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our securities, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Vicarious Surgical Class A Common Stock, Vicarious Surgical Class B Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Vicarious Surgical Class A Common Stock, Vicarious Surgical Class B Common Stock and Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Vicarious Surgical Class A Common Stock, Vicarious Surgical Class B Common Stock and Warrants.    A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

•        the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our securities, and, in the case where shares of our Vicarious Surgical Class A common stock are regularly traded on an established securities market, as defined pursuant to applicable Treasury Regulations, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Vicarious Surgical Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Vicarious Surgical Class A common stock. There can be no assurance that our Vicarious Surgical Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such Holder on the sale, exchange or other disposition of our Vicarious Surgical Class A common stock, Vicarious Surgical Class B common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Vicarious Surgical Class A common stock, Vicarious Surgical Class B common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe we are not currently and do not anticipate becoming a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a United States real property holding corporation in the future.

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Vicarious Surgical Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (including through an increase in the number of shares of Vicarious Surgical Class A common stock that would be obtained upon exercise of the warrant or through a decrease in the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Vicarious Surgical Class A common stock which is taxable to such Non-U.S. Holder of warrants as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Vicarious Surgical Class A common stock equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined. Under such proposed Treasury Regulations, we may satisfy such withholding tax from current or future distributions of cash we pay to such Non-U.S. Holder or from other property owned by such Non-U.S. Holder that we have in our custody.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.    Provisions commonly referred to as “FATCA” generally impose withholding at a rate of 30% on payments of dividends (including constructive dividends) in respect to our securities which are held by or through certain “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provide certain information regarding the entity’s “substantial United States owners” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

The withholding provisions described above currently apply to payments of dividends. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final Treasury Regulations are issued. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 10,400,000 shares of our Class A common stock issuable upon the exercise of the Private Placement Warrants and 17,249,991 shares of our Class A common stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 10,400,000 Private Placement Warrants, up to 106,891,225 shares of our Class A common stock and up to 19,789,860 shares of our Class B common stock.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A common stock, Class B common stock, and Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the NYSE;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        short sales;

•        distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•        through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•        by pledge to secured debts and other obligations;

•        delayed delivery arrangements;

•        to or through underwriters or agents;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions; and

•        through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions.

The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Certain of our stockholders have entered into lock-up agreements.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Private Placement Warrants or Public Warrants may exercise its Private Placement Warrants or Public Warrants in accordance with the Warrant agreements on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Private Placement Warrants or Public Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Private Placement Warrants or Public Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreements.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A common stock, Class B common stock or warrants pursuant to the distribution through a registration statement.

We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain Selling Securityholders pursuant to the Amended and Restated Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as all securities covered by this prospectus have been sold or otherwise cease to be registrable securities.

We have also agreed with the PIPE Investors pursuant to the Subscription Agreements to cause the registration statement to remain effective until the earlier of (i) two years from the effective date of the registration statement or (ii) the date the Selling Securityholder ceases to hold the shares covered by the registration statement.

Amended and Restated Registration Rights Agreement

At the Closing, we entered into the Amended and Restated Registration Rights Agreement with the Sponsor Group Holders and the Legacy Vicarious Holders, pursuant to which, among other things, the Sponsor Group Holders and the Legacy Vicarious Holders were granted certain registration rights with respect to their respective shares of our common stock on the terms and subject to the conditions therein. The Sponsor Group Holders and the Legacy Vicarious Holders also agreed not to effect any sale or distribution of any equity securities of the Company held by any of them (except with respect to shares of the Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing), subject to certain exceptions, during the period ending on the earlier of (a) 180 days after the Closing Date and (b) subsequent to the Closing and commencing at least 90 days after the Closing Date, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least 20 trading days within any 30 consecutive trading days ending on the trading day immediately prior to the date of determination.

Furthermore, certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods pursuant to lock-up provisions in the Bylaws. See “Description of Our Securities — Lock-Up Restrictions” for further discussion.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has passed upon the validity of the Vicarious Surgical Class A common stock and Vicarious Surgical Class B common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Vicarious Surgical Inc. (formerly D8 Holdings Corp.) as of December 31, 2020 and for the period from May 6, 2020 (inception) through December 31, 2020 (as restated) included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Vicarious Surgical Inc. prior to the Closing of the Business Combination, as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.vicarioussurgical.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

VICARIOUS SURGICAL INC. (FORMERLY D8 HOLDINGS CORP.)

Page
Unaudited Financial Statements and Financial Statement Schedules

Condensed Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020	F-2
Unaudited Condensed Statements of Operations for the Three and Six Months Ended June 30, 2021 and for the period from May 6, 2020 (Inception) through June 30, 2020	F-3
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the Three and Six Months Ended June 30, 2021 and for the period from May 6, 2020 (Inception) through June 30, 2020	F-4
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2021 and for the period from May 6, 2020 (Inception) through June 30, 2020	F-5
Notes to Unaudited Condensed Financial Statements	F-6

Financial Statements and Financial Statement Schedules

Report of Independent Registered Public Accounting Firm	F-23
Balance Sheet as of December 31, 2020 (As Restated)	F-24
Statement of Operations for the period from May 6, 2020 (inception) through December 31, 2020 (As Restated)	F-25
Statement of Changes in Shareholders’ Equity for the period from May 6, 2020 (inception) through December 31, 2020 (As Restated)	F-26
Statement of Cash Flows for the period from May 6, 2020 (inception) through December 31, 2020 (As Restated)	F-27
Notes to Financial Statements (As Restated)	F-28

VICARIOUS SURGICAL US INC. (FORMERLY VICARIOUS SURGICAL INC.)

D8 HOLDINGS CORP.
CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash	$236,118	$1,097,313
Prepaid expenses	41,000	132,958
Total current assets	277,118	1,230,271
Investments held in Trust Accounts	345,265,374	345,191,130
Total Assets	$345,542,492	$346,421,401

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$77,655	$13,682
Accrued expenses	2,091,677	112,538
Total current liabilities	2,169,332	126,220
Deferred underwriting commissions	12,075,000	12,075,000
Warrant liabilities	50,707,000	29,415,500
Total liabilities	64,951,332	41,616,720

Commitments and Contingencies (Note 5)
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 27,559,115 and 29,980,468 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	275,591,150	299,804,680

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 6,940,885 and 4,519,532 shares issued and outstanding (excluding 27,559,115 and 29,980,468 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	694	452
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	863	863
Additional paid-in capital	38,674,682	14,461,394
Accumulated deficit	(33,676,229)	(9,462,708)
Total shareholders’ equity	5,000,010	5,000,001
Total Liabilities and Shareholders’ Equity	$345,542,492	$346,421,401

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

D8 HOLDINGS CORP.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Period from May 6, 2020 (Inception) through June 30, 2020
Operating expenses	$1,440,467	$2,936,265	$26,704
General and administrative expenses	30,000	60,000	—
Administrative fee – related party	(1,470,467)	(2,996,265)	(26,704)
Loss from operations	(19,566,500)	(21,291,500)	—
Change in fair value of warrant liabilities	6,973	74,244	—
Net gain from investments held in Trust Accounts	$(21,029,994)	$(24,213,521)	$(26,704)
Net loss

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,500,000	34,500,000	—

Basic and diluted net income per share, Class A ordinary shares	$0.00	$0.00	$—

Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,625,000	8,625,000	7,500,000

Basic and diluted net loss per share, Class B ordinary shares	$(2.44)	$(2.82)	$(0.00)

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

D8 HOLDINGS CORP.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY

For the Three and Six Months Ended June 30, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	4,519,532	$452	8,625,000	$863	$14,461,394	$(9,462,708)	$5,000,001
Shares subject to possible redemption	318,353	32	—	—	3,183,498	—	3,183,530
Net loss	—	—	—	—	—	(3,183,527)	(3,183,527)
Balance – March 31, 2021 (unaudited)	4,837,885	$484	8,625,000	$863	$17,644,892	$(12,646,235)	$5,000,004
Shares subject to possible redemption	2,103,000	210	—	—	21,029,790	—	21,030,000
Net loss	—	—	—	—	—	(21,029,994)	(21,029,994)
Balance – June 30, 2021 (unaudited)	6,940,885	$694	8,625,000	$863	$38,674,682	$(33,676,229)	$5,000,010

For the Period from May 6, 2020 (Inception) through June 30, 2020

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares(1)	Amount
Balance – May 6, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(26,704)	(26,704)
Balance – June 30, 2020 (unaudited)	8,625,000	$863	$24,137	$(26,704)	$(1,704)

____________

(1)      As of June 30, 2020, included up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On July 24, 2020, the underwriters fully exercised the over-allotment option; thus, these shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

D8 HOLDINGS CORP.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2021	For the Period from May 6, 2020 (Inception) through June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(24,213,521)	$(26,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	21,291,500	—
Net gain from investments held in Trust Accounts	(74,244)	—
Changes in operating assets and liabilities:
Prepaid expenses	91,958	—
Accounts payable	63,973	16,968
Accrued expenses	1,979,139	9,737
Net cash used in operating activities	(861,195)	—

Net change in cash	(861,195)	—

Cash – beginning of the period	1,097,313	—
Cash – end of the period	$236,118	$—

Supplemental disclosure of noncash activities:
Offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$—	$25,000
Offering costs included in accrued expenses	$—	$254,356
Offering costs included in note payable	$—	$107,483
Change in value of Class A ordinary shares subject to possible redemption	$24,213,530	$—

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

D8 Holdings Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on May 6, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on the consumer retail sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from May 6, 2020 (inception) through June 30, 2021 relates to the Company’s formation, and the Initial Public Offering (as defined below), and since the Initial Public Offering, a search for a business combination target, including the proposed business combination with Vicarious Surgical Inc. (“Vicarious Surgical”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of net gain from investments held in Trust Accounts from the proceeds derived from the Initial Public Offering.

Financing

The Company’s sponsor is D8 Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on July 14, 2020. On July 17, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds of $300.0 million (the “Initial Public Offering”). Each Unit consists of one Class A ordinary share (the “Public Shares”) of the Company, par value $0.0001, and one-half of one redeemable warrant (the “Public Warrants”) of the Company, with each whole warrant entitled to purchase one Class A ordinary share for $11.50 per share, subject to adjustment. On July 24, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,500,000 Units (the “Over-Allotment Units”), generating additional gross proceeds of $45.0 million. The Company incurred total offering costs of approximately $19.5 million in underwriting fees (inclusive of approximately $12.1 million in deferred underwriting fees) (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8.0 million, and incurring offering costs of approximately $16,000 (Note 4). On July 24, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 900,000 Private Placement Warrants to the Sponsor, generating gross proceeds of $900,000.

Trust Accounts

Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in trust accounts (“Trust Accounts”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Accounts as described below.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value of at least 80% of the net assets held in the Trust Accounts (excluding the amount of any deferred underwriting discount held in the Trust Accounts) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Initial Public Offering, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Accounts (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed, pursuant to a written agreement with the Company, that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 17, 2022 (the “Combination Period”) or (B) with respect to any other material provisions relating

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Accounts, including interest earned on the funds held in the Trust Accounts and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The initial shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Accounts with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Accounts in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Accounts that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Accounts assets) will be only $10.00 per share initially held in the Trust Accounts. In order to protect the amounts held in the Trust Accounts, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Accounts to below the lesser of (i) $10.00 per public share and (ii) the actual amount per Public Share held in the Trust Accounts as of the date of the liquidation of the Trust Accounts, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Accounts (whether or not such waiver is enforceable) or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Accounts due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent public registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Accounts.

Proposed Business Combination

On April 15, 2021, the Company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing Date (as defined below)) entered into an agreement and plan of merger, by and among the Company, Snowball Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Vicarious Surgical, and Adam Sachs, in his capacity as the stockholder representative (the “Stockholder Representative”) (as it may be amended and/or restated from time to time, the “Merger Agreement”).

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Merger

The Merger Agreement provides that (a) Merger Sub will merge with and into Vicarious Surgical, with Vicarious Surgical being the surviving corporation of the merger. The transactions contemplated by the Merger Agreement are referred to herein as the “Proposed Business Combination.” The time of the closing of the Proposed Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.”

The Domestication

At the end of the business day immediately prior to the Closing, subject to the satisfaction or waiver of the conditions of the Merger Agreement, and prior to an investment by the PIPE Investors (as defined below) the Company will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (As Revised) (the “Domestication”).

By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Merger Agreement, including approval of the Company’s shareholders: (i) each of the then issued and outstanding Class B ordinary shares of the Company, par value $0.0001 per share (each, a “Class B Share”), will convert automatically, on a one-for-one basis, into a Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Share”); (ii) immediately following the conversion described in clause (i), each of the then issued and outstanding Class A Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of the Company (after the Domestication) (the “Domesticated Company Class A Stock”), each of which will carry voting rights of one vote per share; (iii) each of the then issued and outstanding warrants to purchase one Class A Share (“Cayman Company Warrant”) will automatically become a warrant to acquire one share of Domesticated Company Class A Stock (“Domesticated Company Warrant”) pursuant to the related warrant agreement; and (iv) each of the then issued and outstanding units of the Company (the “Cayman Company Units”) shall be separated into its component parts, consisting of one share of Domesticated Company Class A Stock and one-half of one Domesticated Company Warrant.

Concurrently with the Domestication and subject to the satisfaction or waiver of the conditions of the Merger Agreement, the Company will also file (a) a certificate of incorporation with the Secretary of State of Delaware in the form attached to the Merger Agreement (the “Company Domesticated Charter”) and (b) adopt bylaws in the form attached to the Merger Agreement (the “Company Domesticated Bylaws”), to (among other things) establish a revised dual class structure with shares of Domesticated Company Class A Stock and shares of Class B common stock, par value $0.0001 per share, of the Company (after Domestication), with the same economic terms as Domesticated Company Class A Stock, but carrying increased voting rights in the form of 20 votes per share (the “Domesticated Company Class B Stock” and together with the Domesticated Company Class A Stock, the “Domesticated Company Stock”).

Consideration and Structure

Under the Merger Agreement, the Company has agreed to acquire all of the outstanding shares of common stock of Vicarious Surgical for approximately $1 billion in aggregate consideration. Vicarious Surgical stockholders (other than Adam Sachs, Barry Greene and Sammy Khalifa (the “Founders”)) will receive shares of Domesticated Company Class A Stock (valued at $10.00 per share), equal to (i) the amount of shares of Company Capital Stock (as defined in the Merger Agreement) owned by such Company Stockholder (as defined in the Merger Agreement) multiplied by (ii) the Fully Diluted Adjusted Merger Consideration (as defined by the Merger Agreement) for each share in such class of Company Capital Stock (as defined in the Merger Agreement). The Founders will receive shares of Domesticated Company Class B Stock equal to (i) the amount of shares of Company Class A Common Stock (as defined in the Merger Agreement) owned by such Founder multiplied by (ii) the Fully Diluted Adjusted Merger Consideration (as defined by the Merger Agreement) for each share of Company Class A Common Stock (as defined in the Merger Agreement).

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”), each outstanding option to purchase shares of Vicarious Surgical common stock (a “Vicarious Option”) that is outstanding, whether or not then vested or unvested, will be assumed by the Company and will be converted into an option to acquire Domesticated Company Class A Stock of the Company (a “Company Option”) with the same terms and conditions as applied to the Vicarious Option (as defined in the Merger Agreement) immediately prior to the Effective Time; provided that the number of shares underlying such Company Option will be determined by multiplying the number of shares of Company Capital Stock (as defined in the Merger Agreement) that are issuable upon the exercise of such Vicarious Option immediately prior to the Effective Time, by the Fully Diluted Adjusted Merger Consideration (as defined in the Merger Agreement) for such class, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Vicarious Option immediately prior to the Effective Time by the Fully Diluted Adjusted Merger Consideration (as defined in the Merger Agreement) for such class, which quotient shall be rounded up to the nearest whole cent.

Pursuant to the Merger Agreement, at the Effective Time, each warrant to purchase shares of Company Capital Stock (as defined in the Merger Agreement) that is issued and outstanding prior to the Effective Time and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for shares of Domesticated Company Class A Stock of the Company.

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Vicarious Surgical and the Company and its subsidiaries prior to the Closing. The Closing is subject to certain customary conditions.

Refer to the definitive proxy statement/prospectus filed with the Securities and Exchange Commission on August 12, 2021 for additional information.

Liquidity and Going Concern

As of June 30, 2021, the Company had approximately $236,000 in its operating bank account and working capital deficit of approximately $1.9 million.

Prior to the completion of the Initial Public Offering, the Over-Allotment and the Private Placement, the Company’s liquidity needs had been satisfied through the payment of $25,000 of offering costs by the Sponsor in exchange for the issuance of the Founder Shares, and a loan of approximately $127,000 pursuant to the Note issued to the Sponsor (Note 4). The Company repaid the Note in full on July 17, 2020. Subsequent to the consummation of the Initial Public Offering, the Over-Allotment and the Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Accounts. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2021, there were no Working Capital Loans outstanding.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by July 17, 2022, then the Company may cease all operations except for the purpose of liquidating. In addition, the Company has incurred and expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate a Business Combination or raise additional funds will be successful within the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 17, 2022.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated condensed financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future periods.

The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10K/A filed with the SEC on May 24, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited consolidated condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited consolidated condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated condensed financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents held outside the Trust Accounts as of June 30, 2021 and December 31, 2020.

Investments Held in Trust Accounts

The Company’s portfolio of investments held in the Trust Accounts are comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Accounts are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Accounts are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Accounts in the accompanying unaudited consolidated condensed statements of operations. The estimated fair values of investments held in the Trust Accounts are determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Accounts. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A ordinary shares were charged to shareholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued shares purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its warrants issued in connection with its Initial Public Offering and Private Placement as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued in connection with the Private Placement has been estimated using the Black-Scholes Option Pricing Model at each balance sheet date. The fair value of the warrants issued in connection with the Initial Public Offering was initially measured using a Binomial Lattice simulation and subsequently been measured at each measurement date based on the market price of such warrants when separately listed and traded. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 27,559,115 and 29,980,468 Class A ordinary shares subject to possible redemption are presented as temporary equity, respectively, outside of the shareholders’ equity section of the Company’s consolidated condensed balance sheets.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Income Taxes

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Ordinary Share

The Company’s condensed statements of operations include a presentation of net income (loss) per share for Class A ordinary shares subject to possible redemption in a manner similar to the two-class method of net income (loss) per ordinary share. Net income (loss) per ordinary share, basic and diluted, for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Accounts, less interest available to be withdrawn for the payment of taxes, by the weighted average number of Class A ordinary shares outstanding for the periods. Net income (loss) per ordinary share, basic and diluted, for Class B ordinary shares is calculated by dividing the net income (loss), adjusted for income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the periods. Class B ordinary shares include the Founder Shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Accounts.

The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) exercise of over-allotment and (iii) Private Placement since the exercise price of the warrants is in excess of the average ordinary shares price for the period and therefore the inclusion of such warrants would be anti-dilutive.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Period from May 6, 2020 (Inception) through June 30, 2020
Class A ordinary shares
Numerator:
Net gain from investments held in Trust Accounts	$6,973	$74,244	$—
Net income attributable to Class A ordinary shares	$6,973	$74,244	$—
Denominator:
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,500,000	34,500,000	—
Basic and diluted net income per share, Class A ordinary shares	$0.00	$0.00	$—

Class B ordinary shares
Numerator:
Net loss	$(21,029,994)	$(24,213,521)	$(26,704)
Less: Net income attributable to Class A ordinary shares	(6,973)	(74,244)	—
Net loss attributable to Class B ordinary shares	$(21,036,967)	$(24,287,765)	$(26,704)
Denominator:
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,625,000	8,625,000	7,500,000
Basic and diluted net loss per share, Class B ordinary shares	$(2.44)	$(2.82)	$(0.00)

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying consolidated condensed financial statements.

Note 3 — Initial Public Offering

On July 17, 2020, the Company consummated the Initial Public Offering of 30,000,000 Units at $10.00 per Unit, generating gross proceeds of $300.0 million. On July 24, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,500,000 Over-Allotment Units, generating additional gross proceeds of $45.0 million. The Company incurred total offering costs of approximately $19.5 million in underwriting fees (inclusive of approximately $12.1 million in deferred underwriting fees).

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 3 — Initial Public Offering (cont.)

Each Unit consists of one Class A ordinary share, par value $0.0001 and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On May 14, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On June 25, 2020, the Sponsor transferred 15,000 Founder Shares to Robert Kirby and 25,000 Founder Shares to each of Michael Kives, Fred Langhammer and Terry Lundgren, resulting in the Sponsor holding 7,097,500 Founder Shares. On July 14, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares resulting in 8,625,000 Class B ordinary shares outstanding, of which the Sponsor now holds 8,535,000 Founder Shares. All shares and the associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on July 24, 2020. As a result, these shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, if (1) the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Private Placement Warrants

On July 17, 2020, simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,000,000 Private Placement Warrants to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8.0 million, and incurring offering costs of approximately $16,000. On July 24, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 900,000 Private Placement Warrants to the Sponsor, generating additional gross proceeds of $900,000.

Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Accounts. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Sponsor Loan

On May 14, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Company borrowed approximately $127,000 under the Note and fully repaid this Note on July 17, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Accounts to repay the Working Capital Loans but no proceeds held in the Trust Accounts would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. As of June 30, 2021 and December 31, 2020, the Company had no Working Capital Loans outstanding.

Administrative Services Agreement

Commencing on the date of the final prospectus, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2021, the Company incurred and paid approximately $30,000 and $60,000 in such administrative fees, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement dated as of July 14, 2020. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised their over-allotment option in full on July 24, 2020.

The underwriters were paid a cash underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate, was payable to the underwriters for deferred underwriting commissions. Subsequently, the underwriter of the Company’s Initial Public Offering agreed to reduce its deferred underwriting fee to approximately $6.0 million. D8 and Vicarious Surgical will use the $6.0 million reduction in underwriting fees to fund additional capital

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies (cont.)

advisory, legal and other fees associated with the Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Accounts solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that the specific impact is not readily determinable as of the date of the unaudited consolidated condensed financial statements. The unaudited consolidated condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Warrants

As of June 30, 2021 and December 31, 2020, the Company had 17,250,000 Public Warrants and 8,900,000 Private Placement Warrants outstanding.

The Public Warrants will become exercisable at $11.50 per share on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. The Company is not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. If (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 10 trading day period

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 6 — Warrants (cont.)

starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of Warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Redemption of Warrants when the price per Class A ordinary share equals or exceeds $18.00. The Company may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In no event will the Company be required to net cash settle any Warrants.

Redemption of Warrants when the price per Class A ordinary share equals or exceeds $10.00. The Company may also redeem the outstanding Public Warrants once they become exercisable:

•        in whole and not in part;

•        at a price of $0.10 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If the Company is unable to complete the Initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Accounts, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Accounts with the respect to such warrants. Accordingly, the warrants may expire worthless.

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 7 — Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At June 30, 2021 and December 31, 2020, there were 34,500,000 Class A ordinary shares issued or outstanding, including 27,559,115 and 29,980,468 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of June 30, 2021 and December 31, 2020, 8,625,000 Class B ordinary shares were issued and outstanding.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to appoint directors in any election held prior to or in connection with the completion of the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 8 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Accounts – U.S. Treasury Securities(1)	$345,265,374	$—	$—	$345,265,374
Liabilities:
Warrant liabilities – public warrants	$28,635,000	$—	$—	$28,635,000
Warrant liabilities – private warrants	$—	$—	$22,072,000	$22,072,000

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements (cont.)

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Accounts – U.S. Treasury Securities(2)	$345,191,130	$—	$—	$345,191,130
Liabilities:
Warrant liabilities – public warrants	$18,112,500	$—	$—	$18,112,500
Warrant liabilities – private warrants	$—	$—	$11,303,000	$11,303,000

____________

(1)      Includes $762 in cash and $6,244 in money market funds that invest in U.S. Government Securities.

(2)      Includes $879 in cash and $94,427 of money market funds that invest in U.S. Government Securities.

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for three and six months ended June 30, 2021.

The fair value of warrants issued in connection with the Private Placement has been estimated using the Black-Scholes Option Pricing Model at each balance sheet date. The fair value of the warrants issued in connection with the Initial Public Offering was initially measured using a Binomial Lattice simulation and subsequently been measured at each measurement date based on the market price of such warrants when separately listed and traded in August 2020. For the three and six months ended June 30, 2021, the Company recognized a charge to the statements of operations resulting from an increase in the fair value of the derivative warrant liabilities of approximately $12.3 million and $14.0 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated condensed statements of operations.

The change in the fair value of the Level 3 warrant liabilities for three and six months ended June 30, 2021 is summarized as follows:

Warrant liabilities at December 31, 2020	$11,303,000
Change in fair value of warrant liabilibites	—
Warrant liabilities at March 31, 2021	11,303,000
Change in fair value of warrant liabilibites	10,769,000
Warrant liabilities at June 30, 2021	$22,072,000

The estimated fair value of the derivative warrant liabilities of the private warrants is determined using Level 3 inputs. Inherent in a Black-Scholes Option Pricing Model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs:

	June 30, 2021	December 31, 2020
Exercise price	$11.50	$11.50
Stock Price	$9.97	$10.16
Term (in years)	5.30	5.50
Volatility	50.00%	23.50%
Risk-free interest rate	0.90%	0.50%
Dividend yield	0.00%	0.00%

D8 HOLDINGS CORP.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements (cont.)

Volatility increased from 23.50% at December 31, 2020 to 50.00% at June 30, 2021 because, at December 31, 2020, prior to the announcement of the Proposed Business Combination, volatility was estimated based on the Russell 3000 index, but at June 30, 2021, the Proposed Business Combination had been announced, and therefore volatility was estimated based on actual volatility of companies comparable to Vicarious Surgical with a 50% cap based on evidence that market participants do not price warrants with volatility in excess of 50%.

Note 9 — Subsequent Events

In July 2021, the underwriter of the Company’s Initial Public Offering agreed to reduce its deferred underwriting fee to approximately $6,037,500. See Note 5.

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
D8 Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of D8 Holdings Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from May 6, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from May 6, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 24, 2021

D8 HOLDINGS CORP.

BALANCE SHEET

As Restated — See Note 2

December 31, 2020

Assets
Current assets:
Cash	$1,097,313
Prepaid expenses	132,958
Total current assets	1,230,271
Investments held in Trust Accounts	345,191,130
Total Assets	$346,421,401

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,682
Accrued expenses	112,538
Total current liabilities	126,220
Derivative warrant liabilities	29,415,500
Deferred underwriting commissions	12,075,000
Total liabilities	41,616,720
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 29,980,468 shares subject to possible redemption at $10.00 per share	299,804,680

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 4,519,532 shares issued and outstanding (excluding 29,980,468 shares subject to possible redemption)	452
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863

Additional paid-in capital	14,461,394
Accumulated deficit	(9,462,708)
Total shareholders’ equity	5,000,001
Total Liabilities and Shareholders’ Equity	$346,421,401

The accompanying notes are an integral part of these financial statements.

D8 HOLDINGS CORP.

STATEMENT OF OPERATIONS

As Restated — See Note 2

For the Period from May 6, 2020 (inception) through December 31, 2020

Operating expenses
General and administrative expenses	$297,469
General and administrative – related party	54,839
Loss from Operations	(352,308)
Other income (expense)
Change in fair value of derivative warrant liabilities	(8,613,000)
Financing cost – derivative warrant liabilities	(688,530)
Net gain from investments held in Trust Accounts	191,130
Net loss	$(9,462,708)
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,312,500
Basic and diluted net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,280,711
Basic and diluted net loss per share, Class B ordinary shares	$(1.17)

The accompanying notes are an integral part of these financial statements.

D8 HOLDINGS CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As Restated — See Note 2

For the Period from May 6, 2020 (inception) through December 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – May 6, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, less fair value of public warrants	34,500,000	3,450	—	—	333,094,050	—	333,097,500
Offering costs	—	—	—	—	(18,855,111)	—	(18,855,111)
Shares subject to possible redemption	(29,980,468)	(2,998)	—	—	(299,801,682)	—	(299,804,680)
New loss	—	—	—	—	—	(9,462,708)	(9,462,708)
Balance – December 31, 2020	4,519,532	$452	8,625,000	$863	$14,461,394	$(9,462,708)	$5,000,001

The accompanying notes are an integral part of these financial statements.

D8 HOLDINGS CORP.

STATEMENT OF CASH FLOWS
As Restated — See Note 2

For the Period from May 6, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(9,462,708)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related parties	16,745
Change in fair value of derivative warrant liabilities	8,613,000
Financing cost – derivative warrant liabilities	688,530
Net gain from investments held in Trust Accounts	(191,130)
Changes in operating assets and liabilities:
Prepaid expenses	(132,958)
Accounts payable	13,682
Accrued expenses	27,538
Net cash used in operating activities	(427,301)

Cash Flows from Investing Activities
Principal deposited in Trust Accounts	(345,000,000)
Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Repayment of note payable and advances to related party	(126,762)
Proceeds received from initial public offering, gross	345,000,000
Proceeds from private placement	8,900,000
Payment of offering costs	(7,248,624)
Net cash provided by financing activities	346,524,614

Net change in cash	1,097,313

Cash – beginning of the period	—
Cash – ending of the period	$1,097,313

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accrued expenses	$85,000
Offering costs included in note payable	$110,017
Deferred underwriting commissions in connection with the initial public offering	$12,075,000
Initial value of Class A ordinary shares subject to possible redemption	$267,561,360
Change in value of Class A ordinary shares subject to possible redemption	$32,243,320

The accompanying notes are an integral part of these financial statements.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Organization and General

D8 Holdings Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on May 6, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus its search on the consumer retail sector. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2020, the Company had not yet commenced operations. All activity for the period from May 6, 2020 (inception) through December 31, 2020 relates to the Company’s formation and its preparation for the initial public offering (“Initial Public Offering”), which is described below, and since the initial public offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of income earned on investments on investments in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.

Financing

The Company’s sponsor is D8 Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). The registration statement for the Initial Public Offering was declared effective on July 14, 2020. On July 17, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds of $300.0 million (the “Initial Public Offering”). Each Unit consists of one Class A ordinary share (the “Public Shares”) of the Company, par value $0.0001, and one-half of one redeemable warrant (the “Public Warrants”) of the Company, with each whole warrant entitled to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. On July 24, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,500,000 Units (the “Over-Allotment Units”), generating additional gross proceeds of $45.0 million. The Company incurred total offering costs of approximately $19.5 million in underwriting fees (inclusive of approximately $12.1 million in deferred underwriting fees) (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8.0 million (Note 4). On July 24, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 900,000 Private Placement Warrants to the Sponsor, generating gross proceeds of $900,000.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in trust accounts (“Trust Accounts”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account as described below.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company will provide its holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Initial Public Offering, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed, pursuant to a written agreement with the Company, that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Offering, or July 17, 2022 (the “Combination Period”) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses).

The initial shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent public registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $1.1 million in its operating bank account and working capital of approximately $1.1 million.

Prior to the completion of the Initial Public Offering, the Over-Allotment and the Private Placement, the Company’s liquidity needs had been satisfied through the payment of $25,000 in offering costs by the Sponsor in exchange for the issuance of the Founder Shares, and a loan of approximately $127,000 pursuant to the Note issued to the Sponsor (Note 5). The Company repaid the Note in full on July 17, 2020. Subsequent to the consummation of the Initial Public Offering, the Over-Allotment and the Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In May 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase Class A ordinary shares that the Company issued in July 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance in July 2020, the Company’s Warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s audit committee, management concluded that the Warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on September 15, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period. Offering costs associated with warrant liabilities are expensed on the accompanying statement of operations.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$346,421,401	$—	$346,421,401
Liabilities and shareholders’ equity
Total current liabilities	$126,220	$—	$126,220
Deferred legal fees	—		—
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	29,415,500	29,415,500
Total liabilities	12,201,220	29,415,500	41,616,720
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption shareholders’ equity	329,220,171	(29,415,491)	299,804,680
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	161	291	452
Class B ordinary shares – $0.0001 par value	863	—	863
Additional paid-in-capital	5,160,164	9,301,230	14,461,394
Accumulated deficit	(161,178)	(9,301,230)	(9,462,708)
Total shareholders’ equity	5,000,010	(9)	5,000,001
Total liabilities and shareholders’ equity	$346,421,401	$—	$346,421,401
	Period From May 6, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(352,308)	$—	$(352,308)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(8,613,000)	(8,613,000)
Financing cost derivative warrant liabilities	—	(688,530)	(688,530)
Interest earned on investments held in Trust Account	191,130	—	191,130
Total other (expense) income	191,130	(9,301,530)	(9,110,400)
Net loss	$(161,178)	$(9,301,530)	$(9,462,708)

Basic and Diluted weighted-average Class A ordinary shares outstanding	34,312,500	—	34,312,500
Basic and Diluted net loss per Class A share	$0.01	—	$0.01
Basic and Diluted weighted-average Class B ordinary shares outstanding	8,280,711	—	8,280,711
Basic and Diluted net loss per Class B share	$(0.04)	$(1.12)	$(1.17)

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	Period From May 6, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(161,178)	$(9,301,530)	$(9,462,708)
Change in fair value of derivative warrant liabilities	—	8,613,000	8,613,000
Financing Costs – derivative warrant liabilities	—	688,530	688,530
Net cash used in operating activities	(427,301)	—	(427,301)
Net cash used in investing activities	(345,000,000)	—	(345,000,000)
Net cash provided by financing activities	346,524,614	—	346,524,614
Net change in cash	$1,097,313	$—	$1,097,313

In addition, the impact to the balance sheet dated July 17, 2020, filed on Form 8-K on July 23, 2020 related to the impact of accounting for the Public Warrants and Private Placement Warrants as liabilities at fair value resulted in an $18.4 million increase to the derivative warrant liabilities line item at July 17, 2020 and offsetting decrease to the Class A ordinary shares subject to possible redemption mezzanine equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

As described in Note 2 — Restatement of Previously Issued Financial Statements and Note 11 — Quarterly Financial Information (unaudited), the Company’s financial statements for the period from May 6, 2020 (inception) through December 31, 2020, and for the unaudited interim periods ended September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s Warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.

Emerging growth company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of December 31, 2020 is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds and cash.

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of December 31, 2020, the carrying values of prepaid expenses, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

The fair value of Public Warrants, was calculated using a binomial/lattice model that assumes optimal exercise of the Company’s redemption option, including the make whole table, at the earliest possible date. The fair value of Private Warrants was calculated using the Black-Scholes Option Pricing Model since these instruments do not have the early redemption feature. The fair value of the Public Warrants have been measured by the trading price of the Warrants which began to separately trade in September 2020.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents held outside the Trust Account as of December 31, 2020.

Offering costs

Offering costs consist legal, accounting, underwriting fees and other costs incurred in connection with the formation and preparation for the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to shareholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $0.7 million is included in financing cost - derivative warrant liabilities in the statement of operations and $18.9 million is included in shareholders’ equity. The Company will keep deferred underwriting commissions classified as a long term liability due to the uncertain nature of the closing of the business combination and its encumbrance to the trust account.

Class A Ordinary Shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A ordinary

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 29,980,468 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Derivative Warrant liabilities

The Company does not use derivative instruments to hedge its exposures to cash flow, market or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued Warrants to purchase its Class A ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 17,250,000 Warrants to purchase Class A ordinary shares to investors in the Company’s Initial Public Offering and simultaneously issued 8,900,000 Private Placement Warrants. All of the Company’s outstanding Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of Public Warrants, was calculated using a binomial/lattice model that assumes optimal exercise of the Company’s redemption option, including the make whole table, at the earliest possible date. The fair value of Private Warrants was calculated using the Black-Scholes Option Pricing Model since these instruments do not have the early redemption feature. The fair value of the Public Warrants have subsequently been measured by their trading price.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 26,150,000 shares of Class A ordinary shares in the calculation of diluted earnings per ordinary share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per ordinary share is the same as basic loss per share for the periods presented.

The Company’s statement of operations include a presentation of income per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net loss per share, basic and diluted for Class A ordinary shares is calculated by dividing the investment income earned on the Trust Account of approximately $191,000 for the period from May 6 (inception), 2020 through December 31, 2020 by the weighted average number of shares of Class A ordinary shares outstanding for the period. Net loss per share, basic and diluted for Class B ordinary shares is calculated by dividing the net loss of approximately $9.5 million, less income attributable to Class A ordinary shares, by the weighted average number of shares of Class B ordinary shares outstanding for the period.

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent accounting pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

On July 17, 2020, the Company consummated the Initial Public Offering of 30,000,000 Units at $10.00 per Unit, generating gross proceeds of $300.0 million. On July 24, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,500,000 Over-Allotment Units, generating additional gross proceeds of $45.0 million. The Company incurred total offering costs of approximately $19.5 million in underwriting fees (inclusive of approximately $12.1 million in deferred underwriting fees).

Each Unit consists of one Class A ordinary share, par value $0.0001 and one-half of one redeemable Warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 14, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On June 25, 2020, the Sponsor transferred 15,000 Founder Shares to Robert Kirby and 25,000 Founder Shares to each of Michael Kives, Fred Langhammer and Terry Lundgren, resulting in the Sponsor holding 7,097,500 Founder Shares. On July 14, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares resulting in 8,625,000 Class B ordinary shares outstanding, of which the Sponsor now holds 8,535,000 Founder Shares. All shares and the associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on July 24, 2020. As a result, these shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”).

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Notwithstanding the foregoing, if (1) the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Private Placement Warrants

On July 17, 2020, simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,000,000 Private Placement Warrants to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8.0 million. On July 24, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 900,000 Private Placement Warrants to the Sponsor, generating additional gross proceeds of $900,000.

Each Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Accounts. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Insiders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Sponsor Loan

On May 14, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Company borrowed approximately $127,000 under the Note and fully repaid this Note on July 17, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Accounts to repay the Working Capital Loans but no proceeds held in the Trust Accounts would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the final prospectus, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. The Company incurred and paid approximately $55,000 in these fees for the period from the effective date of the Initial Public Offering through December 31, 2020 which has been recorded in the statement of operation under general and administrative — related party. As of December 31, 2020, there was no administrative fees outstanding.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of Founder Shares, Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement dated as of July 14, 2020. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised their over-allotment option in full on July 24, 2020.

The underwriters were paid a cash underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. DERIVATIVE WARRANT LIABILITIES

As of December 31, 2020, the Company has 15,000,000 and 8,000,000 Public Warrants and Private Warrants outstanding, respectively.

The Public Warrants will become exercisable at $11.50 per share on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. The Company is not registering the Class A ordinary shares issuable upon exercise of the Warrants at this time. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the Warrants and to maintain a current prospectus relating to those Class A ordinary shares until the Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price See “— Redemption of Warrants for cash when the price per class A ordinary share equals or exceeds $18.00” and “— Redemption of Warrants for Class A ordinary shares when the price per class A ordinary share equals or exceeds $10.00” as described below).

The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of Warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Redemption of Warrants for cash when the price per Class A ordinary share equals or exceeds $18.00:    Once the Warrants become exercisable, the Company may call the outstanding Warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sales price of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In no event will the Company be required to net cash settle any Warrants.

Redemption of Warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00:    The Company may also redeem the outstanding Public Warrants once they become exercisable:

•        in whole and not in part;

•        at $0.10 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If the Company is unable to complete the Initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the Warrants may expire worthless.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 8. SHAREHOLDERS’ EQUITY

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 34,500,000 Class A ordinary shares issued or outstanding, including 29,980,468 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. On May 14, 2020, the Company issued 7,187,500 Class B ordinary shares. On July 14, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares resulting in 8,625,000 Class B ordinary shares outstanding. All shares and the associated amounts have been retroactively restated to reflect the share capitalization. Of the 8,625,000 Class B ordinary shares, an aggregate of up to 1,125,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on July 24, 2020. As a result, these shares were no longer subject to forfeiture.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to appoint directors in any election held prior to or in connection with the completion of the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

NOTE 9. FAIR VALUE MEASURMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U. S. Treasury Securities	$345,191,130	$—	$—
Liabilities:
Derivative warrant liabilities – Public Warrants	$18,112,500	$—	$—
Derivative warrant liabilities – Private Warrants	$—	$—	$11,303,000

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 9. FAIR VALUE MEASURMENTS (cont.)

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement as of September 30, 2020 on account of the separate listing and trading of the Public Warrants as of September 1, 2020.

The fair value of Public Warrants, was calculated using a binomial/lattice model that assumes optimal exercise of the Company’s redemption option, including the make whole table, at the earliest possible date. The fair value of Private Warrants was calculated using the Black-Scholes Option Pricing Model since these instruments do not have the early redemption feature.

The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such Warrants, a Level 1 measurement, since September 30, 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $8.6 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent Black-Scholes Option Pricing Model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its Class A ordinary shares warrants based on implied volatility from the Company’s traded Warrants and from historical volatility of select peer company’s Class A ordinary shares that matches the expected remaining life of the Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Warrants. The expected life of the Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement:

	Initial Measurement	As of December 31, 2020
Volatility	23.5%	23.5%
Stock price	$9.72	$10.16
Expected life of the options to convert	5.5	5.5
Risk-free rate	0.4%	0.5%
Dividend yield	0.0%	0.0%

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement as of September 30, 2020.

The change in the fair value of the derivative warrant liabilities measured with Level 3 inputs for the period from May 6, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at May 6, 2020 (inception)	$—
Issuance of Public and Private Warrants, Level 3 measurements	20,802,500
Transfer of Public Warrants to Level 1	(11,902,500)
Change in fair value of derivative warrant liabilities, Level 3	2,403,000
Derivative warrant liabilities – Level 3, at December 31, 2020	$11,303,000

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following tables contain unaudited consolidated quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s consolidated financial statements as described in Note 2—Restatement of Previously Issued Financial Statements. The restatement and revision had no impact to net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Report on Form 10-Q for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$346,471,407	$—	$346,471,407
Liabilities and shareholders’ equity
Total current liabilities	$132,667	$—	$132,667
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	22,388,000	22,388,000
Total liabilities	12,207,667	22,388,000	34,595,667
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption shareholders’ equity	329,263,730	(22,388,000)	306,875,730
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	157	224	381
Class B ordinary shares – $0.0001 par value	863	—	863
Additional paid-in-capital	5,116,609	2,273,806	7,390,415
Accumulated deficit	(117,619)	(2,274,030)	(2,391,649)
Total shareholders’ equity	5,000,010	—	5,000,010
Total liabilities and shareholders’ equity	$346,471,407	$—	$346,471,407
	Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(181,964)	$—	$(181,964)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(1,585,500)	(1,585,500)
Financing cost – derivative warrant liabilities	—	(688,530)	(688,530)
Interest earned on investments held in Trust Account	91,049	—	91,049
Total other (expense) income	91,049	(2,274,030)	(2,182,981)
Net loss	$(90,915)	$(2,274,030)	$(2,364,945)
Basic and Diluted weighted-average Class A ordinary shares outstanding	34,085,526	—	34,085,526
Basic and Diluted net loss per Class A share	$—	—	$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	8,625,000	—	8,625,000
Basic and Diluted net loss per Class B share	$(0.02)	$(0.26)	$(0.28)

D8 HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (cont.)

	Period From May 6, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(208,668)	$—	$(208,668)
Other (expense) income:
Change in fair value of warrant liabilities	—	(1,585,500)	(1,585,500)
Financing costs	—	(688,530)	(688,530)
Interest earned on investments held in Trust Account	91,049	—	91,049
Total other (expense) income	91,049	(2,274,030)	(2,182,981)
Net loss	$(117,619)	$(2,274,030)	$(2,391,649)
Basic and Diluted weighted-average Class A ordinary shares outstanding	34,085,526	—	34,085,526
Basic and Diluted net loss per Class A share	$0.00	—	$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	8,625,000	—	8,625,000
Basic and Diluted net loss per Class B share	$(0.02)	$(0.26)	$(0.29)
	Period From May 6, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net loss	$(117,619)	$(2,274,030)	$(2,391,649)
Change in fair value of derivative warrant liabilities	—	1,585,500	1,585,500
Financing Costs – derivative warrant liabilities	—	688,530	688,530
Net cash used in operating activities	(347,771)	—	(347,771)
Net cash used in investing activities	(345,000,000)	—	(345,000,000)
Net cash provided by financing activities	346,524,614	—	346,524,614
Net change in cash	$1,176,843	$—	$1,176,843

VICARIOUS SURGICAL INC.
UNAUDITED CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$7,706	$16,867
Prepaid expenses and other current assets	495	258
Total current assets	8,201	17,125
Restricted cash	622	118
Property and equipment, net	1,520	445
Deferred transaction costs	1,774	—
Other long-term assets	—	100
Total assets	$12,117	$17,788
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,820	$373
Accrued expenses	1,894	394
Current portion of equipment loans	47	47
Current portion of term loan	450	—
Total current liabilities	4,211	814
Deferred rent	1,188	58
Equipment loans, net of current portion	39	63
Term loan, net of current portion and issuance costs	959	—
Total liabilities	6,397	935
Commitments and Contingencies (Note 7)
Convertible preferred stock (Note 9)	46,670	46,670
Stockholders’ deficit:
Class A Common stock, $0.0001 par value; 6,000,000 shares authorized, 6,000,000 and 5,934,026 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1	1
Class B Common stock, $0.0001 par value; 32,402,876 and 25,126,727 shares authorized; 462,622 and 330,415 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,509	1,773
Accumulated deficit	(43,460)	(31,591)
Total stockholders’ deficit	(40,950)	(29,817)
Total liabilities, convertible preferred stock and stockholders’ deficit	$12,117	$17,788

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except, per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$4,008	$2,310	$7,616	$4,327
Sales and marketing	325	181	551	414
General and administrative	2,279	577	3,676	1,119
Total operating expenses	6,612	3,068	11,843	5,860
Loss from operations	(6,612)	(3,068)	(11,843)	(5,860)
Other income (expense):
Interest income	1	22	2	112
Interest expense	(27)	(1)	(28)	(2)
Loss before income taxes	(6,638)	(3,047)	(11,869)	(5,750)
Provision for income taxes	—	—	—	—
Net loss	$(6,638)	$(3,047)	$(11,869)	$(5,750)
Net loss per share of Class A and Class B common stock, basic and diluted	$(1.03)	$(0.55)	$(1.85)	$(1.02)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
UNAUDITED CONDENSED STATEMENTS OF CONVERTIBLE PREFERRED STOCK, COMMON STOCK AND STOCKHOLDERS’ DEFICIT
(In thousands, except share data)

	Three Months Ended June 30, 2021
	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, March 31, 2021	20,177,281	$46,670	6,405,143	$1	$2,085	$(36,822)	$(34,736)
Exercise of common stock options	—	—	57,479	—	55	—	55
Stock-based compensation	—	—	—	—	369	—	369
Vesting of restricted stock	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(6,638)	(6,638)
Balance, June 30, 2021	20,177,281	$46,670	6,462,622	$1	$2,509	$(43,460)	$(40,950)
	Six Months Ended June 30, 2021
	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2021	20,177,281	$46,670	6,264,441	$1	$1,773	$(31,591)	$(29,817)
Exercise of common stock options	—	—	132,207	—	111	—	111
Stock-based compensation	—	—	—	—	625	—	625
Vesting of restricted stock	—	—	65,974	—	—	—	—
Net loss	—	—	—	—	—	(11,869)	(11,869)
Balance, June 30, 2021	20,177,281	$46,670	6,462,622	$1	$2,509	$(43,460)	$(40,950)
	Three Months Ended June 30, 2020
	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, March 31, 2020	16,033,977	$33,150	5,538,527	$1	$1,274	$(21,419)	$(20,144)
Exercise of common stock options	—	—	125	—	—	—	—
Stock-based compensation	—	—	—	—	81	—	81
Vesting of restricted stock	—	—	197,916	—	—	—	—
Net loss	—	—	—	—	—	(3,047)	(3,047)
Balance, June 30, 2020	16,033,977	$33,150	5,736,568	$1	$1,355	$(24,466)	$(23,110)
	Six Months Ended June 30, 2020
	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2020	16,033,977	$33,150	5,340,299	$1	$1,197	$(18,716)	$(17,518)
Exercise of common stock options	—	—	437	—	—	—	—
Stock-based compensation	—	—	—	—	158	—	158
Vesting of restricted stock	—	—	395,832	—	—	—	—
Net loss	—	—	—	—	—	(5,750)	(5,750)
Balance, June 30, 2020	16,033,977	$33,150	5,736,568	$1	$1,355	$(24,466)	$(23,110)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	2021	2020
Cash flows from operating activities:
Net loss	$(11,869)	$(5,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	105	73
Stock-based compensation	625	158
Amortization of capitalized debt issuance costs	9
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(237)	136
Deferred transaction costs	(155)	—
Accounts payable	536	(104)
Accrued expenses	792	(55)
Deferred rent	290	—
Net cash used in operating activities	(9,904)	(5,542)
Cash flows from investing activities:
Purchases of property and equipment	(340)	(62)
Proceeds from short term investments	—	13,324
Net cash (used in)/provided by investing activities	(340)	13,262
Cash flows from financing activities:
Repayment of equipment loans	(24)	(24)
Proceeds from term loan	1,500	—
Proceeds from exercise of stock options	111	1
Net cash provided by/(used in) financing activities	1,587	(23)
Change in cash, cash equivalents and restricted cash	(8,657)	7,697
Cash, cash equivalents and restricted cash, beginning of period	16,985	2,304
Cash, cash equivalents and restricted cash, end of period	$8,328	$10,001
Reconciliation of restricted cash:
Cash and cash equivalents	7,706	9,883
Restricted cash	622	118
	$8,328	$10,001
Supplemental cash flow information:
Interest paid	$10	$1

Non-cash investing and financing activities:
Leasehold improvements acquired in connection with Waltham lease	$840	$—
Deferred transaction costs not yet paid included in accounts payable and accrual expenses	$1,619	$—

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Vicarious Surgical, Inc. (“Vicarious” or the “Company”) was incorporated in the state of Delaware on May 1, 2014, and is headquartered in Waltham, Massachusetts. The Company is currently developing its virtual reality surgical system using proprietary human-like surgical robots and virtual reality to transport surgeons inside the patient to perform minimally invasive surgical procedures.

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative US GAAP.

On April 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D8 Holdings Corp (“D8”) to affect a business combination between D8 and the Company with the Company surviving the merger as a wholly owned subsidiary of D8 (the “Business Combination”). On September 17, 2021, the Business Combination with D8 was consummated (the Closing”), and each share of Vicarious Surgical Inc. stock was exchanged for 3.29831 shares of D8 common stock. In connection with the Closing, the Company’s name was changed to Vicarious Surgical Operating Co. and D8’s name was changed to Vicarious Surgical Inc. The Company received total proceeds of $77,590 after redemptions. In connection with the Business Combination, D8 entered into subscription agreements with subscribers who agreed to purchase an aggregate of 14,200,000 shares of Class A common stock for a purchase price of $142,000 (the “PIPE”), all of which were issued in connection with the Closing on September 17, 2021. In total, this provided the Company cash of $190,288, net of transaction costs of $29,302

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP may have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019. The condensed balance sheet as of December 31, 2020, included herein, was derived from the audited financial statements of the Company.

The unaudited condensed interim financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position as of June 30, 2021, our results of operations, and shareholders’ deficit for the three and six-month periods ended June 30, 2021 and 2020, and our cash flows for the six month periods ended June 30, 2021 and 2020. The operating results for the three and six-month periods ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any interim period or for any other future year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

reporting periods presented. Estimates are used for, but are not limited to, the Company’s ability to continue as a going concern, depreciation of property and equipment, the Company’s enterprise value, fair value of financial instruments, and contingencies. Actual results may differ from those estimates.

Fair Value of Financial Instruments

US GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The framework provides a fair value hierarchy that prioritizes the inputs for the valuation techniques. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) and minimizes the use of unobservable inputs. The most observable inputs are used, when available. The three levels of the fair value hierarchy are described as follows:

Level 1 — Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived from, or corroborated by, observable market data by correlation or other means.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and Cash Equivalents

Cash and cash equivalents consist of checking accounts and money market funds. The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents.

Restricted Cash

The Company has an agreement to maintain a cash balance of $622 and $118 at June 30, 2021 and December 31, 2020, respectively as collateral for letters of credit related to the Company’s leases. The balance is classified as long-term on the Company’s balance sheets as the lease periods end beginning in December 2023 and February 2029.

Short-Term Investments

All of the Company’s investments, which consist of certificates of deposit, are classified as available for sale and are carried at fair value. There were no unrealized gains for the three and six month periods ended June 30, 2021 and year ended December 31, 2020. The Company holds no short-term investments at June 30, 2021.

Concentrations of Credit Risk and Off-Balance-Sheet Risk

The Company has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially expose the Company to concentrations of credit risk consist mainly of cash and cash equivalents. The Company maintains its cash and cash equivalents principally with accredited financial institutions of high-credit standing.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and Equipment

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in the determination of net loss. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

ESTIMATED USEFUL LIFE
Computer equipment and software	3 years
Manufacturing equipment	3-5 years
Furniture and fixtures	3-7 years
Leasehold improvements	lesser of useful life or remaining lease term

Deferred Transaction Costs

As part of the contemplated reverse recapitalization transaction with D8, the details of which are discussed in an initial S-4 filed with the SEC on June 11, 2021, and subsequent amendments, the Company has capitalized direct and incremental transaction costs related to the merger which will be deducted from the combined entity’s additional paid-in capital at the closing of the transaction. As of June 30, 2021, the Company had recorded $1.8 million of transaction costs payable to advisers, of which $0.9 million is included in accounts payable, $0.8 million is included in accrued expenses in the condensed balance sheet and $0.1 million had been paid.

Impairment of Long-Lived Assets

The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. The Company does not believe that any events have occurred through June 30, 2021, that would indicate its long-lived assets are impaired.

Classification of Convertible Preferred Stock

The Company classifies convertible preferred stock outside of stockholders’ deficit on its balance sheets as the requirements of triggering a deemed liquidation event are not within the Company’s control. In the event of a deemed liquidation event, the proceeds from the event are distributed in accordance with liquidation preferences (Note 9). The Company adjusts the carrying value of the convertible preferred stock to its redemption values when it becomes probable a redemption event will occur.

Guarantees and Indemnifications

As permitted under Delaware law, the Company indemnifies its officers, directors, consultants and employees for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. Through June 30, 2021, the Company had not experienced any losses related to these indemnification obligations, and no claims were outstanding. The Company does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related liabilities have been established.

Research and Development

Research and development costs are expensed in the period incurred. Research and development costs include payroll and personnel expenses, consulting costs, software and webservices, legal, raw materials and allocated

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

overhead such as depreciation and amortization, rent and utilities. Advance payments for goods and services to be used in future research and development activities are recorded as prepaid expenses and are expensed over the service period as the services are provided or when the goods are consumed.

Stock-Based Compensation

The Company accounts for all stock-based compensation, including stock options and warrants, at fair value and recognizes stock-based compensation expense for those equity awards, net of actual forfeitures, over the requisite service period, which is generally the vesting period of the respective award.

The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgment regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s proposed products, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

Income Taxes

The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that management believes that these assets are more likely than not to be realized in the future. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations

The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense.

Net Loss Per Share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

dilutive common stock. For purpose of this calculation, outstanding stock options, stock warrants and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share as their effect is anti-dilutive.

The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to be outstanding if their effect is anti-dilutive.

Comprehensive Loss

There were no differences between net loss and comprehensive loss presented in the statements of operations for the three and six month periods ended June 30, 2021 and 2020.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is made available for evaluation by the chief operating decision maker (“CODM’) in making decisions regarding resource allocation and assessing performance. The CODM is the Company’s chief executive officer. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular concentration is focused on the development of its virtual reality surgical system.

Emerging Growth Company Status

The Company is an “emerging growth company,” (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an EGC.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. The update requires lessees to recognize the liabilities related to all leases, including operating leases on the balance sheet. This update also requires lessees and lessors to disclose key information about their leasing transactions. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the impact of adopting ASU No. 2016-02 on the financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). ASU No. 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU No. 2016-13 within ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815,

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivatives and Hedging, and Topic 825, Financial Instruments. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that ASU No. 2016-13 will have on the financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact that ASU No. 2019-12 will have on the financial statements and related disclosures.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	Estimated Useful Lives	June 30, 2021	December 31, 2020
Machinery and equipment	3 to 5 years	$552	$535
Furniture and fixed assets	3 to 7 years	153	103
Computer hardware and software	3 years	119	67
Leasehold improvements	Lesser of lease term or asset life	1,085	24
Total property and equipment		1,909	729
Less accumulated depreciation		(389)	(284)
Property and equipment, net		$1,520	$445

In connection with the Waltham lease, the Company received $840 of leasehold improvements from its landlord. These leasehold improvements are being depreciated over the shorter of the lesser of the lease term or each asset’s life. The $840 non-cash allowance provided by the landlord for these improvements has been included in deferred rent and is being amortized as a reduction to rent expense on a straight-line basis over the life of the lease.

Depreciation expense for the three and six months ended June 30, 2021 was $64 and $105 respectively. Machinery with a gross value of $232 was acquired for cash of $47 and equipment loans of $185 in 2019. This machinery had accumulated amortization of $126 and $97 at June 30, 2021 and December 31, 2020, respectively.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

4. FAIR VALUE MEASUREMENTS

The following fair value hierarchy table presents information about the Company’s financial assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value:

	June 30, 2021
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$6,551	$—	$—	$6,551
Total assets	$6,551	$—	$—	$6,551
	December 31, 2020
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$15,768	$—	$—	$15,768
Total assets	$15,768	$—	$—	$15,768

Money market funds and certificates of deposit are classified as cash and cash equivalents and short-term investments, respectively.

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes the Company’s components of accrued expenses and other current liabilities:

	As of
	June 30, 2021	December 31, 2020
Compensation and benefits related	$559	$291
Professional services and other	1,326	103
Accrued interest	9	—
Accrued expenses	$1,894	$394

6. DEBT

Term Loan

In October 2020, the Company entered into a term loan that provides the Company with borrowings up to $3.5 million that becomes due on April 1, 2024. The loan consists of two tranches; a $1.5 million tranche which became available to the Company upon the close of the loan agreement in October 2020 and was available to the Company to draw through March 31, 2021. The second tranche of $2.0 million becomes available to the Company through September 30, 2021, upon the Company’s successful achievement of a milestone related to the development of the Company’s surgical robot.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

6. DEBT (cont.)

The term loan is interest-only through September 30, 2021, at which time the company will make the first of 30 equal monthly payments of principal plus interest. Upon receipt of the second tranche, the interest-only window will be extended by six months to March 30, 2022, then followed by twenty-four equal monthly payments of principal plus interest. The term loan bears interest at a floating rate equal to the Prime Rate, but not less than a minimum rate of 3.25%. In addition, the final payment made at the earlier of the maturity of the loan or its termination is to include a deferred interest payment of 7.5% of the amount borrowed, resulting in a minimum annual rate of 5.98% to be paid to the lender. In the event the Company chooses to repay the term loan prior to the first anniversary of the term loan closing, a prepayment fee of 3% of the outstanding principal balance will apply. The prepayment fee is reduced to 2% if paid after the first anniversary date but before the second anniversary date and then is 1% thereafter. The prepayment fee does not apply if the Company and the bank agree to refinance the loan prior to maturity.

The loan has no financial covenants but does contain monthly reporting requirements and gives the lender a first priority lien on all Company assets. In March of 2021, the Company borrowed the first tranche of $1.5 million. As of June 30, 2021, $1.5 million was outstanding on the term loan.

Deferred Financing Costs

In connection with the term loan, the Company incurred $0.1 million in expenses, inclusive of the warrant expense, which are included in other long-term assets at December 31, 2020 and were then netted against the loan proceeds drawn at the end of March 2021. The Company is amortizing these costs over the life of the borrowing. In the three and six months ended June 30, 2021, $9 of capitalized costs was amortized to interest expense.

Common Stock Warrant

In connection with the term loan, the Company issued the lender a warrant to purchase 77,250 shares of common stock at a $1.34 per share. The common stock warrant will be exercisable for 10 years from the date of issuance, survive merger or acquisition (except all-cash and/or public stock acquisitions), and allow cashless exercise in whole or part. The fair value of the common stock warrant was $1.10 per share, and the Company recorded a total of $85 in deferred financing costs associated with the warrant issuances and are included in other long-term assets at December 31, 2020 and net of the term loan on the June 30, 2021 balance sheet.

Equipment Loans

In March 2019, the Company entered into two equipment loans with a vendor for the purchase of manufacturing machinery. The equipment loans had an aggregate principal balance of $185 at inception, with forty-eight equal monthly payments of principal and interest due beginning ninety days after taking possession of the machinery. The equipment loans are collateralized by the underlying machinery. As of June 30, 2021 and December 31, 2020, the aggregate outstanding principal balance of the equipment loans was $39 and $63, respectively, net of current portion of $47.

The following table represents the future payments required under the noncancellable equipment agreements:

Years Ended December 31,
2021, excluding the six months ended June 30, 2021	$25
2022	50
2023	17
Total future equipment payments	$92

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

7. COMMITMENTS AND CONTINGENCIES

The Company leases its office facility under a noncancelable operating lease agreements expiring in December of 2023 and February 2029. Rent expense for the three and six months ended June 30, 2021 was $415 and $528, respectively and for the three and six month periods ended June 30, 2020 was $108, and $227, respectively.

On January 25, 2021, the Company entered into a twelve-year lease agreement that commences on April 1, 2021 and ends on February 28, 2029. Rental payments due over the period of the lease total $9.7 million.

The following table presents the future minimum lease payments required under the Company’s noncancellable operating leases at June 30, 2021:

Years Ended December 31,
2021, excluding the six months ended June 30, 2021	$392
2022	1,397
2023	1,675
2024	1,334
2025	1,376
Thereafter	4,631
Total future minimum lease payments	$10,805

Legal Proceedings — From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.

8. INCOME TAXES

For the three and six month periods ended June 30, 2021 and the year ended December 31, 2020, the Company did not record a tax provision as the Company was in an overall loss position and maintains a full valuation allowance against its net deferred tax assets.

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT Authorized Shares

At June 30, 2021, the Company’s authorized shares consisted of 6,000,000 shares of Class A common stock, $0.0001 par value; and 32,402,876 shares of Class B common stock, $0.0001 par value; 21,572,285 shares of preferred stock, par value of $0.0001 per share; 5,075,585 of which are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 7,915,363 of which are designated as Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”), 3,043,029 of which are designated as Series A2 Convertible Preferred Stock (“Series A2 Preferred Stock”) and 5,538,308 of which are designated as Series A3 Convertible Preferred Stock (“Series A3 Preferred Stock”); (together the “Series Preferred Stock”).

At June 30, 2021, the Company has reserved 31,940,254 shares of its Class B common stock to provide for the conversion of the preferred stock, its Class A common stock and exercise of stock options.

Preferred Stock

During the year ended December 31, 2016, the Company issued 5,075,585 shares of Series A Preferred Stock at a purchase price of $1.2948 per share.

During the year ended December 31, 2018, the Company issued 7,915,363 shares of Series A1 Preferred Stock at a purchase price of $2.1174 per share.

During the year ended December 31, 2019, the Company issued 3,043,029 shares of Series A2 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $10.0 million.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT Authorized Shares (cont.)

During the year ended December 31, 2020, the Company issued 4,143,304 shares of Series A3 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $13.5 million.

The following table summarizes the details of the Convertible Preferred Stock authorized, issued and outstanding as of June 30, 2021 and December 31, 2020:

Convertible Preferred Stock Classes	June 30, 2021	December 31, 2020
Series A Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 5,075,585 shares, (liquidation preference of $6,572 at June 30, 2021 and December 31, 2020).	$6,477	$6,477
Series A1 Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 7,915,363 shares, (liquidation preference of $16,760 at June 30, 2021 and December 31, 2020).	16,678	16,678
Series A2 Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 3,043,029 shares, (liquidation preference of $10,000 at June 30, 2021 and December 31, 2020).	9,995	9,995
Series A3 Convertible Preferred Stock $0.0001 par value – 5,538,308 shares authorized, and 4,143,304 shares issued and outstanding, (liquidation preference of $13,616 at June 30, 2021 and no shares authorized, issued or outstanding at December 31, 2020).	13,520	13,520
Total	$46,670	$46,670

The following describes the rights and preferences of the Company’s Series Preferred Stock:

Voting — The holders of Series Preferred Stock vote together with all other classes and series of stock as a single class on an as-converted basis. Each share of Series Preferred Stock entitles the holder to such number of votes per share as shall equal the number of shares of common stock into which the share is then convertible. The holders of the Series A1 and A2 Preferred Stock, collectively, are entitled to elect two directors to the Company’s Board of Directors and holders of the Series A3 Preferred Stock are entitled to elect two directors to the Company’s Board of Directors.

Dividends — Dividends may be declared and paid on Series Preferred Stock from funds lawfully available as and when determined by the Company’s Board of Directors. Through June 30, 2021, no dividends have been declared.

Liquidation — Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series Preferred Stock are entitled to first be paid out of assets available for distribution, prior and in preference to any distribution to the holders of the Company’s common stock, the greater of (a) an amount equal to $1.2948 per share for Series A Preferred Stock, $2.1174 per share for Series A1 Preferred Stock, plus declared but unpaid dividends, $3.2862 per share for Series A2 Preferred Stock, plus declared but unpaid dividends, $3.2862 per share for Series A3 Preferred Stock, plus declared but unpaid dividends (b) an amount per share that would have been payable had all shares of the Series Preferred Stock been converted to shares of Class B common stock immediately prior to any liquidation, dissolution, or winding up of the Company.

Conversion — Each holder of Series Preferred Stock has the right, at their option at any time, to convert any such shares of Series Preferred Stock into fully paid and nonassessable shares of Class B common stock. The conversion ratio is determined by dividing the purchase price by the conversion price, which is equal to $1.29483, $2.11740, $3.28620 and $3.28620 per share for Series A, A1, A2 and A3 Preferred Stock, respectively. The conversion price is subject to change if certain dilutive events occur. Conversion is mandatory with an initial public offering of the Company’s common stock with a value of at least $40 million of gross proceeds to the Company or upon the election of greater than 50% of the holders of Series Preferred Stock.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT Authorized Shares (cont.)

Redemption — The Series Preferred Stock is not subject to mandatory or optional redemption other than in connection with a liquidation, dissolution, or winding-up of the Company.

Common Stock

Classes of Common Stock

Class A common stock receives 20 votes per share and converts into Class B at a one-to-one conversion rate per share. Class B common stock receives 1 vote per share.

Restricted Stock Agreements — In 2014, the Company issued 6,000,000 shares of Class A common stock to the initial founders of the Company at par and contained a repurchase right by the Company at the lesser of the original purchase price of $0.0001 per share of the then current fair value of the share, which lapsed over a four-year period. In 2016 and 2018 these shares were amended with respect to the lapse of the repurchase rights, such that beginning as of January 2018 60% percent of the shares were vested and the remaining shares vest over a thirty-six month period.

As of June 30, 2021 the Company has no shares of unvested common stock.

10. STOCK-BASED COMPENSATION

2014 Plan — In 2014, the Board of Directors approved the adoption of the 2014 Stock Incentive Plan (the “Plan”). The Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisors of the Company. Awards may be made under the Plan for up to 4,830,591 shares of Class B common stock. The Board of Directors administers the Plan and determines the exercise price of options, purchase price for restricted stock, the rates at which awards vest, and the other terms and conditions of the awards. Options and restricted stock generally vest 25% upon the first anniversary of the grant date and at the rate of 6.25% per quarter thereafter over a three-year period for employees or over the service period for nonemployees and expire 10 years from the date of grant.

The Company grants stock options to employees at exercise prices deemed by the Board of Directors to be equal to the fair value of the common stock at the time of grant. The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgement regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from a third-party valuation, the Company’s financial position and historical financial performance, the status of technological development within the Company’s proposed products, the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

10. STOCK-BASED COMPENSATION (cont.)

During the three and six months ended June 30, 2021, the Company granted options to purchase 89,000, and 1,148,758 shares, respectively of common stock, to employees and consultants with a fair value of $532 and $4,657, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Risk-free interest rate	1.11% – 1.13%	0.45% – 1.13%
Expected lives, in years	5.99 – 6.08	5.20 – 6.11
Dividend yield	—%	—%
Expected volatility	70.64% – 70.92%	69.66% – 71.02%
Fair value of Common Stock	$9.50	$6.26 – $9.50

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of employee and non-employee stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to calculate an expected life for employees. The Company does not pay a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies.

At June 30, 2021, the total gross unrecognized stock-based compensation expense related to unvested stock options aggregated $4,922. The costs remaining as of June 30, 2021 are expected to be recognized over a weighted-average period of 3.16.

Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the statements of operations as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$145	$60	$256	$133
Sales and marketing	21	0	36	(19)
General and administrative	203	21	333	44
Total	$369	$81	$625	$158

The Company plans to generally issue previously unissued shares of common stock for the exercise of stock options.

There were 776,458 shares available for award under the Plan at June 30, 2021.

The option activity of the Plan for the three and six months ended June 30, 2021, is as follows:

	Options	Exercise Price	Remaining Contractual Life (in Years)
Outstanding at January 1, 2021	2,695,482	$1.01	7.89
Granted	1,148,758	6.51	9.40
Exercised	(132,207)	0.84	3.86
Repurchased, cancelled, forfeited, or expired	(120,522)	2.39	—
Options vested and expected to vest at June 30, 2021	3,591,511	$2.73	8.07

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

10. STOCK-BASED COMPENSATION (cont.)

The weighted-average grant date fair value for options granted during the three and six months ended June 30, 2020 was $0.82 for both periods. The aggregate intrinsic value of options exercised during the three and six months ended June 30, 2020 was $0 for both periods.

The weighted-average grant date fair value for options granted during the three and six months ended June 30, 2021 was $5.97 and $4.05, respectively. The aggregate intrinsic value of options exercised during the three and six months ended June 30, 2021 was $31 and $65, respectively.

Common Stock Reserved for Future Issuance

As of June 30, 2021 and December 31, 2020, the Company has reserved the following shares of Common Stock for future issuance:

	As of
	June 30, 2021	December 31, 2020
Common Stock options outstanding	3,592	2,695
Shares available for issuance under the Plan	699	1,728
Warrants	77	77
Class A shares	6,000	6,000
Convertible Preferred Stock outstanding	20,177	20,177
Convertible Preferred Stock available	1,395	1,395
Total shares of authorized Common Stock reserved for future issuance	31,940	32,072

11. EMPLOYEE RETIREMENT PLAN

The Company maintains the Vicarious Surgical, Inc. 401(k) plan, under Section 401(k) of the Internal Revenue Code, covering all eligible employees. Employees of the Company may participate in the 401(k) Plan after three months of service and must be 21 years of age. The Company offers a company-funded matching contribution which totaled $93 and $168 for the three and six month periods ended June 30, 2021, respectively and $55 and $109 for the three and six month periods ended June 30, 2020, respectively.

12. NET LOSS PER SHARE

The Company computes basic loss per share using net loss attributable to Vicarious Surgical, Inc. common shareholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss	$(6,638)	$(3,047)	$(11,869)	$(5,750)
Denominator for basic and diluted net loss per share:
Weighted average shares	6,454,329	5,564,961	6,404,522	5,664,032
Net loss per share of Class A and Class B common stock – basic and diluted	$(1.03)	$(0.55)	$(1.85)	$(1.02)

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except for share and per share data)

12. NET LOSS PER SHARE (cont.)

For the three and six months ended June 30, 2021 and 2020 the effect of dilutive securities, including non-vested stock options, restricted stock awards, common stock warrants, and convertible preferred stock, was excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the periods and their inclusion would be antidilutive. Dilutive securities excluded were 23,846,042 for the three and six months ended June 30, 2021 and 18,008,068 shares for the three and six months ended June 30, 2020.

13. SUBSEQUENT EVENTS

Management has evaluated subsequent events occurring through September 23, 2021, the date that these financial statements were available to be issued and determined that other than the merger with D8 Holdings Corp, disclosed in Note 1, no additional subsequent events have occurred that would require recognition or disclosure in these financial statements other than those in this note.

* * * * * *

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Vicarious Surgical Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vicarious Surgical Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows, for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal controls over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 11, 2021

We have served as the Company’s auditor since 2020.

VICARIOUS SURGICAL INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2020 and 2019
(in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$16,867	$2,156
Short-term investments	—	13,324
Prepaid expenses and other current assets	258	255
Total current assets	17,125	15,735
Restricted cash	118	148
Property and equipment, net	445	482
Other long-term assets	100	—
Total assets	$17,788	$16,365

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$373	$203
Accrued expenses	394	314
Current portion of equipment loans	47	47
Deferred rent	58	58
Total current liabilities	872	622
Equipment loans, net of current portion	63	111
Total liabilities	935	733

Commitments and Contingencies (Note 7)

Convertible preferred stock (Note 9)	46,670	33,150

Stockholders’ deficit:
Class A Common stock, $0.0001 par value; 6,000,000 shares authorized, 5,934,026 and 5,142,361 issued and outstanding at December 31, 2020 and 2019, respectively	1	1
Class B Common stock, $0.0001 par value; 32,402,876 and 25,126,727 shares authorized; 330,415 and 197,938 shares issued and outstanding at December 31, 2020 and 2019	—	—
Additional paid-in capital	1,773	1,197
Accumulated deficit	(31,591)	(18,716)
Total stockholders’ deficit	(29,817)	(17,518)

Total liabilities, convertible preferred stock and stockholders’ deficit	$17,788	$16,365

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands except, per share data)

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development	$9,796	$7,479
Sales and marketing	861	250
General and administrative	2,328	2,054
Total operating expenses	12,985	9,783
Loss from operations	(12,985)	(9,783)
Other income (expense):
Interest income	113	471
Interest expense	(3)	(2)
Loss before income taxes	(12,875)	(9,314)
Provision for income taxes	—	—
Net loss	$(12,875)	$(9,314)
Net loss per Class A and Class B common share, basic and diluted	$(2.22)	$(1.89)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
STATEMENTS OF CONVERTIBLE PREFERRED STOCK, COMMON STOCK AND
STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except share data)

	Convertible Preferred Stock		Class A & B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2018	12,990,948	$23,155	4,471,028	$1	$831	$(9,402)	$(8,570)
Issuance of Series A-2 convertible preferred stock, net issuance cost of $5	3,043,029	9,995	—	—	—	—	—
Exercise of common stock options	—	—	77,605	—	30	—	30
Stock-based compensation	—	—	—	—	336	—	336
Vesting of restricted stock	—	—	791,666	—	—	—	—
Net loss	—	—	—	—	—	(9,314)	(9,314)
Balance, December 31, 2019	16,033,977	33,150	5,340,299	1	1,197	(18,716)	(17,518)
Series A-3 financing, Net Issuance Cost of $95	4,143,304	13,520	—	—	—	—	—
Exercise of common stock options	—	—	132,477	—	43	—	43
Stock-based compensation	—	—	—	—	448	—	448
Vesting of restricted stock	—	—	791,665	—	—	—	—
Issuance of common stock warrants	—	—	—	—	85	—	85
Net loss	—	—	—	—	—	(12,875)	(12,875)
Balance, December 31, 2020	20,177,281	$46,670	6,264,441	$1	$1,773	$(31,591)	$(29,817)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,875)	$(9,314)
Adjustments to reconcile net loss to net cash used in operating
Operating activities:
Depreciation	157	104
Stock-based compensation	448	336
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3)	(120)
Accounts payable	170	65
Accrued expenses	80	198
Deferred rent	—	20
Other noncurrent assets	(15)	—
Net cash used in operating activities	(12,038)	(8,711)
Cash flows from investing activities:
Purchases of property and equipment	(120)	(246)
Proceeds from short term investments	13,324	—
Purchases of short term investments	—	(1,600)
Net cash provided by/(used in) investing activities	13,204	(1,846)
Cash flows from financing activities:
Repayment of equipment loans	(48)	(27)
Proceeds from issuance of convertible preferred stock, net of issuance costs	13,520	9,995
Proceeds from exercise of stock options	43	30
Net cash provided by financing activities	13,515	9,998
Change in cash, cash equivalents and restricted cash	14,681	(559)
Cash, cash equivalents and restricted cash, beginning of year	2,304	2,863
Cash, cash equivalents and restricted cash, end of year	$16,985	$2,304

Reconciliation of restricted cash:
Cash and cash equivalents	16,867	2,156
Restricted cash	118	148
	$16,985	$2,304
Supplemental cash flow information:
Interest paid	$3	$2

Non-cash investing and financing activities:
Issuance of warrants recorded as deferred financing costs	$85	$—
Machinery acquired under equipment loans	$—	$185

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Vicarious Surgical Inc. (“Vicarious” or the “Company”) was incorporated in the state of Delaware on May 1, 2014, and is headquartered in Waltham, Massachusetts. The Company is currently developing its virtual reality surgical system using proprietary human-like surgical robots and virtual reality to transport surgeons inside the patient to perform minimally invasive surgical procedures.

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative US GAAP.

Going Concern

Since inception, the Company has incurred cumulative operating losses and negative cash flows from operations. These operating losses have resulted in an accumulated deficit of $31.6 million at December 31, 2020. The Company has been financed principally from the issuance of equity securities and debt. The Company’s ability to continue as a going concern is dependent upon the ability to raise additional debt or equity capital. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Risks to which the Company is exposed include uncertainties related to the ability to achieve a revenue-generating product; current and potential competitors with greater financial, technological, production, and marketing resources; dependence on key management personnel; and raising additional capital, as needed. We cannot conclude that it is probable that we will do so, and accordingly, this raises substantial doubt about our ability to continue as a going concern. To address the Company’s capital needs, the Company must continue to actively pursue additional equity or debt financing. The Company has been in ongoing discussions with potential investors with respect to such financing. Adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances, the Company’s operating results and prospects will be adversely affected.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods presented. Estimates are used for, but are not limited to, the Company’s ability to continue as a going concern, depreciation of property and equipment, the Company’s enterprise value, fair value of financial instruments, and contingencies. Actual results may differ from those estimates.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

US GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The framework provides a fair value hierarchy that prioritizes the inputs for the valuation techniques. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) and minimizes the use of unobservable inputs. The most observable inputs are used, when available. The three levels of the fair value hierarchy are described as follows:

Level 1 — Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived from, or corroborated by, observable market data by correlation or other means.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and Cash Equivalents

Cash and cash equivalents consist of checking accounts and money market funds. The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents.

Restricted Cash

The Company has an agreement to maintain a cash balance of $118 and $148 at December 31, 2020 and 2019, respectively as collateral for a letter of credit related to the Company’s lease. The balance is classified as long-term on the Company’s balance sheets as the lease period ends in December 2023.

Short-Term Investments

All of the Company’s investments, which consist of certificates of deposit, are classified as available for sale and are carried at fair value. There were no unrealized gains for the years ended December 31, 2020 and 2019. All investments mature within one year at December 31, 2019. The Company holds no investments at December 31, 2020.

Concentrations of Credit Risk and Off-Balance-Sheet Risk

The Company has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially expose the Company to concentrations of credit risk consist mainly of cash and cash equivalents. The Company maintains its cash and cash equivalents principally with accredited financial institutions of high-credit standing.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and Equipment

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in the determination of net loss. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

ESTIMATED USEFUL LIFE
Computer equipment and software	3 years
Manufacturing equipment	3 – 5 years
Furniture and fixtures	3 – 7 years
Leasehold improvements	lesser of useful life or remaining lease term

Impairment of Long-Lived Assets

The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. The Company does not believe that any events have occurred through December 31, 2020, that would indicate its long-lived assets are impaired.

Classification of Convertible Preferred Stock

The Company classifies convertible preferred stock outside of stockholders’ deficit on its balance sheets as the requirements of triggering a deemed liquidation event are not within the Company’s control. In the event of a deemed liquidation event, the proceeds from the event are distributed in accordance with liquidation preferences (Note 9). The Company adjusts the carrying value of the convertible preferred stock to its redemption values when it becomes probable a redemption event will occur.

Guarantees and Indemnifications

As permitted under Delaware law, the Company indemnifies its officers, directors, consultants and employees for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. Through December 31, 2020, the Company had not experienced any losses related to these indemnification obligations, and no claims were outstanding. The Company does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related liabilities have been established.

Research and Development

Research and development costs are expensed in the period incurred. Research and development costs include payroll and personnel expenses, consulting costs, software and webservices, legal, raw materials and allocated overhead such as depreciation and amortization, rent and utilities. Advance payments for goods and services to be used in future research and development activities are recorded as prepaid expenses and are expensed over the service period as the services are provided or when the goods are consumed.

Stock-Based Compensation

The Company accounts for all stock-based compensation, including stock options and warrants, at fair value and recognizes stock-based compensation expense for those equity awards, net of actual forfeitures, over the requisite service period, which is generally the vesting period of the respective award.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgment regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s proposed products, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

Income Taxes

The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that management believes that these assets are more likely than not to be realized in the future. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense.

Net Loss Per share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common stock. For purpose of this calculation, outstanding stock options, stock warrants and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share as their effect is anti-dilutive.

The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to be outstanding if their effect is anti-dilutive.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive Loss

There were no differences between net loss and comprehensive loss presented in the statements of operations for 2020 and 2019.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is made available for evaluation by the chief operating decision maker (“CODM’) in making decisions regarding resource allocation and assessing performance. The CODM is the Company’s chief executive officer. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular concentration is focused on the development of its virtual reality surgical system.

Emerging Growth Company Status

The Company is an “emerging growth company,” (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an EGC.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. The update requires lessees to recognize the liabilities related to all leases, including operating leases on the balance sheet. This update also requires lessees and lessors to disclose key information about their leasing transactions. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the impact of adopting ASU No. 2016-02 on the financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). ASU No. 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU No. 2016-13 within ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that ASU No. 2016-13 will have on the financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This update is effective for entities other than public business entities, including emerging growth companies that elected to defer

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

compliance with new or revised financial accounting standards until a company that is not an issuer is required to comply with such standards, for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact that ASU No. 2019-12 will have on the financial statements and related disclosures.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	Estimated Useful Lives	December 31,
		2020	2019
Machinery and equipment	3 to 5 years	$535	$509
Furniture and fixed assets	3 to 7 years	103	46
Computer hardware and software	3 years	67	30
Leasehold improvements	Lessor of lease term or asset life	24	24
Total property and equipment		729	609

Less accumulated depreciation		(284)	(127)

Property and equipment, net		$445	$482

Depreciation expense for the years ended December 31, 2020 and 2019 was $157 and $104, respectively. Machinery with a gross value of $232 was acquired for cash of $47 and equipment loans of $185 in 2019. This machinery had accumulated amortization of $39 and $97 at December 31, 2019 and 2020, respectively.

4. FAIR VALUE MEASUREMENTS

The following fair value hierarchy table presents information about the Company’s financial assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value:

	December 31, 2020
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$15,768	$—	$—	$15,768
Total assets	$15,768	$—	$—	$15,768
	December 31, 2019
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$1,758	$—	$—	$1,758
Certificates of deposit	—	13,324	—	13,324
Total assets	$1,758	$13,324	$—	$15,082

Money market funds and certificates of deposit are classified as cash and cash equivalents and short term investments, respectively.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes the Company’s components of accrued expenses and other current liabilities (in thousands):

	Year Ended December 31,
	2020	2019
Compensation and benefits related	$291	$233
Professional services and other	103	81
Accrued expenses	$394	$314

6. DEBT

Term Loan

In October 2020, the Company entered into a term loan that provides the Company with borrowings up to $3.5 million that becomes due on April 1, 2024. The loan consists of two tranches; a $1.5 million tranche which became available to the Company upon the close of the loan agreement in October 2020 and is available to the Company through March 31, 2021. The second tranche of $2.0 million becomes available to the Company through September 30, 2021, upon the Company’s successful achievement of a milestone related to the development of the Company’s surgical robot.

The term loan is interest-only through September 30, 2021, at which time the company will make the first of 30 equal monthly payments of principal plus interest. Upon receipt of the second tranche, the interest-only window will be extended by six months to March 30, 2022, then followed by twenty-four equal monthly payments of principal plus interest. The term loan bears interest at a floating rate equal to the Prime Rate, but not less than a minimum rate of 3.25%. In addition, the final payment made at the earlier of the maturity of the loan or its termination is to include a deferred interest payment of 7.5% of the amount borrowed, resulting in a minimum annual rate of 5.98% to be paid to the lender. In the event the Company chooses to repay the term loan prior to the first anniversary of the term loan closing, a prepayment fee of 3% of the outstanding principal balance will apply. The prepayment fee is reduced to 2% if paid after the first anniversary date but before the second anniversary date and then is 1% thereafter. The prepayment fee does not apply if the Company and the bank agree to refinance the loan prior to maturity.

The loan has no financial covenants but does contain monthly reporting requirements and gives the lender a first priority lien on all Company assets. There were no amounts outstanding on the term loan as of December 31, 2020. See note 14, Subsequent Events, regarding amounts drawn in 2021.

Deferred Financing Costs

In connection with the term loan, the Company incurred $0.1 million in expenses, which are included in other long-term assets at December 31, 2020. The Company will begin amortizing these costs over the life of the borrowing upon receipt of the initial tranche.

Common Stock Warrant

In connection with the term loan, the Company issued the lender a warrant to purchase 77,250 shares of common stock at a $1.34 per share. The common stock warrant will be exercisable for 10 years from the date of issuance, survive merger or acquisition (except all-cash and/or public stock acquisitions), and allow cashless exercise in whole or part. The fair value of the common stock warrant was $1.10 per share, and the Company recorded a total of $85 in deferred financing costs associated with the warrant issuances that are included in other long term assets on our balance sheet.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

6. DEBT (cont.)

Equipment Loans

In March 2019, the Company entered into two equipment loans with a vendor for the purchase of manufacturing machinery. The equipment loans had an aggregate principal balance of $185 at inception, with forty-eight equal monthly payments of principal and interest due beginning ninety days after taking possession of the machinery. The equipment loans are collateralized by the underlying machinery. As of December 31, 2020 and 2019, the aggregate outstanding principal balance of the equipment loans was $63 and $111, respectively, net of current portion of $47.

The following table represents the future payments, inclusive of $7 of interest, that is required under the noncancellable equipment agreements:

Years Ended December 31,
2021	$50
2022	50
2023	17
Total future equipment payments	$117

7. COMMITMENTS and CONTINGENCIES

The Company leases its office facility under a noncancellable operating lease agreement expiring in December of 2023. Rent expense for the years ended December 31, 2020 and 2019 was $447 and $443, respectively. See note 14, Subsequent Events, regarding a new office facility lease entered into during 2021.

The following table presents the future minimum lease payments required under this noncancellable operating lease at December 31, 2020:

Years Ended December 31,
2021	$418
2022	428
2023	436
Total future minimum lease payments	$1,282

Legal Proceedings — From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.

8. INCOME TAXES

The Company’s entire pretax loss for the years ended December 31, 2020 and 2019 was from its U.S. domestic operations.

The Company recorded a tax loss for the years ended December 31, 2020 and 2019. Therefore, the Company recorded no current or deferred income tax expense or benefit for the years ended December 31, 2020 and 2019.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

8. INCOME TAXES (cont.)

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2020	2019
Income at US Statutory Rate	21%	21%
State taxes, net of Federal benefit	6%	6%
Permanent differences	(1)%	(1)%
Tax credits	4%	6%
Change in valuation allowance	(30)%	(33)%
Other	0%	0%
	0%	0%

The Company’s deferred tax assets and (liabilities) are as follows

	Year Ended December 31,
	2020	2019
Deferred Tax Assets:
Net operating loss carryforwards	$7,602	$4,178
Tax credits	1,244	792
Share based compensation	23	8
Accruals and reserves	23	81
Depreciation and amortization	104	81
Total deferred tax assets before valuation allowance	8,996	5,140
Valuation allowance	(8,996)	(5,140)
Net deferred tax assets	$—	$—

As of December 31, 2020 and 2019 the Company is in a net deferred tax asset position. The deferred tax assets consist principally of net operating loss carryforwards and research and development tax credits. The future realization of the tax benefits from existing temporary differences and tax attributes, ultimately depends on the existence of sufficient taxable income. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of projected future taxable income, and tax planning strategies in making this assessment. After consideration of all available evidence, both positive and negative, the Company has determined that it was more likely than not that the Company would not recognize the benefits of its federal and state net deferred tax assets. Accordingly, the Company has a full valuation allowance against the deferred tax assets as of December 31, 2020 and 2019. The change in the valuation allowance for the years ended December 31, 2020 and 2019 was an increase of $3.9 million and $3.1 million, respectively.

The Company has incurred losses since inception that would generally be available to reduce future taxable income. As of December 31, 2020, the Company had U.S. federal net operating loss carryforwards of $27.8 million that expire at various dates from 2034 through 2037, and includes $25.0 million that have an unlimited carryforward period. As of December 31, 2020, the Company had state net operating loss carryforwards of $27.9 million that expire at various dates from 2035 through 2040.

As of December 31, 2020 and 2019, the Company had U.S. federal and state research and development tax credits of $0.6 million and $0.9 million, respectively, that generally expire at various dates through 2040.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

8. INCOME TAXES (cont.)

The future realization of the Company’s net operating loss carryforwards and other tax attributes may also be limited by the change in ownership rules under Code Section 382. Under Section 382 of the Code, if a corporation undergoes an “ownership change” (as defined in Section 382 of the Code), the corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset income may be limited. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes.

The Company files income tax returns in the U.S. federal jurisdiction and in any state and local jurisdiction in which it operates. The Company is subject to tax examination by various taxing authorities. The Company is not currently under examination and is not aware of any issues under review that could result in significant payments, accruals or material deviation from its tax positions. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state and local tax authorities to the extent utilized in a future period. As of December 31, 2020, the tax years from 2017 to present remain open to examination by relevant taxing jurisdictions to which the Company is subject. However, to the extent the Company utilizes net operating losses from years prior to 2017, the statute remains open to the extent of the net operating losses or other credits that are utilized.

The calculation and assessment of the Company’s tax exposures generally involve the uncertainties in the application of complex tax laws and regulations for federal, state and local jurisdictions. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation, on the basis of the technical merits. As of December 31, 2020, the Company has not recorded any liabilities related to uncertain tax positions in its financial statements. Similarly, the Company has not accrued any interest and penalties related to uncertain tax positions as of December 30, 2020. The Company recognizes accrued interest and penalties, if any, related to uncertain tax positions in tax expense in its financial statements.

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Authorized Shares

At December 31, 2020, the Company’s authorized shares consisted of 6,000,000 shares of Class A common stock, $0.0001 par value; and 32,402,876 shares of Class B common stock, $0.0001 par value; 21,572,285 shares of preferred stock, par value of $0.0001 per share; 5,075,585 of which are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 7,915,363 of which are designated as Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”), 3,043,029 of which are designated as Series A2 Convertible Preferred Stock (“Series A2 Preferred Stock”) and 5,538,308 of which are designated as Series A3 Convertible Preferred Stock (“Series A3 Preferred Stock”); (together the “Series Preferred Stock”).

At December 31, 2019, the Company’s authorized shares consisted of 6,000,000 shares of Class A common stock, $0.0001 par value; and 25,126,724 shares of Class B common stock, $0.0001 par value; 16,033,977 shares of preferred stock, par value of $0.0001 per share; 5,075,585 of which are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 7,915,363 of which are designated as Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”), and 3,043,029 of which are designated as Series A2 Convertible Preferred Stock (“Series A2 Preferred Stock”).

At December 31, 2020, the Company has reserved 32,072,461 shares of its Class B common stock to provide for the conversion of the preferred stock, its Class A common stock and exercise of stock options.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (cont.)

Preferred Stock

During the year ended December 31, 2016, the Company issued 5,075,585 shares of Series A Preferred Stock at a purchase price of $1.2948 per share.

During the year ended December 31, 2018, the Company issued 7,915,363 shares of Series A1 Preferred Stock at a purchase price of $2.1174 per share.

During the year ended December 31, 2019, the Company issued 3,043,029 shares of Series A2 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $10.0 million.

During the year ended December 31, 2020, the Company issued 4,143,304 shares of Series A3 Preferred Stock at a purchase price of $3.2862 per share for proceeds of $13.5 million.

The following table summarizes the details of the Convertible Preferred Stock authorized, issued and outstanding as of December 31, 2020 and 2019:

	Years Ended December 31,
Convertible Preferred Stock Classes	2020	2019
Series A Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 5,075,585 shares, (liquidation preference of $6,572 at December 31, 2020 and 2019).	$6,477	$6,477
Series A1 Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 7,915,363 shares, (liquidation preference of $16,760 at December 31, 2020 and 2019).	16,678	16,678
Series A2 Convertible Preferred Stock $0.0001 par value – authorized, issued and outstanding, 3,043,029 shares, (liquidation preference of $10,000 at December 31, 2020 and 2019).	9,995	9,995
Series A3 Convertible Preferred Stock $0.0001 par value – 5,538,308 shares authorized, and 4,143,304 shares issued and outstanding, (liquidation preference of $13,616 at December 31, 2020 and no shares authorized, issued or outstanding at December 31, 2019).	13,520	—
Total	$46,670	$33,150

The following describes the rights and preferences of the Company’s Series Preferred Stock:

Voting — The holders of Series Preferred Stock vote together with all other classes and series of stock as a single class on an as-converted basis. Each share of Series Preferred Stock entitles the holder to such number of votes per share as shall equal the number of shares of common stock into which the share is then convertible. The holders of the Series A1 and A2 Preferred Stock, collectively, are entitled to elect two directors to the Company’s Board of Directors and holders of the Series A3 Preferred Stock are entitled to elect two directors to the Company’s Board of Directors.

Dividends — Dividends may be declared and paid on Series Preferred Stock from funds lawfully available as and when determined by the Company’s Board of Directors. Through December 31, 2020, no dividends have been declared.

Liquidation — Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series Preferred Stock are entitled to first be paid out of assets available for distribution, prior and in preference to any distribution to the holders of the Company’s common stock, the greater of (a) an amount equal to $1.2948 per share for Series A Preferred Stock, $2.1174 per share for Series A1 Preferred Stock, plus declared but unpaid dividends, $3.2862 per share for Series A2 Preferred Stock, plus declared but unpaid

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

9. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (cont.)

dividends, $3.2862 per share for Series A3 Preferred Stock, plus declared but unpaid dividends (b) an amount per share that would have been payable had all shares of the Series Preferred Stock been converted to shares of Class B common stock immediately prior to any liquidation, dissolution, or winding up of the Company.

Conversion — Each holder of Series Preferred Stock has the right, at their option at any time, to convert any such shares of Series Preferred Stock into fully paid and nonassessable shares of Class B common stock. The conversion ratio is determined by dividing the purchase price by the conversion price, which is equal to $1.29483, $2.11740, $3.28620 and $3.28620 per share for Series A, A1, A2 and A3 Preferred Stock, respectively. The conversion price is subject to change if certain dilutive events occur. Conversion is mandatory with an initial public offering of the Company’s common stock with a value of at least $40 million of gross proceeds to the Company or upon the election of greater than 50% of the holders of Series Preferred Stock.

Redemption — The Series Preferred Stock is not subject to mandatory or optional redemption other than in connection with a liquidation, dissolution, or winding-up of the Company.

Common Stock

Classes of Common Stock

Class A common stock receives 20 votes per share and converts into Class B at a one to one conversion rate per share. Class B common stock receives 1 vote per share.

Restricted Stock Agreements — In 2014, the Company issued 6,000,000 shares of Class A common stock to the initial founders of the Company at par, and contained a repurchase right by the Company at the lesser of the original purchase price of $0.0001 per share of the then current fair value of the share, which lapsed over a four year period. In 2016 and 2018 these shares were amended with respect to the lapse of the repurchase rights, such that beginning as of January 2018 60% percent of the shares were vested and the remaining shares vest over a thirty-six month period.

The activity for common stock subject to vesting for the years ended December 31, 2020 and 2019, is as follows:

	Shares Subject to Vesting	Weighted Average Purchase Price
Balance of unvested shares – January 1, 2019	1,649,304	$0.0001
Vested	(791,665)	$0.0001
Balance of unvested shares – December 31, 2019	857,639	$0.0001
Vested	(791,665)	$0.0001
Balance of unvested shares – December 31, 2020	65,974	$0.0001

At December 31, 2020, the remaining weighted-average vesting period for the stock subject to vesting was 0.01 years. At December 31, 2020 and 2019, there were 5,934,026 and 5,142,361 shares of Class A Common Stock outstanding related to the founders.

10. Stock-based Compensation

2014 Plan — In 2014, the Board of Directors approved the adoption of the 2014 Stock Incentive Plan (the “Plan”). The Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisors of the Company. Awards may be made under the Plan for up to 4,830,591 shares of Class B common stock. The Board of Directors administers the

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

10. Stock-based Compensation (cont.)

Plan and determines the exercise price of options, purchase price for restricted stock, the rates at which awards vest, and the other terms and conditions of the awards. Options and restricted stock generally vest 25% upon the first anniversary of the grant date and at the rate of 6.25% per quarter thereafter over a three-year period for employees or over the service period for nonemployees and expire 10 years from the date of grant.

The Company grants stock options to employees at exercise prices deemed by the Board of Directors to be equal to the fair value of the common stock at the time of grant. The fair value of the Company’s stock options and warrants on the date of grant is determined by a Black-Scholes pricing model utilizing key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgement regarding future trends. The fair value of the Company’s common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from a third-party valuation, the Company’s financial position and historical financial performance, the status of technological development within the Company’s proposed products, the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others, as the Company’s common stock is not actively traded.

During the years ended December 31, 2020 and 2019, the Company granted options to purchase 1,035,615 and 1,188,093 shares, respectively of common stock, to employees and consultants with a fair value of $842 and $805, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:

	2020	2019
Risk-free interest rate	0.26% – 0.53%	1.44% – 1.87%
Expected lives, in years	5.00 – 6.08	5.07 – 6.13
Dividend yield	—%	—%
Expected volatility	67.45% – 70.36%	56.18% – 60.17%
Fair value of Common Stock	$1.34	$1.22

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of employee and non-employee stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to calculate an expected life for employees. The Company does not pay a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies.

At December 31, 2020 and 2019, the total gross unrecognized stock-based compensation expense related to unvested stock options aggregated $1,065 and $869, respectively. The costs remaining as of December 31, 2020 and 2019 are expected to be recognized over a weighted-average period of 3.18 and 3.03 years, respectively.

Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the statements of operations as follows:

	2020	2019
Research and development	$335	$220
Sales and marketing	(6)	31
General and administrative	119	86
Total	$448	$336

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

10. Stock-based Compensation (cont.)

The Company plans to generally issue previously unissued shares of common stock for the exercise of stock options.

There were 1,804,694 shares available for award under the Plan at December 31, 2020.

The option activity of the Plan for the years ended December 31, 2019 and 2020, are as follows:

	Options	Weighted-Average
		Exercise Price	Remaining Contractual Life (in Years)
Outstanding at January 1, 2019	1,407,669	$0.51	6.74
Granted	1,188,093	1.22	9.62
Exercised	(77,605)	0.39	5.57
Repurchased, cancelled, forfeited, or expired	(80,000)	0.73	—
Outstanding at January 1, 2020	2,438,157	$0.86	8.40
Granted	1,035,615	1.34	9.77
Exercised	(132,456)	0.32	3.07
Repurchased, cancelled, forfeited, or expired	(645,834)	1.10	—
Outstanding at December 31, 2020	2,695,482	$1.01	7.89
Options vested – December 31, 2020	1,178,984	$0.68	6.06
Options vested and expected to vest at December 31, 2020	2,695,482	$1.01	7.89

The weighted-average grant date fair value for options granted during 2020 and 2019 was $0.81 and $0.68, respectively. The aggregate intrinsic value of options exercised during the years ended December 31, 2020 and 2019, was $33 and $18, respectively.

Common Stock Reserved for Future Issuance

As of December 31, 2020 and 2019, the Company has reserved the following shares of Common Stock for future issuance:

	Year Ended December 31,
	2020	2019
Common Stock options outstanding	2,695	2,438
Shares available for issuance under the Plan	1,728	457
Warrants	77	—
Class A shares	6,000	6,000
Convertible Preferred Stock outstanding	20,177	16,034
Convertible Preferred Stock available	1,395	—
Total shares of authorized Common Stock reserved for future issuance	32,072	24,929

11. EMPLOYEE RETIREMENT PLAN

The Company maintains the Vicarious Surgical Inc. 401(k) plan, under Section 401(k) of the Code, covering all eligible employees. Employees of the Company must be at least 21 years of age and have three months of service with the Company to participate in the 401(k) Plan. The Company offers a company-funded matching contribution which totaled $223 and $157 for each of the years ended December 31, 2020 and 2019, respectively.

VICARIOUS SURGICAL INC.
NOTES TO FINANCIAL STATEMENTS
aS OF AND FOR THE YEARs ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except for share and per share data)

12. Net Loss Per Share

The Company computes basic loss per share using net loss attributable to Vicarious Surgical Inc. common shareholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	For the Year Ended December 31,
	2020	2019
Numerator for basic and diluted net loss per share:
Net loss	$(12,875)	$(9,314)
Denominator for basic and diluted net loss per share:
Weighted average shares	5,809,312	4,916,432
Net loss per Class A and Class B common share – basic and diluted	$(2.22)	$(1.89)

For the years ended December 31, 2020 and 2019 the effect of dilutive securities, including non-vested stock options, restricted stock awards, common stock warrants, and convertible preferred stock, was excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the periods and their inclusion would be antidilutive. Dilutive securities excluded were 22,950,013 and 18,472,134 shares for the years ended December 31, 2020 and 2019, respectively.

13. SUBSEQUENT EVENTS

On April 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D8 Holdings Corp (“D8”) to affect a business combination between D8 and the Company with the Company surviving the merger as a wholly owned subsidiary of D8. At the effective time of the Merger, each share of Vicarious Surgical Inc. Convertible Preferred Stock and each share of Vicarious Surgical Inc. Common Stock will be converted into the right to receive such number of shares of D8’s Class A Common Stock. The aggregate consideration for the transaction payable to Vicarious Surgical’s existing stockholders is capped at $1.0 billion. The consummation of the proposed transaction is subject to the receipt of the requisite approval of the stockholders of each D8 and Vicarious Surgical and the fulfillment of certain other closing conditions.

In March of 2021 the Company received proceeds of $1.5 million under its term loan.

On January 25, 2021, the Company entered into a new seven-year lease agreement that commences on April 1, 2021 and ends on February 28, 2029. Rental payments due over the period of the lease total $10.2 million.

Management has evaluated subsequent events occurring through June 11, 2021, the date that these financial statements were available to be issued and determined that no additional subsequent events have occurred that would require recognition or disclosure in these financial statements other than those in this note.

******

VICARIOUS SURGICAL INC.

Up to 124,141,216 Shares of Class A Common Stock
Up to 19,789,860 Shares of Class B Common Stock
Up to 10,400,000 Warrants

_____________________

PROSPECTUS

_____________________

October 22, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.